As filed with the Securities and Exchange Commission on February 16, 2021
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADVENT TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	83-0982969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
200 Clarendon Street
Boston, MA 02116
(857) 264-7035
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Vassilios Gregoriou
Chief Executive Officer
200 Clarendon Street
Boston, MA 02116
(857) 264-7035
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Carl P. Marcellino, Esq.
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
(212) 841-0623

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary offering:
Common stock, par value $0.0001 per share	26,392,355(2)	$11.50(3)	$303,512,083	$33,113(4)
Secondary offering:
Common stock, par value $0.0001 per share	23,210,601(5)	$15.11(6)	$350,712.18	$38,263(4)
Warrants to purchase shares of common stock	4,340,278(7)	$11.50(3)	$49,913,197	$5,446(4)
Total			$704,137,461	$76,822
(1)
This registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of common stock, par value $0.0001 per share (the “common stock”), and warrants to purchase common stock, of Advent Technologies Holdings, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents the issuance of common stock upon the exercise of an aggregate of up to (i) 22,052,077 warrants to purchase common stock at an exercise price of $11.50 per share that were issued by AMCI Acquisition Corp. (“AMCI”) in its initial public offering (the “public warrants”); (ii) 3,940,278 warrants to purchase common stock at an exercise price of $11.50 per share that were originally sold to AMCI Sponsor LLC (“Sponsor”) in a private placement consummated simultaneously with the AMCI’s initial public offering (the “placement warrants”) and (iii) 400,000 warrants to purchase common stock at an exercise price of $11.50 per share that were issued to the Sponor in connection with loans made by it to AMCI prior to the closing of the initial business combination (the “working capital warrants”, and together with the placement warrants and the public warrants, the “warrants”).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share of common stock.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(5)
Represents the resale of (i) 18,870,323 shares of common stock held by the selling securityholders; (ii) 3,940,278 shares of common stock underlying the placement warrants held by the selling securityholders and (iii) and 400,000 shares of common stock underlying the working capital warrants held by the selling securityholders.

(6)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of common stock is $15.11, which is the average of the high and low prices of the common stock on Nasdaq on February 11, 2021 (such date being within five business days of the date that this Registration Statement was filed with the SEC).

(7)	Represents an aggregate of 3,940,278 placement warrants and 400,000 working capital warrants registered for sale by the selling securityholders named in this Registration Statement.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2021

PRELIMINARY PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering Of
26,392,355 Shares of Common Stock

Secondary Offering of
23,210,601 Shares of Common Stock
4,340,278 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to an aggregate of (i) 22,052,077 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share (the “public warrants”) issued by AMCI Acquisition Corp. (“AMCI”) in its initial public offering; (ii) 3,940,278 shares of our common stock that may be issued upon exercise of placement warrants at an exercise price of $11.50 per share that were originally sold to AMCI Sponsor LLC (the “Sponsor”) in a private placement consummated simultaneously with AMCI’s IPO (the “placement warrants”); and (iii) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants at an exercise price of $11.50 per share that were issued to the Sponsor in connection with loans made by it to AMCI prior to the closing of the Business Combination (as defined below), (the “working capital warrants” and, together with the placement warrants and the public warrants, the “warrants”).

This prospectus also relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) up to an aggregate of 6,500,000 shares of our common stock that were issued to certain investors (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination; (ii) up to an aggregate of 12,370,323 shares of our common stock otherwise held by the Selling Securityholders; (iii) up to an aggregate of 3,940,278 shares of our common stock that may be issued upon exercise of the placement warrants held by the Selling Securityholders; (iv) up to an aggregate of 400,000 shares of our common stock that may be issued upon the exercise of the working capital warrants held by the Selling Securityholders and (v) up to an aggregate of 3,940,278 placement warrants and 400,000 working capital warrants held by the Selling Securityholders, as further described in this prospectus. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On February 11, 2021, the closing price of our common stock was $15.35 per share and the closing price of our warrants was $3.03 per share.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021.

TABLES OF CONTENTS

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders and their permitted transferees may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

We may use the shelf registration statement to issue up to an aggregate of 26,392,355 shares of our common stock that may be issued upon exercise of the public warrants, the placement warrants and the working capital warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 23,210,601 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the U.S.: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS

Unless the context otherwise requires, in this prospectus, references to “Advent”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Advent Technologies Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

“AMCI” means AMCI Acquisition Corp., a Delaware corporation, which was renamed “Advent Technologies Holdings, Inc.” in connection with the Closing.

“AMCI IPO” means AMCI’s initial public offering.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Closing” means the closing of the Business Combination.

“Combined Entity” means AMCI after giving effect to the Business Combination, including Advent and any other direct or indirect subsidiaries of AMCI.

“common stock” means the common stock, par value $0.0001 per share, of Advent Technologies Holdings, Inc. following the Business Combination; such common stock was previously designated Class A common stock of AMCI, and which includes any shares of Class B common stock of AMCI that was converted into Class A common stock in connection with the Closing pursuant to the amended and restated certification of AMCI prior to the Business Combination.

“DGCL” means the Delaware General Corporation Law, as amended.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“EY” means Ernst & Young (Hellas) Certified Auditors Accountants S.A., Advent’s independent auditor.

“Marcum” means Marcum LLP, AMCI’s independent auditor.

“Merger” means the merger of Merger Sub with and into Advent, with Advent continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 12, 2020 , and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, the Purchaser Representative, Advent Technologies Inc. and the Seller Representative.

“Merger Sub” means AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI.

“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneouly with the closing of the Business Combination.

“PIPE Investors” means the investors in the PIPE Investment.

“PIPE Subscription Agreements” means the subscription agreements, dated December 22, 2020, by and among AMCI and the investors named therein relating to the PIPE Investment.

“Placement Warrants” means 3,940,278 warrants to purchase shares of Class A common stock issued to Sponsor in the Private Placement, which, after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the AMCI IPO in which AMCI issued to the Sponsor the Placement Warrants.

“Public Warrants” means warrants underlying the Units issued in the AMCI IPO, which after the Business Combination, entitles the holder thereof to purchase one share of common stock for $11.50 per share.

“Purchaser Representative” means Sponsor in the capacity as the Purchaser Representative under the Merger Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Representative” means Vassilios Gregoriou in the capacity as the Seller Representative under the Merger Agreement.

“Sponsor” means AMCI Sponsor LLC.

“Units” means Units issued in the AMCI IPO, including any overallotment securities acquired by AMCI’s underwriters, consisting of one share of Class A common stock and one Public Warrant.

“Warrants” means any of the Placement Warrants, the Public Warrants and the Working Capital Warrants.

“Working Capital Warrants” means 400,000 warrants issued to the Sponsor in connection with its election to convert loans made by it to AMCI prior to the closing of AMCI’s initial business combination in accordance with the AMCI IPO prospectus at a price of $1.00 per warrant, which warrants are identical to the Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;
●	our ability to raise financing in the future;
●	our success in retaining or recruiting officers, key employees or directors;
●	factors relating to our business, operations and financial performance, including:
●	our ability to grow and manage growth profitably;
●	our ability to maintain relationships with customers;
●	compete within its industry; and
●	retain its key employees.
●
market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

●	future exchange and interest rates; and
●	other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. Advent’s core product offering is the Membrane Electrode Assembly (MEA) at the center of the fuel cell. The Advent MEA, which derives its key benefits from the properties of Advent’s engineered membrane technology, enables a more robust, longer-lasting and ultimately lower-cost fuel cell product.

To date, Advent’s principal operations have been developing and manufacturing MEAs, and designing fuel cell stacks and complete fuel cell systems, for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters in Boston, Massachusetts in the U.S., a product development function in Boston, Massachusetts in the U.S., and a MEA assembly and production facility in Patras, Greece.

The majority of Advent’s current revenues derive predominantly from the sale of MEAs, but also from the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets respectively. Whilst MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations in the U.S. and Greece and expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale up both its U.S. and Greece operations in order to handle substantial increases in MEA production volumes, and enable it to execute a range of product development programs that are designed to increase Advent’s overall product suite, improve the performance of its core MEA product and optimize its production operations to improve unit production costs.

Background

Advent Technologies Holdings, Inc., a Delaware corporation (the “Company”), was originally named AMCI Acquisition Corp. (“AMCI”), and was established as a special purpose acquisition company, which completed its initial public offering in November 2018. AMCI was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash.

On February 4, 2021, AMCI consummated the Business Combination pursuant to the terms of the Merger Agreement, including the merger of AMCI Merger Sub Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of AMCI (“Merger Sub”) with and into Advent Technologies Inc., with Advent Technologies Inc. continuing as the surviving corporation and as a wholly-owned subsidiary of AMCI, in accordance with the terms of the Agreement and Plan of Merger, dated October 12, 2020 , and amended on October 19, 2020 and amended again on December 31, 2020, by and among AMCI, Merger Sub, AMCI Sponsor LLC in its capacity as the Purchaser Representative, Advent Technologies Inc. and Vassilios Gregoriou in the capacity as the Seller Representative.

In connection with the Closing, AMCI changed its name to “Advent Technologies Holdings, Inc.” and each outstanding share of Class A common stock, including any shares of Class B common stock that were converted into shares of Class A common stock, were redesignated as common stock. We continued the listing of our common stock and public warrants on the Nasdaq Stock Market under the symbols “ADN” and “ADNWW”, respectively. Prior to the Closing, our Class A common stock, public warrants and units were listed on the Nasdaq Stock Market under the symbols “AMCI”, “AMCIW” and “AMCIU”.

The rights of holders of our common stock and warrants are governed by our second amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated November 15, 2018 by and between AMCI and Continental Stock Transfer & Trust Company, as warrant agent. See the sections entitled “Description of Securities” and “Selling Securityholders.”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2019 and 2018.

In addition, Advent intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.1 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.

These risk factors include, but are not limited to, the following:

●	We may be unable to adequately control the costs associated with our operations.

●
We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

●	If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells successfully.
●	We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.
●	Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.
●	If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.
●	Increases in costs, disruption of supply or shortage of raw materials could harm our business.
●	We are or may be subject to risks associated with strategic alliances or acquisitions.
●	We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.
●	We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.
●	The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.
●
We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

●	We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.
●	Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.
●	Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.
●
The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and may not be reflective of our operating results and financial condition.

●
Delaware law and our second amended and restated certificate of incorporation and bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

●
The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
●
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

●	We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrantholders.

Corporate Information

Our principal executive offices are located at 200 Clarendon Street, Boston, MA 02116. Our telephone number is (857) 264-7035, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering the issuance by us of up to 26,392,355 shares of our common stock that may be issued upon exercise of public warrants, placement warrants, and working capital warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (ii) up to 23,210,601 shares of our common stock and up to 4,340,278 placement warrants and working capital warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 12 of this prospectus.

Issuance of Common Stock

The following information is as of February 5, 2021 and does not give effect to issuances of our common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our common stock to be issued upon exercise of all public warrants, private warrants and working capital warrants	26,392,355 shares

Shares of our common stock outstanding prior to the exercise of all warrants	46,105,947 shares(1)

Use of proceeds
We will receive up to an aggregate of approximately $303,512,083 from the exercise of all public warrants, private placement warrants and working capital warrantsassuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.

Resale of Common Stock and Warrants

Shares of common stock offered by the Selling Securityholders (including 18,870,323 outstanding shares of common stock and 4,340,278 shares of common stock that may be issued upon exercise of warrants)
23,210,601 shares

Warrants offered by the Selling Securityholders (representing the placement warrants and the working capital warrants)	4,340,278 warrants

Exercise price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of proceeds
We will not receive any proceeds from the sale of the common stock and warrants to be offered by the Selling Securityholders. With respect to shares of common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities—Lock-up Agreements” for further discussion.

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.

(1)	The number of shares of common stock outstanding is based on 46,105,947 shares of common stock outstanding as of February 5, 2021 and does not include:
●	6,915,892 shares of common stock reserved for issuance for awards in accordance with the 2021 Equity Incentive Plan;
●
22,052,077 shares of common stock underlying the public warrants, 3,940,278 shares of common stock underlying the placement warrants and 400,000 shares of common stock underyling the working capital warrants.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The closing price of the common stock and warrants on February 11, 2021, was $15.35 and $3.03, respectively.

Holders

As of February 5, 2021, there were 43 holders of record of our common stock and 6 holders of record of our warrants.

Dividend Policy

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risk Factors Relating to Our Operations and Business

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and manufacturing our fuel cells and building Advent’s brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build Advent’s brand and market our fuel cells, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully market our fuel cells and other products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our fuel cells, our margins, profitability and prospects would be materially and adversely affected.

We may need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

The scale-up of production of our fuel cells, membranes and electrodes, together with the associated investment in our assembly line and product development activities, will consume capital. While we expect that we will have sufficient capital to fund our planned operations through to breakeven, we may need to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, and introduce new technologies. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected.

If we fail to manage our future growth effectively, we may not be able to market and sell our fuel cells successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. Our future expansion will include:

●	training new personnel;
●	forecasting production and revenue;
●	geographic expansion;
●	controlling expenses and investments in anticipation of expanded operations;
●	entry into new material contracts;
●	establishing or expanding design, production, licensing and sales; and
●	implementing and enhancing administrative infrastructure, systems and processes.

We intend to hire additional personnel, including design and production personnel. Because our technologies are different from traditional electric vehicle battery technology, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing and manufacturing hydrogen fuel cells is high, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our membrane and fuel cell production plant will consist of large-scale machinery combining many components. The production plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the production plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

Our future growth is dependent upon the market’s willingness to adopt our hydrogen-powered fuel cell and membrane technology.

Our growth is highly dependent upon the adoption by the automotive, aerospace, power and energy industries. If the market for our fuel cells and membranes does not develop at the rate or to the extent that we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel and energy storage systems is still new and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Factors that may influence the adoption of our fuel cell and membrane technology include:

●	perceptions about safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel or electric vehicles;
●	improvements in the fuel economy of internal combustion engines and battery powered vehicles;
●	the availability of service for alternative fuel vehicles;
●	volatility in the cost of energy, oil, gasoline and hydrogen;
●	government regulations and economic incentives promoting fuel efficiency, alternate forms of energy, and regulations banning internal combustion engines;
●	the availability of tax and other governmental incentives to sell hydrogen;
●	perceptions about and the actual cost of alternative fuel; and
●	macroeconomic factors.

Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

Any product recall in the future may result in adverse publicity, damage our brand and materially adversely affect our business, prospects, operating results and financial condition. In the future, we may voluntarily or involuntarily, initiate a recall if any of our fuel cells or membranes prove to be defective. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

If we are unable to attract and retain key employees and hire qualified management, technical and fuel cell and system engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

We have been, and may in the future be, adversely affected by the global COVID-19 pandemic.

We face various risks related to epidemics, pandemics, and other outbreaks, including the recent COVID-19 pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also impacted our potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of fuel cell manufacturers and suppliers.

Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Advent operates. For example, Advent’s research and development activities in Boston have been limited by the restrictions imposed on laboratory work in the U.S., with laboratories being run at approximately 25% occupancy, with the result that certain business development activities have moved more slowly. Additionally, in Patras, Greece, approximately half of the Company’s workforce have worked from home during the temporary lockdowns imposed by the Greek authorities, although these have largely been in support functions. These measures limit operations in our U.S. and Greece locations and have and may continue to adversely impact our employees, research and development activities and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.

The extent to which the COVID-19 pandemic continues to impact our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

Once we increase production, we may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials including precious group metals such as platinum; carbon black; polymer precursors, reactants, and solvents; as well as carbon cloth and carbon fiber paper. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect our business and operating results.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

Our fuel cells and membranes are subject to substantial regulation under international, federal, state, and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to alternative energy are currently evolving and we face risks associated with changes to these regulations, including but not limited to:

●	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline; and
●
increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

We face risks associated with our international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We have international operations in Greece that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our fuel cells and membranes and require significant management attention. These risks include:

●	difficulty in staffing and managing foreign operations;
●
foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the U.S., and foreign tax and other laws limiting our ability to repatriate funds to the U.S.;

●	fluctuations in foreign currency exchange rates and interest rates;
●	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;
●	foreign labor laws, regulations and restrictions;
●	changes in diplomatic and trade relationships;
●	political instability, natural disasters, war or events of terrorism; and
●	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, operating results and financial condition could be materially harmed.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of alternative energies or other reasons may result in the diminished competitiveness of the alternative fuel industry generally. This could materially and adversely affect the growth of the alternative fuel automotive markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production and alternative fuel vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply in the future. As a result, our business and prospects may be adversely affected.

We anticipate continuing to apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel vehicles and related technologies. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the U.S., state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop, license or sell our fuel cell and membrane technologies, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to fuel cells may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease development, sales, license or use of fuel cells or membranes that incorporate the asserted intellectual property;
●	pay substantial damages;
●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or
●	redesign one or more aspects or systems of our fuel cells or membranes.

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

We also plan to license patents and other intellectual property from third parties and we may face claims that our use of this in-licensed technology infringes the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications we submit may not result in the issuance of patents;
●	the scope of our issued patents may not be broad enough to protect our proprietary rights;
●	our issued patents may be challenged and/or invalidated by our competitors;
●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;
●	current and future competitors may circumvent our patents; and
●	our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and may not be reflective of our operating results and financial condition.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. The unaudited pro forma condensed combined financial information is subject to a number of assumptions, and does not take into account any synergies related to the proposed transaction. Further, our actual results and financial position may differ materially and adversely from the unaudited pro forma condensed combined financial data that is included in this prospectus. For further discussion, see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 25.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition, operating results, cash flows and prospects.

Risks Related to Ownership of Our Common Stock

Delaware law and our second amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our second amended and restated certificate of incorporation and our amended and restated bylaws, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors and therefore depress the trading price of our common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors or taking other corporate actions, including effecting changes in our management. Among other things, our second amended and restated certificate of incorporation and amended and restated bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;
●
the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, our directors and officers;
●
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the requirement that directors may only be removed from our board of directors for cause;
●
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

●
the requirement that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;
●
the requirement for the affirmative vote of holders of at least 65% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the second amended and restated certificate of incorporation or amended and restated bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●
the ability of our board of directors to amend the amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the amended and restated bylaws to facilitate an unsolicited takeover attempt; and

●
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of surviving entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we will be subject to provisions of Delaware law, including Section 203 of the DGCL, which may generally prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period of time unless certain conditions are met.

Any provision of the second amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

The second amended and restated certificate of incorporation designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of our stockholders to choose the judicial forum for disputes with us or our directors, officers, or employees.

The second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on its behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or the second amended and restated certificate of incorporation or the amended and restated bylaws or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The second amended and restated certificate of incorporation also provides that the federal district courts of the U.S. will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision is applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find the exclusive-forum provision be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to our business as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in oursecurities and subject us to additional trading restrictions.

Our securities are currently listed on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. In order to continue listing its securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of its securities (generally 300 public holders). Additionally, we are required to demonstrate compliance with Nasdaq’s listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4 per share and its stockholders’ equity would generally be required to be at least $5 million and we will be required to have a minimum of 300 public holders. We cannot assure you that we will be able to meet those initial listing requirements at all times.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;
●	reduced liquidity for its securities;
●
a determination that our common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our common stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our common stock at an attractive price due to a number of factors such as those listed in “Risks Related to Our Operations and Business” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;
●	results of operations that vary from our competitors;
●	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
●	declines in the market prices of stocks generally;
●	strategic actions by us or our competitors;
●	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
●	any significant change in our management;
●	changes in general economic or market conditions or trends in our industry or markets;
●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
●	future sales of our common stock or other securities;
●	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;
●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
●	the development and sustainability of an active trading market for our common stock;
●	actions by institutional or activist stockholders;
●	changes in accounting standards, policies, guidelines, interpretations or principles; and
●	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock at a price greater than what you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of the board of directors. The board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as the board of directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

Our stockholders may experience dilution in the future.

The percentage of shares of our common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to its directors, officers and employees, exercise of warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock or if our operating results do not meet their expectations, our common stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us or our business, the trading price for our common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

We currently have a total of 46,105,947 shares of our common stock outstanding. All shares currently held by public stockholders and all of the shares issued in the Business Combination to former Advent Technologies Inc. stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates.

In connection with the Merger, certain stockholders, who own 23,735,315 shares of our common stock, have agreed, subject to certain exceptions, not to dispose of or hedge any of their shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date, (ii) the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (iii) such date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the our stockholders having the right to exchange their shares of our common stock for cash, securities or other property. Similarly, the Sponsor along with its permitted transferees, who own a total of 5,513,019 shares of our common stock, agreed to a substantially identical lock-up in connection with the AMCI IPO (and its permitted transferees are subject to such lock-up with respect to the shares of common stock transferred to such permitted transferees). Additionally, the Sponsor, who currently, along with its permitted transferees, owns a total of 4,340,278 private placement warrants and working capital warrants following the Business Combination, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Closing continuing through the date that is 30 days after the Closing.

In addition, the shares of our common stock reserved for future issuance under the 2021 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lock-up agreements and other restrictions imposed by law. A total of 6,915,892 shares of common stock have been reserved for future issuance under the 2021 Equity Incentive Plan. We are expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to the 2021 Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover shares of our common stock.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

As a public company, we will become subject to additional laws, regulations and stock exchange listing standards, which will impose additional costs on us and may strain our resources and divert our management’s attention.

Prior to this offering, we operated on a private basis. After this offering, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of Nasdaq and other applicable securities laws and regulations. Compliance with these laws and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming or costly, which may strain our resources or divert management’s attention.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. We may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by us less attractive because we will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of oursecurities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous for warrantholders.

We will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the last reported sale price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the public warrants become redeemable by us, we may exercise our redemption right when the registration statement to which this prospectus forms a part comes into effect with respect to the shares of common stock underlying such warrants. Redemption of the outstanding public warrants could force you to: (1) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the placement warrants or working capital warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders (including shares of common stock underlying warrants) pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $303,512,083 from the exercise of all public warrants, placement warrants, and working capital warrants, assuming the exercise in full of all such warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the warrants for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future acquisitions. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus and, if not defined in the prospectus, the Proxy Statement / Prospectus.

On October 12, 2020 AMCI, Merger Sub and Advent, entered into the original Merger Agreement, pursuant to which Merger Sub merged with and into the Advent, effective as of February 4 2021, for an aggregate value equal to $250,000,000 minus the amount of the Closing Net Indebtedness, with each share of New Advent common stock valued for such purposes at $10.00. Advent survived the Business Combination as a wholly owned subsidiary of AMCI, and AMCI was renamed to “Advent Technologies Holdings, Inc.”

References to Merger Agreement are construed to refer to the Merger Agreement noted above as amended on October 19, 2020 to remove the requirement for AMCI to cash-out all outstanding Warrants and amended again on December 31, 2020 to (a) reduce the size of the board of directors of the Combined Entity following the Business Combination from nine members to seven members, (b) increase the amount of aggregate cash bonus payments to be made in connection with Closing from $2,955,208 to $4,995,202, and (c) amend certain terms of the form of employment agreement of Christos Kaskavelis.

The following unaudited pro forma condensed combined financial statements of AMCI present the combination of the financial information of AMCI and Advent adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of AMCI and the historical balance sheet of Advent on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of AMCI and Advent for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

●	the merger of Advent with and into Merger Sub, a wholly owned subsidiary of AMCI, with Advent surviving the merger as a wholly owned subsidiary of AMCI;
●	the redemption of 5,864,053 AMCI’s Class A common stock at a redemption price of $60 million, as a result of the voting for the amendment and extension of the certificate of incorporation of AMCI;
●
the redemption of 1,606 shares of AMCI’s Class A common stock at a price of approximately $10.30 per share, for an aggregate of $16,536, in connection with the consummation of the Business Combination;

●
the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at a purchase price of $10.00 per share, for an aggregate of $65 million, in the PIPE pursuant to the Subscription Agreement; and

●	the issuance and sale of 400,000 Working Capital Warrants at a price of $1.00 per Warrant.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on AMCI’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;
●
the (i) historical audited financial statements of AMCI as of and for the year ended December 31, 2019 and (ii) historical condensed unaudited financial statements of AMCI as of and for the nine month period ended September 30, 2020 and the related notes, in each case, incorporated by reference into this prospectus;

●
the (i) historical audited consolidated financial statements of Advent as of and for the year ended December 31, 2019 and (ii) historical condensed unaudited consolidated financial statements of Advent as of and for the nine month period ended September 30, 2020 and the related notes, in each case, incorporated by reference into this prospectus; and

●
other information relating to AMCI and Advent contained in the Proxy Statement / Prospectus, including the merger agreement and the description of certain terms thereof set forth under “The Business Combination”.

After giving effect to the redemption of the Class A public shares, Advent’s shareholders hold 25,033,398 shares of AMCI common stock immediately after the Closing, which approximates a 54% ownership level.

Stockholder	%	No. shares
Advent	54.3	25,033,398
Public	19.6	9,059,530
Sponsor	5.4	2,474,009
AMCI’s executive management	1.1%	485,000
Other AMCI holders	5.5	2,554,010
PIPE Investors	14.1	6,500,000
Total	100%	46,105,947

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination reflect that (i) there are no adjustments for the outstanding public, private placement or working capital warrants issued by AMCI; (ii) Advent’s Closing Net Indebtedness was ($334,359.63), computed as debt less cash and cash equivalents, immediately prior to the Closing; (iii) no awards were issued under the Equity Incentive Plan, and (iv) AMCI did not engage in any kind of equity financing prior to the Closing, other than the $65 million PIPE investment described above.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AMCI is treated as the acquired company and Advent is treated as the acquirer for financial statement reporting purposes. Advent has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Advent’s existing stockholders have the greatest voting interest in the Combined Entity with 54% voting interest;
●	the largest individual minority stockholder of the Combined Entity is an existing stockholder of Advent;
●	Advent’s appointed directors represent five out of seven board seats for the Combined Entity’s board of directors;
●	Advent selects all senior management (executives) of Combined Entity;
●	Advent’s senior management comprise the majority of the senior management of the Combined Entity; and
●	Advent operations are the only continuing operations of the Combined Entity.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of AMCI following the completion of the merger. The unaudited pro forma adjustments represent AMCI’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

	As of September 30, 2020				As of September 30, 2020
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro-Forma Combined
ASSETS
Current assets:
Cash	$109,940	$929,283	$134,138,419	A	$135,177,642
Inventories	—	107,350	—		107,350
Accounts receivable, net	—	209,845	—		209,845
Contract assets	—	128,608	—		128,608
Prepaid expenses	—	2,106	—		2,106
Other current assets	—	298,922	—		298,922
Prepaid Expenses and other current assets	25,722	—	—		25,722
Total current assets	135,662	1,676,114	134,138,419		135,950,195
Cash and investments held in Trust Account	153,781,268	—	(153,781,268)	B	—
Property and equipment	—	162,899	—		162,899
Other assets	—	130	—		130
Total Assets	$153,916,930	$1,839,143	$(19,642,849)		$136,113,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	57,810	—	(57,810)	C	—
Trade and other payables	—	363,261	—		363,261
Due to related parties	—	1,038,148	—		1,038,148
Accrued Expenses	10,903	—	(10,903)	C	—
Franchise tax payable	30,050	—	(30,050)	C	—
Income Tax payable	18,225	196,122	(18,225)	C	196,122
Promissory Note	2,330,304	—	(2,330,304)	C	—
Contract Liabilities	—	11,102	—		11,102
Other current liabilities	—	423,258	409,591	I, E	832,849
Deferred income from grants, current	—	177,221	—		177,221
Total current liabilities	2,447,292	2,209,112	(2,037,701)		2,618,703
Deferred underwriting fees	7,718,227	—	(7,718,227)	D	—
Provision for staff leave indemnities	—	32,967	32,967
Deferred income from grants, non -current		131,370	131,370
Other long term liabilities	—	18,733	18,733
Total liabilities	10,165,519	2,392,182	(9,755,928)		2,801,773
Commitments
Class A common stock subject to possible redemption	138,751,410	—	(138,751,410)	K	—
Stockholders Equity
Class A common stock	146	—	4,471	L	4,617
Class B common stock	551	—	(551)	N	—
Common Stock (Advent)	—	3,016	(3,016)	O	—
Preferred stock series A (Advent)	—	844	(844)	O	—
Preferred stock series seed (Advent)	—	2,096	(2,096)	O	—
Additional paid-in capital	2,490,372	10,534,202	141,913,000	O	154,937,574
Accumulated other comprehensive income	—	105,315			105,315
Retained earnings	2,508,932		(2,508,932)	Q	—
Accumulated Deficit (Advent)	—	(11,198,513)	(10,537,542)	R	(21,736,055)
Total stockholders Equity	5,000,001	(553,040)	128,864,489		133,311,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,916,930	$1,839,143	$(19,642,849)		$136,113,224

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER, 2020
(in thousands, except share and per share data)

	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$—	$526,032	$—		$526,032
Cost of revenues	—	(374,430)	—		(374,430)
Income from grants		159,182	—		159,182
Administrative and selling expenses	—	(1,636,449)	(1,113,036)	(CC)	(2,749,485)
Research and development	—	(81,273)	—		(81,273)
Operating Costs	(924,742)	—	90,000	(AA)	(834,742)
Franchise tax expense	(158,794)	—	—		(158,794)
Other operating expenses	—	(4,614)			(4,614)
Loss from operations	(1,083,536)	(1,411,553)	(1,023,036)		(3,518,125)
Other income – dividends and interest	832,809	—	(832,809)	(DD)	—
Finance costs	—	(4,749)	—		(4,749)
Foreign exchange differences, net	—	(26,584)	—		(26,584)
Other income	—	25,545	—		25,545
Other expenses		(697)			(697)
(Loss) Income before provision for income tax	(250,727)	(1,418,037)	(1,855,845)		(3,524,610)
Provision for income tax	(420,868)	—	420,868	(EE)	—
Net (loss) income	$(671,595)	$(1,418,037)	$(1,434,977)		$(3,524,610)
Weighted average number of common shares outstanding, basic and diluted	6,753,460				46,105,947
Basic and diluted net loss per share	$(0.13)				$(0.076)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2019
	AMCI (Historical)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$620,168	$—		$620,168
Cost of revenues	—	(397,393)	—		(397,393)
Income from grants	—	601,945	—		601,945
Research and development	—	(124,728)	—		(124,728)
Administrative and selling expenses	—	(863,573)	(1,305,000)	(CC)	(2,168,573)
Operating Costs	(439,017)		120,000	(AA)	(319,017)
Franchise tax expense	(257,540)	—	—		(257,540)
Other operating expenses	—	(10,156)	—		(10,156)
Loss from operations	(696,557)	(173,737)	(1,185,000)		(2,055,294)
Other income – dividends and interest	4,638,361	(4,638,361)		(DD)	—
Finance costs	—	(72,117)	—		(72,117)
Finance costs – Related Parties	—	(34,541)	—		(34,541)
Foreign exchange differences, net	11,883	11,883	11,883
Other income	—	568	—		568
Other expenses		(2,483)			(2,483)
(Loss) Income before provision for income tax	3,941,804	(270,427)	(5,823,361)		(2,151,984)
Provision for income tax	(1,068,915)	(87,827)	1,068,915	(EE)	(87,827)
Net (loss) income	2,872,889	(358,254)	(4,754,446)		(2,239,811)
Weighted average number of common shares outstanding, basic and diluted	6,695,864				46,105,947
Basic and diluted net loss per share	$(0.05)				$(0.049)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, AMCI is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Advent Technologies Inc. issuing stock for the net assets of AMCI, accompanied by a recapitalization. The net assets of AMCI are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	AMCI’s condensed unaudited balance sheet as of September 30, 2020 and the related notes incorporated by reference into this prospectus; and
●	Advent’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes incorporated by reference into this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	AMCI’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this proxy statement/ prospectus/ registration statement; and
●	Advent’s audited statement of operations for the year ended December 31, 2019 and the related notes included elsewhere in this proxy statement/ prospectus/ registration statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	AMCI’s condensed unaudited consolidated statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference into this prospectus; and
●	Advent’s unaudited interim condensed consolidated statement of operations for the nine months ended September 30, 2020 and the related notes incorporated by reference into this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Merger Agreement are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the merger based on information available to Management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AMCI and Advent.

2.	Accounting Policies and Reclassifications

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. AMCI and Advent Technologies Inc. have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:
Investment held in Trust Account	$93,359,737	(B)
Net proceeds from subscription agreement	65,000,000	(J)
Settlement of AMCI’s current liabilities	(2,447,292)	(C)
Payment of deferred underwriter fees	(7,718,227)	(D)
Payment of transaction costs for Advent	(3,785,206)	(E)
Payment of transaction costs for AMCI	(4,740,442)	(F)
Payment of unrecognized contingent liability	(234,948)	(G)
Transaction bonus payments	(4,995,202)	(H)
One time signing bonus to executives	(700,000)	(I)
Sponsor’s working capital loan	400,000	(S)
Total	$134,138,419	(A)
(B)
Reflects the reclassification of the remaining amount of $93,359,737 of cash and cash equivalents held in the Trust Account that becomes available following the merger, after giving effect to (i) the redemption of 5,864,053 AMCI’s Class A common stock at a redemption value of $60,404,995 resulted from the voting for the amendment and extension of AMCI’s incorporation certificate and (ii) the redemption of 1,606 shares of AMCI’s Class A common stock at a redemption value of $16,536 resulted in connection with the consummation of the Business Combination.

(C)
Reflects the repayment of AMCI’s current liabilities of $2,447,292, upon close of the Business Combination. Subsequent to September 30, 2020, AMCI drew an additional $35,344 from the promissory note, and as a result, the cash and current liabilities accounts each increase by $35,344; as part of the Business Combination the additional current liability will be repaid.

(D)	Reflects the payment of $7,718,227 of deferred underwriters’ fees incurred during the AMCI initial public offering due upon completion of the Business Combination.
(E)
Represents transaction costs incurred by Advent of approximately $3,785,206 for advisory, banking, printing, legal, and accounting fees that are not capitalized as a part of the merger. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $3,785,206 with a corresponding decrease in accumulated deficit of $3,494,797 and a decrease in other current liabilities of $290,409 related to the accrued costs. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(F)
Represents transaction costs and underwriting costs incurred by AMCI of approximately $4,740,442. These costs consist of $3,275,000 that were capitalized and offset against proceeds of the PIPE and $1,465,442 for advisory, banking, printing, legal and accounting fees that are not capitalized as part of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $4,368,925 with a corresponding decrease of $3,275,000 in additional paid in capital and $1,465,442 in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(G)
Reflects the payment of AMCI’s deferred unrecognized contingent liability of $234,948, payable at the consummation of the Business combination. The unaudited pro forma condensed combined balance sheet reflects this cost as a reduction of cash of $234,948 with a corresponding decrease of $234,948 in retained earnings. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(H)	Reflects Combined Entity’s Transaction Bonus Agreements with Advent’s management team for aggregate cash bonus payments of $4,995,202 payable in connection with the Closing.
(I)
Represents one time signing bonus of an aggregate amount of $ 1,400,000 to the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer and General Counsel of the Combined Entity, payable in two equal installments, with the first being payday following the Closing, and the second one payday following the first anniversary of the Closing. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $700,000 and an increase in other current liabilities of $700,000.

(J)
Reflects the proceeds of $65 million from the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at $10.00 per share pursuant to the subscription agreements entered on December 22, 2020 (($650 Class A common stock (L) and $64,999,350 at additional paid-in capital (O)).

(K)
Reflects the redemption of $60,404,995 of AMCI Class A common stock on October 16, 2020, the redemption of $16,536 of AMCI Class A common stock on February 2, 2021 and the reclassification of the remaining $78,329,879 of AMCI Class A common stock subject to possible redemption to permanent equity ($761 Class A common stock (L) and $78,329,118 at additional paid-in capital (O)).

(L)	Represents pro forma adjustments to the AMCI Class A common stock balance to reflect the following:
Reclassification of AMCI common stock subject to redemption	$761	(K)
Issuance of AMCI Class A common stock from subscription agreement	650	(J)
Recapitalization between Advent Common Stock and AMCI Common Stock	2,509	(M)
Conversion of AMCI’s Class B common stock to Class A common stock	551	(N)
	$4,471	(L)
(M)	Represents recapitalization of common shares between Advent common stock and AMCI common stock.
(N)	Reflects the reclassification of AMCI’s Class B common stock to Class A common stock on Closing.

(O)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:
Reclassification of AMCI Class A common stock subject to redemption	$78,329,118	(K)
Issuance of AMCI Class A common stock from subscription agreement	64,999,350	(J)
Payment of estimated underwriting fees for the private placement	(3,275,000)	(F)
Recapitalization between Advent Common Stock and AMCI Common Stock	$(2,509)	(M)
Recognition of Advent’s unrecognized share-based compensation cost	$456,085	(P)
Advent’s equity reclassification adjustment	$5,956
	$141,913,000	(O)
(P)
Represents the recognition of Advent’s unrecognized compensation cost related to non-vested share-based compensation arrangements of the Stock Grant Programs that become fully vested on the Business Combination.

(Q)
Elimination of AMCI’s historical retained earnings after recording (i) the transaction costs to be incurred by AMCI as described in note 3(F), (ii) the unrecognized contingent liability of AMCI as described in note 3(G), and (iii) issuance and sale of Working Capital Warrants as described in note 3(S).

(R)	Represents pro forma adjustments to Accumulated Deficit balance to reflect the following:
Payment of Advent’s transaction costs	$(3,494,797)	(E)
Transaction bonus payments	(4,995,202)	(H)
One time signing bonus to executives	(1,400,000)	(I)
Recognition of Advent’s unrecognized share-based compensation cost	(456,085)	(P)
Elimination of AMCI retained earnings after adjustments	(191,458)	(Q)
Total	(10,537,542)	(R)
(S)
On November 20, 2020, AMCI issued a promissory note to the Sponsor in the principal amount of up to $1,000,000 as a working capital loan and borrowed $400,000 on such working capital loan. On the Business Combination the additional current liability was repaid through issuance and sale of 400,000, Working Capital Warrants at a price of $1.00 per Warrant. As a result, the cash was increased by $400,000, APIC increased by $ 1,400,000 and retained earnings decreased by $1 million (assuming the market value of $3.50 per warrant on the Business Combination date).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

(AA)	Represents pro forma adjustments to operating costs:
	Year Ended December 31, 2019		Nine months ended September 30, 2020
Elimination of historical expenses related to AMCI’s office space and related support services	$(120,000)	(BB)	$(90,000)	(BB)
Total	$(120,000)	(AA)	$(90,000)	(AA)
(BB)
Represents pro forma adjustment to eliminate historical expenses related to AMCI Acquisition Corp office space and general administrative services pursuant to the Administrative Service Agreement terminated on the Business Combination.

(CC)
Represents pro forma adjustment to reflect the new compensation arrangements with five key executives of the Combined Entity (Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Technology Officer, Chief Operating Officer and General Counsel and Business Development Representative) in connection with the Business Combination based on the Employment Agreements or Term Sheets entered into on the date of the Merger Agreement, resulting in an aggregate $1,305,000 increase in the annual compensation for these executives from their previous compensation and in an aggregate $1,113,036 increase in the compensation of these executives from their compensation during the nine-month period ended September 30, 2020, which are reflected in the pro forma statements of operations.

(DD)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account:
	Year Ended December 31, 2019		Nine months ended September 30, 2020
Adjustment to eliminate investment income	(4,638,361)		(832,809)
	(4,638,361)	(DD)	(832,809)	(DD)
(EE)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 24% (which is capped to the historical income tax expense incurred by AMCI).

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the merger agreement is being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the merger have been outstanding for the entire periods presented.

	Year Ended December 31, 2019	Nine Months Ended September 30, 2020
Pro forma net loss	$(2,239,811)	$(3,524,610)
Basic weighted average shares outstanding	46,105,947	46,105,947
Net loss per share—basic and diluted(1)	$(0.049)	$(0.076)
(1)
For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and the private placement are converted to Class A common stock of AMCI. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

BUSINESS

The following discussion reflects the business of Advent. References to “Advent”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Advent Technologies Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

Advent’s mission is to become the leading provider of high-temperature proton exchange membranes (“HT-PEM”) and HT-PEM based membrane electrode assemblies (“MEA”), which are critical components used in fuel cells, and other electrochemistry applications such as electrolyzers, flow batteries, and IoT sensors.

Advent’s principal focus is on the fuel cell market, and the Company plans to use its products and technology to address pressing global climate needs. In order to meet the targets established in the Paris Climate Accord, which seek to mitigate climate change and maintain global temperature less than 1.5-2.0°C above pre-industrial levels, the global community will need to hasten adoption of technologies that reduce or eliminate emissions of carbon-dioxide and other greenhouse gasses (“GHG”). Advent believes it is clear that fuel cells will be a key component of the future energy generation platform given that:

●
Fuel cells generate electricity from hydrogen-based fuels, thereby substantially reducing, if not virtually eliminating, emissions of carbon-dioxide and other pollutants generated by the combustion process in Internal Combustion Engines (“ICE”).

●
Fuel cells utilize fuels with extremely high energy density relative to lithium-ion batteries and other battery technology (according to ARPA-E, hydrogen contains 33,304 Wh/kg while lithium-ion batteries carry only about 240Wh/kg). This makes fuel cells an ideal technology for transportation and off-grid energy generation applications where battery technology faces limitations with lifespan, weight and recharge time.

Within the fuel cell market, Advent’s products have significant advantages relative to its competitors which are focused on low-temperature proton exchange membrane (“LT-PEM”). These advantages will help Advent unlock the fuel cell market and drive wide-spread commercial adoption of fuel cells. The benefits of Advent’s HT-PEMs relative to LT-PEMs include:

●	Advent has developed its products under the principle of “Any Fuel, Anywhere,” which can be distilled into the two components:
○
Any Fuel: While LT-PEMs require high-purity hydrogen to operate, HT-PEMs can utilize low cost and abundant hydrogen-carrier fuels, including methanol, natural gas, ammonia, and renewable biofuels. The infrastructure required for a high-purity hydrogen economy is immense, estimated at approximately $15 trillion dollars globally, based on an extrapolation of Joule published market study of high-purity hydrogen infrastructure in China. In contrast, many of the hydrogen-carrier fuels can use existing or in-development infrastructure.

○
Anywhere: Advent’s HT-PEMs have the ability to operate in virtually any practical conditions, including a wide range of external temperatures (-20[o]C to +55[o]C) and in humid or polluted environments. LT-PEMs, on the other hand, struggle in the heat and can be damaged by dry climates or pollution. The relative durability of Advent’s products in a range of environments also provides a longer life of operation relative to LT-PEMs.

●
Advent’s HT-PEM technology significantly reduces the balance of plant (“BoP”) requirements of a fuel cell system. This means that fuel cells using Advent’s HT-PEM have simplified requirements for supporting components and auxiliary systems, which reduces cost and increases application range for the end-user. It does this through two methods:

○
HT-PEM fuel cells operate at high temperatures (today between 160°C and 220°C, tomorrow 80°C to 230°C). Therefore the temperature differential between a HT-PEM fuel cell and the outside environment is large. As a result, only a small radiator, similar or smaller than the radiator in an ICE vehicle, is needed to transfer heat away from the fuel cell. Conversely, because LT-PEM fuel cells run relatively cooler, a significantly larger radiator is be required to effectively maintain temperatures at ideal operating conditions for a LT-PEM under certain conditions.

○	HT-PEM fuel cells use phosphoric acid as an electrolyte rather than water-assisted membranes; thus they reduce the need for water balance and other compensating engineering systems.

Based on the several critical advantages offered by Advent’s HT-PEM over batteries and LT-PEM technology, Advent expects to be highly competitive in numerous applications. In particular, Advent’s HT-PEMs and MEAs are well-suited to electric vehicles, aviation, off-grid applications, and electrochemical gas sensors:

●
Electric vehicles: By continuously charging electric vehicles’ batteries through the conversion of high-purity hydrogen or hydrogen-carrier fuels into electricity, Advent’s fuel cells solve the range and recharge issue that electric vehicles face, especially heavy-duty and commercial vehicles. Because Advent’s fuel cells can use hydrogen-carrier fuels such as natural gas, methanol, biofuels, and others, fuels that are of growing in importance in China, India, and Western Europe, Advent’s technology will be critical in accelerating the mass adoption of electric vehicles and the shift away from internal combustion engines (ICEs). Advent believes that existing battery and LT-PEM technology is unable to meet the needs of automotive OEMs, which require long-range, heavy payloads, fast refill times, and the ability to operate in diverse environments. For example, because LT-PEM technology operates at low temperatures, LT-PEM fuel cells are unable to operate in hot environments (such as Nevada) because the radiator required to cool the MEA to the appropriate temperature range would be too large. The use of battery-only technology will result ininsufficient power capacity as well as a significant reduction in cargo capacity.

●
Aviation: Advent’s fuel cells promise much longer range (autonomy) and better utilization (through faster time to refill and greater payload) for commercial drones, eVTOLs, and auxiliary power. Existing commercial drones based on battery technology have limited flight time given the power limitations, while high-purity hydrogen required by LT-PEM is considered unsafe for commercial use. Advent’s HT-PEM provides sufficient range using safer liquid fuels. Advent expects drone prototypes based on Advent technology by 2022.

●
Off-grid and portable power generation: Because Advent’s fuel cells can use easily transportable and readily available liquid fuels, such as methanol, Advent can provide efficient, clean power generation at a low operating cost in any environment. This is particularly important in areas that aren’t fully connected to the electric grid, such as remote areas in China, where installing off-grid power generators supports electricity generation that can then be used to recharge electric vehicles or to satisfy other power needs.

●
Electrochemical gas sensors: HT-PEM is the only material that has been demonstrated to withstand demanding manufacturing conditions required for producing miniaturized gas sensors, including the heat of a soldering line. These sensors have potential uses in air quality, medical, and food quality applications.

Hydrogen
Competition
LT-PEM
H2
H2
Requires 99.99% pure hydrogen
Infrastructure Cost 100x higher
Electric Vehicles
Fuel Cell
Off-Grid Power
Advent MEA Inside
Now: Multi-fuel
Infrastructure available now; can deploy Immediately
Advent
Aviation: Drones, eVTOLs
Marine
Future: eFuels
zero-emissions
hydrogen based liquid fuels
Hydrogen, (green) methanol, natural gas, biofuels, ammonia
Compressed Hydrogen is problematic for aviation, marine, and off-grid

Advent holds over 50 international patents, the vast majority in membranes, electrodes, and membrane-electrode assemblies, which support its product offerings. Currently, those product offerings include two existing membrane technologies including “TPS®”, which Advent has exclusive rights to use and was obtained through patents filed by the founders and technical staff, and “PBI” technology licensed from BASF, for which Advent is a selective licensee, which provides exclusive rights for commercial sale of MEAs using this technology. Leveraging its membrane technologies, Advent also develops lightweight stacks through advances in bipolar plate materials, which supports water-cooled systems, resulting in a simpler and more compact BOP (balance-of-plant) design.

Advent was awarded the exclusive rights to commercialize the next-generation HT-PEM materials technology from the US Department of Energy (“DoE) L’Innovator Program that also includes rights to a portfolio of patents supporting this advanced technology. Advent was selected through a highly competitive bidding process due to the management team’s track record in taking laboratory inventions and processes through to a fully scaled and manufactured product. Advent expects that this technology will reduce production costs of its MEAs significantly through a 3-fold increase in power output per unit area of membrane, and will provide longer operating lifetime and a wider temperature operating range as well as lower platinum content. All of these advantages will enable Advent to reduce the cost to end-users and encourage broad market adoption. Advent anticipates commercialization and mass manufacture of this product by 2022.

Advent’s products and technology are currently being used in the marketplace to generate electricity for commercial applications, and Advent is developing partnerships with Tier 1 suppliers, OEMs, and system integrators to drive further commercial adoption and use in an increasing number of applications and end markets. To date, over 300,000 TPS and PBI MEAs have been sold for use in defense, micro combined heat and power (uCHP) systems, battery range extenders for FC-battery hybrid vehicles, remote power for telecom and auxiliary power in remote locations, demonstrating strong early-stage adoption of Advent’s existing product line. Advent becomes deeply embedded and forms long-term partnerships with its customers because it solves critical challenges (fuel-flexibility, durability, range and recharge time). Advent believes this provides predictable, recurring revenue, which will drive the long-term growth of its business.

As Advent’s business model ramps up to mass-production and full-scale commercialization, Advent plans to pursue a revenue model that includes engineering fees, MEA sales and licensing fees through the life of product development. Advent’s customer relationship is split into two phases: 1) partner with OEMs to co-develop customized fuel cell systems based on Advent’s MEAs, for which the Company earns engineering and licensing fees, and 2) produce and sell proprietary MEAs directly to OEMs while earning licensing fees on fuel cells produced by customers using Advent’s technology. Advent managment expects the high-margin licensing fee to become a larger component of its revenue mix over time as the company’s customers scale to mass manufacturing of fuel cells and other products.

Advent was founded and is managed by a team of world-class electrochemists, material scientists, and fuel-cell specialists with significant industry and manufacturing expertise. The Company has received numerous R&D funds from the US Department of Energy and the European Union and is considered a pioneer with multi-year experience in clean energy technology innovation. The Company is headquartered in Boston, Massachusetts, U.S., has a product development function in Boston, Massachusetts, U.S., and also has a production facility in Patras, Greece. The Company will utilize existing US-based toll-manufacturing for the membrane and electrode production and can scale up its production level without significant capital expenditures. The company’s Patras, Greece based production of membranes, electrodes and MEAs will benefit from labor cost and skill availability advantages.

Advent has identified the following development initiatives. These represent a sample of the most important product development initiatives that Advent intends to pursue over the next several years.

Summary of Timing and Cost of Development Programs

Program[1]	Total (2021 - 2025)
New Production Equipment & Warehousing	$52.7m
US facility expansion	$8.9m
Advanced DOE MEA Cost	$8.0m
Current MEA	$0.7m
MEA for flight	$1.0m
MEA assembly automation	$12.2m
Aeronautical Stacks	$10.3m
Robotic Stack Assembly	$9.8m
System Assembly Line	$42.8m
Printable electronics	$7.0m
Total	$153.4m

Near-term Funding Requirements ($88.5m)

G&A, Working Capital & Other (2021-2022), $19.0m
Product Development 2021-2023 Capex, $23.0m
Business Development & Marketing (2021-2022), $8.4m
Investment in Manufacturing 2021-2023, $10.6m
Product Development 2021-2023 Opex (Headcount), $27.5m

Intellectual Property

Our intellectual property portfolio covers among other things: membranes, electrodes, and membraneelectrode assemblies. In general, our employees are party to agreements providing that all inventions, whether patented or not, made or conceived while being our employee, which are related to or result from work or research that we perform, will remain our sole and exclusive property.

We have a total of 50 issued international patents and at the close of 2020, we had 6 patent applications pending. Additionally, we have 1 trademark registered with the USPTO.

Competition

The market for alternative fuel and energy storage systems is still new and is characterized by wellestablished battery and LT-PEM products. We believe the principal competitive factors in the markets in which we operate include, but are not limited to, the size, weight, lifetime, durability and total cost of ownership of these systems to the end user. Advent believes that our HT-PEM competes with these technologies across a number of new and existing applications in the alternative fuel market, especially in the realm of fuel flexibility and heat management.

Employees

We have 51 employees, 42 of whom are full-time and another 9 of whom are part-time employees. We also occasionally rely on independent contractors to support our operations. None of our employees are represented by a labor organization or are a party to any collective bargaining arrangement.

Property

The Company leases approximately 3,429 square feet of offices located in Patras, Greece. The leases are set to expire on December 31, 2028. The Company entered into a lease dated February 5, 2021 for 6,041 square feet of office space at 200 Clarendon Street, Boston, MA 02116 as the Company’s executive offices. The term of the lease is five years (unless sooner terminated as provided in the lease agreement).

Legal Proceedings

We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedingsmay involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

On December 17, 2020, a purported shareholder class action complaint was filed by Dillon Frey against AMCI in the Supreme Court of the State of New York, County of New York, alleging that the proposed Business Combination with Advent is both procedurally and substantively unfair and seeking to maintain the action as a class action and enjoin the Business Combination, among other things, without stating a specific amount of damages. The complaint does not provide detail as to how the proposed Business Combination is unfair, either procedurally or substantively, and we believe it has no merit. On February 10, 2021, a notice of voluntary discontinuance of the complaint was filed in the Supreme Court of the State of New York, County of New York.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis provides information which Advent’s management believes is relevant to an assessment and understanding of Advent’s consolidated results of operations and financial condition. The discussion should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with our pro forma financial information as of December 31, 2019, for the year ended December 31, 2019 and for the period ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this propsectus. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our”, and “the Company” are intended to mean the business and operations of Advent Technologies, Inc., a Delaware corporation, prior to the Closing and Advent Technologies Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing.

Our Business

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures and assembles the critical components that determine the performance of hydrogen fuel cells and other energy systems. Advent’s core product offering is the Membrane Electrode Assembly (MEA) at the center of the fuel cell. The Advent MEA, which derives its key benefits from the properties of Advent’s engineered membrane technology, enables a more robust, longer-lasting and ultimately lower-cost fuel cell product.

To date, Advent’s principal operations have been developing and manufacturing MEAs, and designing fuel cell stacks and complete fuel cell systems, for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters in Boston, Massachusetts in the U.S., a product development function in Boston, Massachusetts in the U.S., and a MEA assembly and production facility in Patras, Greece. The majority of Advent’s current revenues derive predominantly from the sale of MEAs, but also from the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets respectively. Whilst MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations in the U.S. and Greece and expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale up both its U.S. and Greece operations in order to handle substantial increases in MEA production volumes, and enable it to execute a range of product development programs that are designed to increase Advent’s overall product suite, improve the performance of its core MEA product and optimize its production operations to improve unit production costs.

To date, Advent has financed its operations through internal cashflows, grant income and private placements of equity and convertible notes. In the year ended December 31, 2019, Advent generated revenue from product sales of approximately $0.6 million and incurred a net loss of approximately $0.4 million. The total Revenue, net and Income from grants for the year ended December 31, 2019, was approximately $1.2 million. During the year ended December 31, 2019, Advent received proceeds from equity issuance of approximately $1.3 million and expended approximately $0.2 million in operating cashflow, resulting in a period end cash balance of approximately $1.2 million as of December 31, 2019.

Business Combination and Public Company Costs

On October 12, 2020, Advent Technologies, Inc. entered into the Merger Agreement with AMCI, Merger Sub, the Purchaser Representative and the Seller Representative (which Merger Agreement was subsequently amended on October 19, 2020 and amended again on December 31, 2020), pursuant to which, effective February 4, 2021, Merger Sub merged with and into Advent Technologies Inc., with Advent Technologies Inc. surviving the Merger as a wholly-owned subsidiary of AMCI. Advent Technologies Inc. is deemed the accounting predecessor and the combined entityis the successor registrant with the SEC, meaning that Advent Technologies Inc.’s financial statements for previous periods will be disclosed in the registrant’s current and future periodic reports filed with the SEC.

While the legal acquirer in the Merger Agreement is AMCI, for financial accounting and reporting purposes under GAAP, we have determined that Advent is the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Advent in many respects. Under this method of accounting, AMCI is treated as the acquired entity whereby Advent is deemed to have issued common stock for the net assets and equity of AMCI, consisting mainly of cash, accompanied by a simultaneous equity recapitalization of AMCI (the “Recapitalization”).

Upon consummation of the Business Combination, the most significant change in Advent’s future reported financial position and results is expected to be an estimated increase in cash of approximately $134.1 million. Total direct and incremental transaction costs of AMCI and Advent, along with liabilities of AMCI to paid off at the Closing, are estimated at approximately $22.6 million, will be treated as a reduction of the cash proceeds. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Business Combination, Advent became the successor to an SEC-registered and Nasdaq-listed company which will require Advent to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Advent expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Additionally, Advent anticipates that its revenue, capital and operating expenditures will increase significantly in connection with its ongoing activities following the Business Combination, as Advent expects to:

●	Expand U.S.-based operations to increase capacity for MEA testing, development projects and associated research and development activities;
●	Expand Greece-based production facilities to increase and automate MEA assembly and production;
●
Develop improved MEA and other products for both existing and new markets, such as ultra-light MEAs designed for aviation applications, to remain at the forefront of the fast-developing hydrogen economy;

●	Increase business development and marketing activities;
●	Increase headcount in management and head office functions in order to appropriately manage Advent’s increased operations;
●	Improve its operational, financial and management information systems;
●	Obtain, maintain, expand, and protect its intellectual property portfolio; and
●	Operate as a public company.

Recent Developments

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which Advent operates. On March 27, 2020, the CARES Act was enacted to, among other provisions, provide emergency assistance for individuals, families and businesses affected by COVID-19.

During the nine-month period ended September 30, 2020 and subsequently, Advent experienced the impact of COVID-19 in a number of ways. Advent’s research and development activities in Boston have been limited by the restrictions imposed on laboratory work in the U.S., with laboratories being run at approximately 25% occupancy, with the result that certain business development activities have moved more slowly, for example as a result of customers not being able to receive sample products in a timely fashion. However, the Company’s key toll manufacturing service providers have remained fully operational, being designated as critical businesses, enabling the Company to continue to provide materials to two of its primary existing customers.

In Patras, Greece, approximately half of the Company’s workforce have worked from home during the temporary lockdowns imposed by the Greek authorities, although these have largely been in support functions. MEA assembly and production has not been affected as the Company’s operational staff have been able to continue working whilst observing social distancing requirements, and this is expected to continue for the foreseeable future. Some business development activities have been affected, with some customers placing orders more slowly than before, due to the impact of COVID-19 on the customers’ own operations.

As the COVID-19 pandemic continues to evolve, the extent of the impact to Advent’s businesses, operating results, cash flows, liquidity and financial condition will be primarily driven by the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic. Those primary drivers are beyond Advent’s knowledge and control and, as a result, at this time, Advent is unable to predict the cumulative impact, both in terms of severity and duration, that the COVID-19 pandemic will have on Advent’s business, operating results, cash flows and financial condition, but it could be material if the current circumstances continue to exist for a prolonged period of time. Although Advent has made its best estimates based upon current information, actual results could materially differ from the estimates and assumptions developed by management. Accordingly, it is reasonably possible that the estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, and if so, Advent may be subject to future impairment losses related to long-lived assets as well as changes to valuations of such assets.

In addition to the foregoing, as described in further detail in Note 11 to the Unaudited Interim Condensed Consolidated Financial Statements for the period ending September 30, 2020 included as part of this prospectus and the “Executive Compensation—Narrative Disclosure to Summary Compensation Table” section of this prospectus, Advent’s board of directors and stockholders approved the issuance of an aggregate of 2,173,702 shares of Advent common stock pursuant to stock award agreements to reward certain employees, directors and consultants of Advent and retain motivation for future service.

During the nine-month period ended September 30, 2020, the Company also entered into private placement agreements with certain investors pursuant to which the Company issued 529,532 Series A Preferred Shares for net proceeds of $1.4 million. See Note 17 in the accompanying audited consolidated financial statements.

On February 5, 2021, the Company entered into a lease for 6,041 square feet of office space at 200 Clarendon Street, Boston, MA 02116 as the Company’s executive offices. The term of the lease is five years (unless sooner terminated as provided in the lease agreement).

Comparability of Financial Information

Advent’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination.

Key Factors Affecting Our Results

Advent believes that its performance and future success depend on several factors that present significant opportunities for Advent but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Increased Customer Demand

Based on conversations with existing customers and incoming inquiries from new customers, Advent anticipates substantial increased demand for its MEAs from a wide range of customers as it scales up its production facilities and testing capabilities, and as the awareness of its MEA capabilities becomes widely-known in the industry. Advent expects both its existing customers to increase order volume, and to generate substantial new orders from major organizations, with some of whom it is already in discussions regarding prospective commercial partnerships and joint development agreements. As of September 30, 2020, Advent was still generating a low level of revenues compared to its future projections and has not made any commercial sales to these major organizations.

Successful development of the Advanced MEA product

Advent’s future success depends in large part on the increasing integration of the hydrogen fuel cell into the energy transition globally over the next decade. In order to become cost-competitive with existing renewable power generation and energy storage technology and achieve widespread adoption, fuel cells will need to achieve substantial improvement in the cost/kw performance ratio delivered to prospective fuel cell customers, predominantly OEMs, System Integrators and major energy companies. Advent expects to play an important enabling role in the adoption of hydrogen fuel cells, as its MEA technology is the critical determining factor in the cost/kw performance ratio of the fuel cells. In partnership with the Los Alamos National Laboratory, Advent is currently developing its next generation MEA technology (“Advanced MEA”) which is anticipated to deliver as much as three times the power output of its current MEA product. Whilst Advent is already projecting being able to pass through substantial cost benefits to its customers through economies of scale as it increases MEA production, the successful development of the Advanced MEA will be an important factor in delivering the required improvement in cost/kw performance to Advent’s customers.

Basis of Presentation

Advent’s consolidated financial statements have been prepared in accordance with U.S. GAAP. The Company has determined that it operates in one reportable segment. See Note 2 in the accompanying audited financial statements for more information.

Components of Results of Operations

Revenue, net

Revenues consist of sales of goods (MEAs, membranes, fuel cell stacks and electrodes). Advent expects revenues to increase materially and be weighted towards MEA sales over time, in line with the projected increase in MEA production in response to customer demand.

Cost of Revenues

Cost of revenues consists of consumables, raw materials, processing costs and direct labor costs associated with the assembly and manufacture of MEAs, membranes, fuel cell stacks and electrodes. Advent expects cost of revenues to increase substantially in line with MEA production.

Income from Grants

Income from grants consists of cash subsidies received from research agencies and other national and international organizations in support of Advent’s research and development activities. Advent expects to continue to be eligible for grant income and remains in discussion with a number of prospective grantors in relation to a number of product development activities.

Research and Development Expenses

Research and development expenses consist of costs associated with Advent’s research and development activities, such as laboratory costs and sample material costs. Advent expects its research and development activities to increase substantially as it invests in improved technology and products.

Administrative and Selling Expenses

Administrative and selling expenses consist of travel expenses, indirect labor costs, fees paid to consultants, third parties and service providers, taxes and duties, legal and audit fees, depreciation, business development salaries and limited marketing activities. Advent expects administrative and selling expenses to increase in line with MEA production and revenue as the business scales up, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services. Depreciation is also expected to increase as the Company invests in fixed assets in support of the scale-up of the business.

Other Operating Expenses

Other operating expenses consist of additional de minimis incidental operating expenses incurred by the business. These expenses are expected to remain at a de minimis level in future.

Finance Costs

Finance costs consist mainly of bank fees and interest on convertible promissory notes. Finance costs are not anticipated to increase materially as Advent is not intending to take on substantial borrowings at the corporate level in the near future.

Finance Costs – Related Parties

Finance costs – related parties consist of interest costs associated with convertible promissory notes issued to certain related parties of Advent. This cost category is not expected to be continued in the future as Advent expects to have other sources of funding.

Foreign exchange differences, net

Foreign exchange differences, net consists of foreign exchange gains and interest on deposits. As the Company scales up, its foreign exchange exposure is likely to increase given its revenues are denominated in both euros and dollars, and a substantial proportion of the Company’s costs are denominated in euros.

Income Tax Expense

Income tax expense relates to the current income tax charge for the Company’s operations in Greece. This category is expected to increase in future as the Company generates sales and profits from its operations in both Greece and the U.S.

Results of Operations

Comparison of the Year Ended December 31, 2019 to Year Ended December 31, 2018

The following table sets forth a summary of our consolidated results of operations for the years indicated, and the changes between periods.

	Years ended December 31,
	2019	2018	$ change	% change
	(dollar amounts in thousands)
Revenue, net	620	373	247	66.2%
Cost of revenues	(397)	(200)	(197)	98.5%
Gross profit	223	173	50	28.9%

Income from grants	602	472	130	27.5%
Research and development expenses	(125)	(100)	(25)	25%
Administrative and selling expenses	(864)	(860)	(4)	0.4%
Other operating expenses	(10)	(36)	26	(72.2)%
Operating loss	(174)	(351)	177	(50.4)%

Finance costs	(72)	(25)	(47)	188.0%
Finance costs – Related parties	(35)	(85)	50	(58.8)%
Foreign exchange differences, net	12	2	10	500.0%
Other income	1	2	(1)	(50.0)%
Other expenses	(2)	(7)	5	(71.4)%
Loss before tax	(270)	(464)	194	(41.8)%

Income tax expense	(88)	(101)	13	(12.8)%
Net loss	(358)	(565)	207	(36.6)%

Revenue, net

Our total revenue from product sales increased by approximately $0.2 million or 66.2% from approximately $0.4 million in the year ended December 31, 2018 to approximately $0.6 million in the year ended December 31, 2019. The increase in revenue was related to increased demand from customers for Advent’s MEAs and other products, as a result of Advent’s customers increasing their own testing and usage of Advent’s products.

Cost of Revenue

Cost of revenues increased by approximately $0.2 million or 98.5% from approximately $0.2 million in the year ended December 31, 2018 to approximately $0.4 million in the year ended December 31, 2019. The increase in cost of revenues was directly related to the increased revenues across the two years and the requirement for increased production of MEAs and other products to satisfy customer demand. Gross margins were lower for the year ended December 31, 2019, reflecting a more mature mix of revenues leading to more normalised pricing arrangements.

Income from Grants

Income from grants increased by approximately $0.1 million or 27.5% from approximately $0.5 million in the year ended December 31, 2018 to approximately $0.6 million in the year ended December 31, 2019. The increase in income from grants was related to Advent’s increased level of participation in and qualification for grant programs.

Research and Development Expenses

Research and development expenses increased from approximately $0.1 million in the year ended December 31, 2018 to approximately $0.12 million in the year ended December 31, 2019 due to increased activity in Advent’s research and development function as the business continues to look to develop and improve its product suite in order to respond to anticipated future customer demand.

Administrative and Selling Expenses

Administrative and selling expenses were approximately $0.9 million in the year ended December 31, 2019, in line with the prior year, reflecting a broadly similar level of operating activity.

Finance Costs

Finance Costs increased from approximately $0.03 million to approximately $0.07 million due to an increase in other financing costs relating to the conversion of promissory notes realized during the year ended December 31, 2019.

Finance Costs – Related Parties

Finance costs – related parties decreased by 58.8% in the year ended December 31, 2019 as a result of the conversion of the Advent promissory notes.

Income Tax Expense (Benefit)

Income tax was in line with the prior year at approximately $0.1 million reflecting similar levels of business activity.

Liquidity and Capital Resources

As of the date of this prospectus, Advent’s existing cash resources and projected cash inflows are sufficient to support planned operations for the next 12 months after the date hereof.

The following table provides a summary of cash flow data (in thousands):

Years ended December 31,
2019	2018	$ change	% change
(dollar amounts in thousands)

Net Loss	(358)	(565)	207	(36.6)%
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation of property, plant and equipment	17	22	(5)	(22.7)%
Non cash interest and service cost	3	3	0	n/	m
Income tax expense	87	101	(14)	(13.9)%
Accrued interest – Convertible Promissory Notes	—	(62)	62	100%
Changes in operating assets and liabilities:
Decrease in accounts receivable and other current assets	(191)	(122)	(69)	(56.6)%
Decrease in trade payables and other current liabilities	210	582	(372)	(63.9)%
Net cash used in operating activities	(232)	(41)	(191)	465.9%

Cash flows from investing activities:
Purchase of property, plant and equipment	(35)	—	(35)	(100)%
Net cash used in investing activities	(35)	—	(35)	(100%)

Cash flows from financing activities:
Proceeds of issuance of preferred stock	1,349	—	1,349	100%
Proceeds from exercise of stock options	1	—	1	100%
Net cash flows from financing activities	1,350	—	1,350	100%

Net increase (decrease) in cash and cash equivalents	1,083	(41)	1,124	2,741.5%
Net foreign exchange difference	(31)	9	(40)	(444.4)%
Cash and cash equivalents at 1 January	147	179	(32)	(17.9)%
Cash and cash equivalents at 31 December	1,199	147	1,052	715.6%

Cash Flows from Operating Activites

Advent’s cash flows from operating activities reflect the income statement position adjusted for working capital movements in current assets and liabilities. As Advent grows, it expects that operating cash flows will be affected by increased working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

Net cash used in operating activities was approximately $0.2 million for the year ended December 31, 2019, reflecting a predominantly neutral working capital position during the year, combined with the net loss of approximately $0.4 million. Net cash used in operating activities was approximately $0.04 million for the year ended December 31, 2018, compared to a net loss of approximately $0.6 million, primarily as a result of an increase in short-term creditors during the period, mainly comprising deferred income, amounts due to related parties and other current liabilities.

Cash Flows from Investing Activities

Advent has expended minimal cashflows in investing activities during the years ended December 31, 2019 and December 31, 2018. Advent expects to invest substantially in fixed assets, plant and equipment in the near future as it executes its product development programs.

Cash Flows from Financing Activities

In the year ended December 31, 2019, Advent raised net proceeds of approximately $1.4 million from the issuance of preference shares via private placement to certain investors.

Comparison of 9 Month Period Ended September 30, 2020 to 9 Month Period Ended September 30, 2019

The following table sets forth Advent’s unaudited historical operating results for the periods indicated:

	9 months ended September 30,
	2020	2019	$ change	% change
	(dollar amounts in thousands)
Revenue, net	526	392	134	34.2%
Cost of revenues	(374)	(216)	(158)	73.1%
Gross profit	152	176	(24)	(13.6)%

Income from grants	159	490	(331)	(67.6)%
Research and development expenses	(82)	(126)	44	(34.9)%
Administrative and selling expenses	(1,636)	(661)	(975)	147.5%
Other operating expenses	(5)	(2)	(3)	150.0%
Operating loss	(1,412)	(123)	(1,289)	1,047.9%

Finance costs	(5)	(3)	(2)	66.7%
Finance costs – related parties	—	(26)	26	(100.0)%
Foreign exchange differences, net	(26)	(10)	(16)	160.0%
Other income	26	—	26	100.0%
Other expenses	(1)	(3)	2	(66.7)%
Loss before tax	(1,418)	(165)	(1,253)	759.4%

Income tax expense	—	—	—	—
Net loss	(1,418)	(165)	(1,253)	759.4%

Revenue, net

Revenue, net for the nine-month period ended September 30, 2020 was approximately $0.5 million, compared to approximately $0.4 million in the nine months ended September 30, 2019, representing an increase of 34.2%. This reflected increasing customer orders for Advent’s products during the year, compared to the prior period, due to increased customer demand for and familiarity with Advent’s products.

Cost of Revenues

Cost of revenues increased by approximately $0.2 million or 73.1% from approximately $0.2 million in the nine months ended September 30, 2019 to approximately $0.4 million in the nine months ended September 30, 2020, consistent with increase in revenue, net and due to a more balanced revenue mix leading to more representative gross margins.

Income from Grants

Income from grants decreased by approximately $0.3 million or 67.6% from approximately $0.5 million in the nine months ended September 30, 2019 to approximately $0.2 million in the nine months ended September 30, 2020. The decrease in income from grants was driven by temporarily lower activity in the qualifying processes for grant awards as a result of the coronavirus pandemic.

Research and Development Expenses

Research and development expenses decreased marginally compared to the prior year due to lower levels of activity relating to the coronavirus pandemic.

Administrative and Selling Expenses

Administrative and selling expenses increased from approximately $0.7 million in the nine months ended September 30, 2019 to approximately $1.6 million in the nine months ended September 30, 2020, predominantly due to an increase in headcount and sales and marketing activity in both the company’s U.S. and Greece operations as he company pursued a larger number of revenue opportunities both domestic and international, legal, audit and other professional fees in connection with the Merger Agreement and recognition of stock based compensation expense related to the common stock issued under stock grant plans. In addition, in the period ended September 30, 2020, the Company commenced incurring professional fees in relation to its anticipated capital markets activities.

The following table provides a summary of unaudited cash flow data (in thousands):

	9 months ended 30 September,
	2020	2019	$ change	% change
	(dollar amounts in thousands)
Net cash used in operating activities	(1,045)	(62)	(983)	1,585.5%

Cash flows from investing activities:
Purchase of property, plant and equipment	(89)	(34)	(55)	161.8%
Net cash used in investing activities	(89)	(34)	(55)	161.8%

Cash flows from financing activities:
Proceeds of issuance of preferred stock	1,430	—	1,430	100.0%
Proceeds from exercise of stock grant plans	21	—	21	100.0%
Proceeds from exercise of stock option plan	—	2	(2)	(100.0)%
Repurchase of shares	(69)	—	(69)	(100.0)%
Proceeds from preferred stock Series A	—	549	(549)	(100.0)%
Repayment of Convertible Promissory Notes	(500)	—	(500)	(100.0)%
Net cash flows from financing activities	882	551	331	60.1%

Net increase (decrease) in cash and cash equivalents	(252)	455	(707)	(155.4)%
Net foreign exchange difference	(18)	11	(29)	(263.6)%
Cash and cash equivalents at 1 January	1,199	147	1,052	715.6%
Cash and cash equivalents at 30 September	929	613	316	51.5%

Cash Flows from Operating Activities

Advent’s cash flows from operating activities reflect the income statement position adjusted for working capital movements in current assets and liabilities. As Advent grows, it expects that operating cash flows will be affected by increased working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

Net cash used in operating activities was approximately $1.0 million for the nine months ended September 30, 2020, reflecting a predominantly neutral working capital position during the year, combined with the net loss of approximately $1.2 million.

Net cash used in operating activities was approximately $0.1 million for the nine months ended September 30, 2019, in line with the net loss of approximately $0.2 million for the same period.

Cash Flows from Investing Activities

Advent has expended minimal cashflows in investing activities during the nine-month periods ended September 30, 2020 and September 30, 2019. Advent expects to invest substantially in fixed assets, plant and equipment in the near future as it executes its product development programs.

Cash Flows from Financing Activities

In the nine-month period ended September 30, 2020, Advent raised net proceeds of approximately $1.4 million from the issuance of preference shares via private placement to certain investors.

Contract Assets and Contract Liabilities

A contract asset results when goods or services have been transferred to the customer, but payment is contingent upon a future event, other than the passage of time. As at December 31, 2019, we recognized contract assets of $0.05 million in the consolidated balance sheet. As at 30 September, 2020, we recognized contract assets of $0.1 million in the consolidated balance sheet.

The Company recognizes contract liabilities when we receive customer payments in advance of the performance obligations being satisfied on our contracts. As at December 31, 2019, we recognized contract liabilities of $0.04 million in the consolidated balance sheet. As at September 30, 2020, we recognized contract liabilities of $0.01 million in the unaudited consolidated balance sheet.

Contract Costs

Customer contracts are less than one year and we have elected the practical expedient in ASC 340-40-25-4 to expense any contract costs as incurred. During the years ended December 31, 2019 and 2018, no contract costs were recognized in the consolidated statements of operations.

Off-Balance Sheet Commitments and Arrangements

Since the date of our incorporation, Advent has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Advent’s financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires Advent to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Advent’s financial statements.

While Advent’s significant accounting policies are described in the notes to Advent’s financial statements (see Note 2 in the accompanying audited consolidated financial statements), Advent believes that the following accounting policies require a greater degree of judgment and complexity. Accordingly, these are the policies Advent believes are the most critical to aid in fully understanding and evaluating Advent’s financial condition and results of operations.

Revenue Recognition from January 1, 2019

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. We adopted ASU No. 2014-09 on January 1, 2019, using the modified retrospective approach to all contracts not completed at the date of initial application. The prior period comparative information has not been restated and continues to be reported under the accounting guidance in effect for that period.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

●	identify the contract with a customer,
●	identify the performance obligations in the contract,

●	determine the transaction price,
●	allocate the transaction price to performance obligations in the contract, and
●	recognize revenue as the performance obligation is satisfied.

With significant and recurring customers, we negotiate written master agreements as framework agreements (general terms and conditions of trading), following individually purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Effectively, contracts under the revenue standard have been assessed to be the purchase orders agreed with customers.

We have assessed that each product sold is a single performance obligation because the promised goods are distinct on their own and within the context of contract. In cases where the agreement includes customization services for the contracted products, we are providing integrated services; therefore, the goods are not separately identifiable, but are inputs to produce and deliver a combined output and form a single performance obligation within the context of the contract. Furthermore, we assessed whether it acts as a principal or agent in each of its revenue arrangements and has concluded that in all sales transactions it acts as a principal. Additionally, we, taking into consideration the guidance and indicative factors provided by ASC 606, concluded that it provides assurance type warranties (warranty period is up to 45 days) as it does not provide a service to the customer beyond fixing defects that existed at the time of sale. We, based on historical performance, current circumstances, and projections of trends, estimated that no allowance for returns as per warranty policy should be recognized, at the time of sale, accounted for under ASC 460, Guarantees.

Under ASC 606, we estimate the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term, rather than when fees become fixed or determinable. In other words, where contracts with customers include variable consideration (i.e. volume rebates), we estimate at contract inception the variable consideration and adjust the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Furthermore, no material rights or significant financing components have been identified in our contracts. Payment terms generally include advance payment requirements. The time between a customer’s payment and the receipt of funds is less than one year. Payment terms are in the majority fixed and do not include variable considerations, except from volume rebates.

Revenue from satisfaction of performance obligations is recognized based on identified transaction price. The transaction price reflects the amount to which we have rights under the present contract. It is allocated to the distinct performance obligations based on standalone selling prices of the services promised in the contract. In cases of more than one performance obligation, we allocate transaction price to the distinct performance obligations in proportion to their observable stand-alone selling prices and recognizes revenue as those performance obligations are satisfied.

In the majority of cases of product sales, revenue is recognized at a point in time when customer obtains control of the respective goods that is, when the products are shipped from our facilities as control passes to the customer in accordance with agreed contracts and the stated shipping terms. In cases where the contract includes customization services, which one performance obligation is identified, revenue is recognized over time as our performance does not create an asset with alternative use and we have an enforceable right to payment for performance completed to date. We use the input method (i.e. cost-to cost method) to measure progress towards complete satisfaction of the performance obligation.

Income from grants and related deferred income

Grants include cash subsidies received from various institutions and organizations. Grants are recognized as other income. Such amounts are recognized in the consolidated statements of operations when all conditions attached to the grants are fulfilled.

Condition to the grants would not be fulfilled unless related costs have been characterized as eligible by the grantors, are actually incurred and there is certainty that costs are allowable. These grants are recognized as deferred income when received and recorded in income when the eligible and allowable related costs and expenses are incurred. Under all grant programs, a coordinator is specified. The coordinator, among other, receives the funding from the grantor and proceeds to its distribution to the parties agreed in the process specified in the program. We assessed whether it acts as a principal or agent in its role as a coordinator for specific grants and has concluded that in all related transactions it acts as an agent.

Convertible Promissory Notes

We evaluate terms in Convertible Promissory Notes and embedded features under ASC 470-20 Debt with Conversion and Other Options, ASC 480, Distinguishing liabilities from equity and ASC 815, Derivatives and embedded derivatives.

We follow the provisions of ASC 470-50, Modifications and Extinguishments, to account for all modifications or extinguishments of debt instruments, except debt that is extinguished through a troubled debt restructuring. Under ASC 470-50, modifications or exchanges are considered extinguishments with gains or losses recognized in current earnings if the terms of the new debt and original instrument are substantially different. If the original and new debt instruments are substantially different, the original debt is derecognized and the new debt should be initially recorded at fair value, with the difference recognized as an extinguishment gain or loss or additional paid in capital if the restructuring is in essence a capital transaction, as per ASC 470-50-40-2.

Share based payments

The Company recognizes cost for common shares vested and non-vested, under stock options and stock awards granted to its employees and directors for their services, (i) immediately at the grant date if no vesting conditions are present, or (ii) using the accelerated method over the requisite service period based on the grant-date fair value of the awards. The Company accounts for forfeitures as they occur.

Liability for Staff Leaving Indemnity

Under Greek labor law, employees are entitled to staff leaving indemnity in the event of dismissal or retirement with the amount of payment varying in relation to the employee’s compensation, length of service and manner of termination (dismissed or retired). Employees who resign or are dismissed with cause are not entitled to staff leaving indemnity. Staff retirement obligations are calculated at the present value of the future retirement benefits deemed to have accrued at year-end, based on the employees earning retirement benefit rights accumulated throughout the working period in accordance with the Greek Labor Law 2112/1920.

The reserve for retirement obligations is classified as defined benefit plan under ASC 715-30 and is based on an actuarial valuation. Net costs for the period are separately reflected in the accompanying consolidated statements of comprehensive loss consist of the present value of benefits earned in the year, interest cost on the benefit obligation, past service cost and gains or losses on curtailment. Past service costs are recognized in the consolidated statements of operations on the earlier of the date of plan amendment and the date that the Company recognizes restructuring or termination costs. Actuarial gains or losses are recognized immediately in the consolidated balance sheets with a corresponding debit or credit to retained earnings through other comprehensive income (loss) in the period in which they occur. Re-measurements are not reclassified to profit and loss in subsequent periods.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We are currently not aware of any issues under review that could result in significant accruals or material deviation from our position. We are subject to income tax examinations by major taxing authorities.

The Company may be subject to potential examination by U.S. federal, state and city, and the Subsidiary may be subject to potential examination by the Greek taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with the U.S. federal, state and city and Greek tax laws. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced from 35% to 21%, among other changes, for which our management does not believe that have a material effect on our consolidated financial statements.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 of the accompanying audited financial statements for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ending December 31, 2019 and 2018.

In addition, Advent intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.1 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by Advent as of the specified effective date. Unless otherwise discussed, Advent believes that the impact of recently issued standards that are not yet effective will not have a material impact on Advent’s financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 2—Summary of Significant Accounting Policies in the notes to the 2019 financial statements included elsewhere in this proxy statement for more information about recent accounting pronouncements, the timing of their adoption and Advent’s assessment, to the extent Advent has made one, of their potential impact on Advent’s financial condition and results of operations.

Quantitative and Qualitative Disclosures About Market Risk

Advent is exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

Advent holds cash and cash equivalents for working capital purposes. As of September 30, 2020, Advent had a cash balance of approximately $0.9 million, consisting of operating and savings accounts which are not affected by changes in the general level of U.S. interest rates. Advent is not expected to be materially exposed to interest rate risk in future as it intends to take on limited debt finance.

Inflation Risk

Advent does not believe that inflation currently has a material effect on its business.

Foreign Exchange Risk

Advent has costs predominantly denominated in euros and revenues denominated in both euros and dollars, and therefore is exposed to fluctuations in the euro/dollar exchange rate. To date, Advent has not entered into any hedging transactions to mitigate the effect of foreign exchange due to the relatively low sums involved. As we increase in scale, we expect to continue to incur a substantial proportion of our costs in euros, and therefore expect to put in place appropriate foreign exchange risk mitigation features in due course.

MANAGEMENT
Board of Directors and Management

Board of Directors

Our business and affairs are managed by or under the direction of our Board. The table below lists the persons who currently serve on our Board, along with each director’s age as of the Closing of the Business Combination, and any other position that such director holds with Advent.

Name	Position	Age
Vassilios Gregoriou	Chairman, Chief Executive Officer and Director	56

William Hunter	President, Chief Financial Officer and Director	52

Emory De Castro	Chief Technology Officer and Director	63

Katherine E. Fleming	Director	55

Anggelos Skutaris	Lead Director	56

Katrina Fritz	Director	48

Lawrence M. Clark	Director	48

The following is a brief biography of each non-executive director of our Board.

Katherine E. Fleming has over fifteen years’ experience in Higher Education leadership and has been the Provost of New York University since 2016, with responsibility for allocating financial resources and setting strategic priorities, and with oversight of all Deans and Directors. From 2007-2011 she directed the Institut Remarque at the Ecole Normale Superieure in Paris, and from 2012-2016 she served as the President of the Board of the University of Piraeus. A historian by training, she earned a BA from Barnard College of Columbia University, an MA from the University of Chicago and a Ph.D. from the University of California, Berkeley. She was granted honorary Greek citizenship by the Hellenic Republic in 2015and in 2019 was named by France to the Legion d’Honneur. Dr. Fleming is well-qualified to serve on the board of directors due to her extensive financial and scholastic experience.

Anggelos Skutaris has a BSc in Economics from Arizona State University and an MBA from the Thunderbird School of Global Management. He has more than 28 years of International experience in banking, finance, management, treasury and investments. He is currently a member of the Incorporation Committee and Chief Investment Officer for Power Bank, a Qatar-based financial institution with a mission to provide Islamic financing to the global energy sector. Key positions he held in the past include: Chief Investment Officer (Janus Continental Group, JCG), Head of Treasury Operations & Transformation (Qatar Airways), Managing Partner (New Symbol Global Advisors), Chief Executive Officer (Piraeus Capital Management), Founder & CEO (OliveTree Management Associates), Group Treasurer (Titan Cement), Head of Equity Financing (Calyon Securities) and Director of Equity Financing (Credit Suisse). Whilst at Titan cement, Mr. Skutaris was instrumental in issuing the largest corporate syndicated facility in Greece, a 5-year, €800 million transaction. Mr. Skutaris is well-qualified to serve on the board of directors due to his extensive business development and financial experience.

Katrina Fritz is the Executive Director of the Stationary Fuel Cell Collaborative, leading education and outreach activities with the guidance of state agencies, local air districts and industry. She also works with the National Fuel Cell Research Center on state level clean energy policy and market development. Katrina currently serves as an expert to the European Commission on Horizon 2020 programs for research and innovation and was appointed to the New Jersey Fuel Cell Task Force in January 2021. As Principal of KM Fritz LLC, Katrina has provided advisory and consulting services to global industrial firms related to business and communications strategy in distributed energy generation markets. She has held leadership positions in numerous trade associations and on advisory boards including: The California Hydrogen Business Council, the International Energy Agency’s Fuel Cell Working Group; the U.S. Fuel Cell and Hydrogen Energy Association; the Alliance for Clean Energy New York; the Pacific Clean Energy Application Center at University of California, Berkeley; and the Connecticut Fuel Cell and Hydrogen Coalition. Katrina has held leadership positions at ClearEdge Power (formerly UTC Power), Plug Power and Case Western Reserve University, leading strategic planning, government relations, business development, and corporate communications. She also worked in the software industry in Santa Cruz, California and Watford, United Kingdom. Katrina has a BA degree from the University of Michigan and an MBA from the Weatherhead School of Management at Case Western Reserve University. Ms. Fritz is well-qualified to serve on the board of directors due to her extensive leadership and clean fuel technology experience.

Lawrence M. Clark, Jr., Lawrence M. Clark, Jr., who has served as an independent director of AMCI since November 15, 2018, is the founder and Managing Member of BalanTrove Management, LLC (“BalanTrove”), a corporate advisory firm to middle market companies, investors and lenders. BalanTrove provides strategic advisory, interim executive management, and operational, financial and project evaluation and due diligence assistance to businesses in transition and capital providers. Mr. Clark serves as a director of American Consolidated Natural Resources, Inc., the largest private miner of thermal coal in the U.S. From 2019 to 2020 he served as a director of Balackhawk Mining, LLC and from 2015 to 2018, he served as Chief Executive Officer of Accordant Energy, LLC, a licensor of a patented portfolio of intellectual property for processing municipal solid waste into a low-carbon engineered fuel for use in utility and industrial boilers. Prior to that, he served for two years as President and Chief Executive Officer of JW Resources, Inc., a private operator of thermal coal assets in Central Appalachia. Before founding BalanTrove in 2011, Mr. Clark spent eight years at Harbinger Capital Partners LLC, most recently as Managing Director and Director of Investments, where he was responsible for investments in metals, mining, industrial and retail companies, among other sectors. From 2001 to 2002, Mr. Clark was a Distressed Debt and Special Situations Research Analyst at Satellite Asset Management, L.P. He was Vice President in the Distressed Debt and High Yield Research Department at Lazard Freres & Co., LLC from 2000 to 2001, and an Associate in Credit Suisse First Boston’s High Yield Research Group from 1998 to 2000. Mr. Clark started his investing career in 1997 in the Corporate Bond Research Department of Salomon Brothers. Mr. Clark received an M.B.A. from New York University’s Stern School of Business in 1998, and a B.S.B.A. in Finance from Villanova University in 1993. He is well qualified to serve on the board of directors following the Business Combination due to his extensive operational, management, analysis and investing experience.

Management

The following persons serve as our executive officers:

Name	Position	Age
Vassilios Gregoriou	Chairman, Chief Executive Officer and Director	56

William Hunter	President, Chief Financial Officer and Director	52

Christos Kaskavelis	Chief Marketing Officer	52

Emory De Castro	Chief Technology Officer and Director	63

James F. Coffey	Chief Operating Officer and General Counsel	58

The following is a brief biography of each of our executive officers.

Vassilios Gregoriou has been Chairman and CEO of Advent since inception. Dr. Gregoriou cofounded Advent Technologies Inc. in 2012. In addition, Dr. Gregoriou is an internationally known scientist with research and/or managerial positions in both the U.S. (Northeastern, MIT, Polaroid, Princeton) and Greece (NHRF, FORTH) over his 30 year career so far in the technology sector. His research activity extends over a wide area of subjects in the renewable energy space that include the areas of flexible photovoltaics based on organic semiconductors, optically active materials based on conjugated oligomers and polymer nanocomposites. His published work as co-author includes three books and more than 100 scientific papers. He is also co-inventor of 15 patents. Dr. Gregoriou has more than 25 years of experience in the U.S. market. He has extensive experience in the technical development of new products and in the management of such activities. He holds a Ph.D. in Physical Chemistry from Duke University and he has attended the MBA program at Northeastern University. He was also a NRSA award recipient at Princeton University. He also served as President of Society for Applied Spectroscopy(SAS) in 2001. Dr. Gregoriou is well-qualified to serve on the board of directors due to his extensive scientific, managerial and industry experience.

William Hunter has been President, Chief Executive Officer and Chief Financial Officer, as well as a Director of AMCI, since AMCI’s inception. He has been Managing Director and Chief Financial Officer of AMCI Group since 2017, and since 2015 he has been Managing Partner at Hunter Natural Resources LLC, a consulting firm in the industrial, consumer and natural resources sectors. Mr. Hunter has been involved in over $20 billion of transactions in the natural resources, transportation and industrial industries during his 25 years in the industry. He is currently a member of the board of American Battery Metals Corp. (OTC: ABML), which is a clean energy materials business focused on recycling of critical minerals from lithium ion batteries, and a member of the board of directors of Ridley Terminals Inc. From 1999 to 2015, Mr. Hunter worked as a Director or Managing Director at Nomura Securities, Teneo Capital, Dahlman Rose & Co., Jefferies & Company and TD Securities. He holds a B.S.C. in Finance and an M.B.A. in Finance from DePaul University. Mr. Hunter is well-qualified to serve on the board of directors due to his extensive corporate finance and capital markets experience.

Christos Kaskavelis joined Advent as Chief Marketing Officer in 2019. From 2015 to 2016 he served as Managing Director of Mamaya IKE, a Greek publishing and media consulting company. From 2016 to 2018, he was a research scholar at the MIT Media Lab in Boston, Massachusetts. He has been a seed investor in the company, an angel investor, and has served on its board of directors since the first day. He is a serial entrepreneur in the tech industry and primarily digital marketing, with successful exits in both Nasdaq and London Stock Exchanges. He has designed and been responsible for enterprise software systems designed for Pratt & Whitney, Analog Devices, General Electric and Lucent Technologies in the areas of Just-In-Time (JIT) manufacturing, Supply Chain Management and Production Scheduling. He holds a Ph.D. in Supply Chain Management as well as an M.Sc. in Manufacturing Engineering from Boston University, a B.Sc. in Electrical Engineering and a B.A. in Business Economics from Brown University.

Emory De Castro has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience.

James F. Coffey has served as General Counsel and Corporate Secretary of Advent since March 2020. Beginning in 2018, while a partner at a national Am Law 100 law firm, Jim served as Advent’s outside legal counsel. Mr. Coffey has over thirty years of experience in corporate and securities law, mergers and acquisitions, venture capital and corporate finance, and intellectual property law. He has extensive international experience having closed transactions in both North and South America, Europe, and China. Throughout the course of his career, Jim has developed strong relationships and strategic contacts within the clean energy and technology sectors and specific experience in the fuel cell industry. From 2013 to 2017, he served as general counsel to another HT PEM fuel cell company that was a customer of Advent. Mr. Coffey was a Gerald L. Wallace Scholar at New York University School of Law where he received an LL.M. in Corporate Law. He received his J.D. from the New England School of Law, and his B.A., cum laude, from Providence College. Mr. Coffey is listed in The Best Lawyers in America® for Mergers and Acquisitions. He is recognized for his work in intellectual property law by the IAM Patent 1000. Mr. Coffey was named a Massachusetts Super Lawyer by Law and Politics magazine. He is AV® rated by Martindale-Hubbell. Mr. Coffey is a fellow of the Boston Bar Foundation and the American Bar Foundation.

Board Composition

Our board of directors consists of seven members. In accordance with the second amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors are up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. The directors will be divided among the three classes as follows:

●	the Class I directors are Anggelos Skutaris, and Katrina Fritz, and their terms will expire at the annual meeting of stockholders to be held in 2021;
●	the Class II directors are Katherine E. Fleming and Lawrence M. Clark, Jr., and their terms will expire at the annual meeting of stockholders to be held in 2022; and
●	the Class III directors are Vassilios Gregoriou, Emory De Castro, and William Hunter, and their terms will expire at the annual meeting of stockholders to be held in 2023.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

The board of directors has determined that each of Ms. Fleming, Mr. Skutaris, Ms. Fritz and Mr. Clark are “independent directors” as defined in Nasdaq rules and the applicable SEC rules.

Board Leadership Structure

The leadership of the board is structured so that it is led by the Chair, who also serves as the Company’s Chief Excutive Officer. When the Chair of the Board is not an independent director, a Lead Director may be elected annually by the Board. After the Business Combination, the Board has elected Mr. Skutaris to serve as Lead Director.

Committees of our Board of Directors

The board of directors has the authority to appoint committees to perform certain management and administration functions. The Board has established an audit committee, compensation committee and nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Messrs. Clark and Skutaris and Ms. Fritz. The board of directors has determined that each member is independent under the listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Clark. Our board of directors has determined that each of Messrs. Clark and Skutaris qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;
●	reviewing related party transactions;
●
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Mr. Skutaris, Ms. Fleming and Ms. Fritz. The chairperson of the compensation committee is Mr. Skutaris. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

●
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of our other executive officers;
●	reviewing and recommending to our board of directors the compensation of our directors;
●	reviewing our executive compensation policies and plans;
●
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

●	administering our incentive compensation equity-based incentive plans;
●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
●	assisting management in complying with our proxy statement and Annual Report disclosure requirements;
●	if required, producing a report on executive compensation to be included in our annual proxy statement;
●	reviewing and establishing general policies relating to compensation and benefits of our employees; and
●	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Fleming, Mr. Clark and Ms. Fritz. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Ms. Fleming.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
●	evaluating the performance of our board of directors and of individual directors;
●	reviewing developments in corporate governance practices;
●	evaluating the adequacy of our corporate governance practices and reporting;

●	reviewing management succession plans; and
●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an officer or employee of either company. None of our executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either AMCI’s or Advent’s compensation committee.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics will be available on its website at www.advent.energy. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview discussion of the compensation of Advent’s principal executive officer and next two most highly-compensated executive officers for its fiscal year ended December 31, 2020. These individuals, who Advent refers to as the “named executive officers” in this prospectus, are:

●	Vassilios Gregoriou, Advent’s Chief Executive Officer and Chairman of its Board of Directors;
●	Emory De Castro, Advent’s Chief Technology Officer; and
●	Christos Kaskavelis, Advent’s Chief Marketing Officer.

This section also provides an overview of certain compensation arrangements that Advent adopted in connection with the Business Combination. This discussion may contain forward-looking statements that are based on Advent’s current plans, considerations, expectations and determinations regarding future compensation programs.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to Advent during its fiscal years ended December 31, 2020 and December 31, 2019.

Name and Principal Position(1)	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)(3)	Total ($)
Vassilios Gregoriou, Chairman of the Board of Directors and Chief Executive Officer	2020	$170,000	—	$323,966	$493,966
	2019	$170,000	—	—	$170,000

Emory De Castro, Chief Technology Officer	2020	$150,000	—	$173,896	$323,896
	2019	$150,000	—	—	$150,000

Christos Kaskavelis, Chief Marketing Officer	2020	$120,000	—	$173,896	$293,896
	2019	$68,909	—	—	$68,909
(1)
As described in further detail below in the “Employment Agreements and Other Arrangements with Executive Officers and Directors— Payment of Accrued but Unpaid Base Compensation” of this section and in Note 3 of the Company’s audited financial statements for fiscal year 2019 included as part of this joint prospectus, although Messrs. Gregoriou, De Castro, and Kaskavelis have earned the base compensation identified above, all or a portion of these amounts have not yet been paid to them. As of December 31, 2020, an aggregate of $613,970, $426,422, and $120,000 is due in unpaid compensation for prior service to, respectively, Messrs. Gregoriou, De Castro, and Kaskavelis. These amounts were repaid to Messrs. Gregoriou, De Castro, and Kaskavelis in connection with the Business Combination.

(2)	Mr. Kaskavelis compensation was paid to Mamaya IKE, a Greek company owned by Mr. Kaskavelis and his wife.
(3)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of the stock awards granted during the 2020 fiscal year. For more information regarding these share-based compensation arrangements, see Note 11 to the Unaudited Interim Condensed Consolidated Financial Statements for the period ending September 30, 2020 included as part of this prospectus.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Each of Advent’s named executive officers receives a salary in respect of his or her services. The current annual base salary for each of Advent’s named executive officers is:

Named Executive Officer	Current Annual Base Salary
Vassilios Gregoriou	$170,000
Emory De Castro	$150,000
Christos Kaskavelis	$120,000

In connection with the Business Combination, and as described in further detail in the “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Employment and Consulting Arrangements with Executive Officers and Directors” section of this prospectus, Mr. Gregoriou’s annual base salary was increased from $170,000 to $800,000; Mr. De Castro’s annual base salary will be increased from $150,000 to $350,000; and Mr. Kaskavelis’s annual base salary was increased from $120,000 to $350,000, in each case, effective as of the date of the consummation of the Business Combination.

Annual Bonuses

None of Advent’s named executive officers received an annual bonus during fiscal years 2020 or 2019.

Equity Compensation

In recognition of past service, in 2020, each of our executive officers was granted shares of common stock of Advent Technologies Inc. at a discounted purchase price of $0.01 per share. These shares were issued pursuant to the terms of eitherthe Advent Technologies Inc. 2018-2020 Stock Grant Plan or the Advent Technologies Inc. 2020-2023 Stock Grant Plan (collectively, the “Stock Grant Programs”).Pursuant to the Stock Grant Programs, Mr. Gregoriou was granted 512,080 shares on March 26, 2020 and 297,834 shares on September 9, 2020, and each of Messrs. De Castro and Kaskavelis was granted 256,040 shares on March 26, 2020 and 178,701 shares on September 9, 2020. In general, under the Stock Grant Programs, if the employee ceased to be employed with Advent for any reason prior to December 31, 2020, Advent had a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. This limited repurchase right lapsed on December 31, 2020.

Employment Agreements

Advent is a party to certain offer letters with each of the named executive officers that set forth the initial terms and conditions of the officer’s employment with Advent, each of which has since been superceded by new employment agreements as described in “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Employment and Consulting Arrangements with Executive Officers and Directors”. The material terms of these offer letters are summarized below.

Mr. Gregoriou. On December 3, 2012, Advent entered into an offer letter with Mr. Gregoriou, which provided for an annual base salary of $170,000, eligibility to receive an annual performance bonus of cash and performance stock awards and an initial grant of restricted stock awards in an amount equal to 4% of outstanding common stock on Mr. Gregoriou’s date of hire. Pursuant to the offer letter, if Mr. Gregoriou’s employment is terminated without “cause” or if he resigns for “good reason” (as each such term was defined in the offer letter), he is entitled to (i) 6 months’ base salary continuation and (ii) 12 months’ subsidized benefits continuation, in each case subject to Mr. Gregoriou’s execution and non-revocation of a release of claims. As described in further detail in the “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Employment and Consulting Arrangements with Executive Officers and Directors” section of this prospectus, effective as of the consummation of the Business Combination, this offer letter is being superseded in its entirety by a new employment agreement between Mr. Gregoriou and Advent.

On October 19, 2019, Mr. Gregoriou separately entered into an agreement with Advent that contained (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for two year post-termination of employment, (iv) a covenant not to solicit any of Advent’s customers or patrons during the two-year period following termination and (v) a covenant not to solicit any of Advent’s employees or consultants during the two-year period following termination.

Messrs. De Castro and Kaskavelis. Neither Messrs. De Castro nor Kaskavelis were previously party to employment agreements with Advent, though each entered into offer letters with Advent in May 2020. These offer letters set forth such executive’s base salary ($150,000 for Mr. De Castro and $120,000 for Mr. Kaskavelis), a bonus target of 100% of base salary, and a right to an award pursuant to the 2020-2023 Stock Grant Plan. As described in further detail in the “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Employment and Consulting Arrangements with Executive Officers and Directors” section of this prospectus, in connection with the announcement of the Business Combination, Mr. De Castro entered into an employment agreement with Advent and Mr. Kaskavelis entered into a term sheet with Advent, each of which will become effective as of the consummation of the Business Combination.

Employee Benefits

Advent did not provide, in 2019 or 2020, any health and welfare benefits or 401(k) retirement plan to its U.S. full-time employees. As described in further detail in Note 2.22 of Advent’s audited financial statements for fiscal year 2019 included as part of this prospectus, pursuant to Greek Labor Law 2112/1920, employees in Greece are entitled to an indemnity in the event of dismissal or retirement, though as a director, Mr. Gregoriou is not eligible for such indemnity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2020, none of Messrs. Gregoriou, De Castro or Kaskavelis had any outstanding equity awards. However, in 2020, each of Messrs. Gregoriou, Castro and Kaskavelis and certain other executive officers were issued stock awards pursuant to the terms of certain stock grant plans, the terms of which are described in further detail in the “Executive Compensation—Narrative Disclosure to the Summary Compensation Table” section of this prospectus.

Director Compensation

None of Advent’s non-employee directors received compensation in respect of their services as directors of Advent during the 2020 fiscal year. While each of Messrs. Gregoriou, De Castro and Kaskavelis served as members of the board of directors of Advent in 2020, none received additional compensation for director services and all compensation earned by them with respect to their employment with Advent is set forth in the “Summary Compensation Table” above.

Pursuant to offer letters with each of the Company’s non-employee directors (the “Director Offer Letters”), each of Katherine E. Fleming, Katrina Fitz, Anggelos Skutaris, and Lawrence M. Clark, Jr. will, following the Business Combination, receive an annual retainer of $60,000, to be paid quarterly in arrears. In addition, each non employee director will be eligible to receive an annual grant of options to purchase a number of shares of Company common stock determined by dividing $60,000 by the closing price per share of Company common stock on the applicable grant date. The annual grant of stock options will vest in annual installments over a three (3)-year period. The foregoing description of the Director Offer Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Director Offer Letters, which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Employment Agreements and Other Arrangements with Executive Officers and Directors

Employment and Consulting Arrangements with Executive Officers and Directors

Employment Arrangements

On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Business Combination, Advent entered into employment agreements, with each of Messrs. Gregoriou, De Castro, and Coffey. In addition, Messrs. Kaskavelis and Hunter entered into employment agreements on December 31, 2020, and January 12, 2021, respectively. The material terms of these new employment arrangements are set forth below:

●
Mr. Gregoriou serves as our Chief Executive Officer and Chairman of our board of directors, with an initial annual base salary of $800,000, a one-time signing bonus of $500,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 150% of his annual base salary.

●
Mr. Coffey serves as our Chief Operating Officer and General Counsel, with an annual base salary of $475,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

●
Mr. De Castro serves as our Chief Technology Officer, with an annual base salary of $350,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

●
Mr. Kaskavelis serves as our Chief Marketing Officer, with an annual base salary of €315,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

●
Mr. Hunter serves as our President and Chief Financial Officer, with an annual base salary of $475,000, a one-time signing bonus of $400,000, and eligibility to earn an annual performance bonus with a target equal to 125% of his annual base salary.

The sign-on bonuses are payable in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% to be paid on the first payroll date following the one year anniversary of the consummation of the Business Combination, subject to the applicable executive’s employment through the relevant payment date.

The employment agreements provide that if an executive’s employment terminates without “cause” or by him for “good reason,” (as such terms are defined in the employment agreement or term sheet, as applicable), the executive will be entitled to (i) up to 12 months’ subsidized medical, dental and vision benefits continuation (18 months for Mr. Gregoriou) and (ii) payment of one times (two times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months. If such termination of employment without “cause” or resignation for “good reason” occurs within 60 days prior to, or 12 months following, a “change in control” (as such term is defined in the 2021 Equity Incentive Plan), severance is enhanced and provides for (i) up to 18 months’ subsidized medical, dental and vision benefits continuation for all executives, (ii) two times (three times for Mr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months, and (iii) the initial grant of stock options and restricted stock units issued pursuant to the 2021 Equity Incentive Plan, shall become fully vested, and such options will remain exercisable for a period of one year following such termination of employment. Moreover, if the acquirer in such “change in control” does not agree to assume or substitute for equivalent stock options, any unvested portion of the initial grant of stock options shall become fully vested and exercisable at the time of such transaction.

The employment agreements for Messrs. Gregoriou, Kaskavelis, and Coffey each contain (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for one year post-termination of employment (subject to, for Messrs. Gregoriou and Coffey, the Executive’s receipt of at least 50% of the Executive’s highest annualized base salary within the two (2) year period preceding termination) for the entire year, (iv) a covenant not to solicit any of our customers, vendors, suppliers or other business partners during the eighteen (18)-month period following termination and (v) a covenant not to solicit any of our employees or independent contractors during the eighteen (18)-month period following termination.

Consulting Arrangement

In addition, the term sheet for Charalampos Antoniou, a member of Advent’s board of directors prior to the Business Combination, provides that he will serve as our Business Development Representative, with annual consulting fees of $240,000 per year and eligibility to earn a discretionary annual performance bonus, each beginning in fiscal year 2021.

Transaction Bonus Letter Agreements with Executive Officers

Advent entered into transaction bonus letter agreements with each of Messrs. Gregoriou, De Castro, Coffey and Kaskavelis, which entitle each executive to receive a transaction bonus that is payable promptly following the Business Combination, contingent upon such executive’s continued employment through the consummation of the Business Combination and execution of a general release of claims. The transaction bonuses, which were paid at the time of the Business Combination, were as follows: (i) for Mr. Gregoriou, $2,500,000, (ii) for each of Messrs. De Castro and Kaskavelis, $860,000 and (iii) for Mr. Coffey, $520,000, and was paid at the time of the Business Combination.

Payment of Accrued but Unpaid Base Compensation

As described in further detail in Note 3 of Advent’s audited financial statements for fiscal year 2019 included as part of this prospectus, although Messrs. Gregoriou, De Castro and Kaskavelis had earned base compensation for prior years of service. As of December 31 2020, an aggregate of $613,970, $426,422 and $120,000 is due in unpaid compensation for prior service to, respectively, Messrs. Gregoriou, De Castro and Kaskavelis. These amounts were repaid to Messrs. Gregoriou, De Castro and Kaskavelis in connection with the Business Combination.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our second amended and restated certificate of incorporation and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The second amended and restated certificate of incorporation authorizes the issuance of 111,000,000 shares, of which 110,000,000 shares are shares of common stock, par value $0.0001 per share and 1,000,000 shares are shares of undesignated preferred stock, par value $0.0001 per share.

As of February 5, 2021, our issued and outstanding share capital consisted of: (i) 46,105,947 shares of common stock, held of record by approximately 43 holders, (ii) no shares of preferred stock and (iii) 26,392,355 warrants, consisting of 22,052,077 public warrants, 3,940,278 placement warrants and 400,000 working capital warrants, held of record by approximately 6 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Rights

Except as otherwise required by law or the second amended and restated certificate of incorporation, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the second amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitle, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the second amended and restated certificate of incorporation or the DGCL.

Dividend Rights

The board of directors may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the second amended and restated certificate of incorporation.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of shares of common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock then outstanding.

Transfers

All of the shares of Class B common stock of AMCI that converted into shares of our common stock at the Closing of the Business Combination are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of  (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock were issued or registered in the Business Combination.

Warrants

Public Stockholders’ Warrants

There are currently outstanding an aggregate of 22,052,077 public warrants, which entitle the holder to acquire common stock. Each whole warrant will entitle the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, beginning 30 days after the Closing (which for the avoidance of doubt is March 6, 2021). The public warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants for Cash

Once the public warrants become exercisable, we may call the warrants for redemption for cash:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●
if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our public warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their placement warrants and working capital warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of  (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The public warrants and the placement warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AMCI. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrantholder.

Placement Warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. The placement warrants (including the common stock issuable upon exercise of the placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with Sponsor) and they will not be redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than Sponsor or its permitted transferees, the placement warrants will be subject to the same terms and conditions as the public warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Working Capital Warrants

In order to finance transaction costs in connection with an intended initial business combination, Sponsor made a non-interest bearing loan to the Company of $400,000, which was due at the earlier of the date on which AMCI consummates the Business Combination or February 22, 2021. In connection with the Closing, such loan was converted into warrants (referred to in this prospectus as working capital warrants) at a price of $1.00 per warrant at the option of the lender. Such working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
●	an affiliate of an interested stockholder; or
●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or
●
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

The second amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Classified Board of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The second amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our common stock then outstanding; or
●	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of February 5, 2021, we had 46,105,947 shares of common stock issued and outstanding. Of these shares, 10,357,613 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates.

In addition, as of February 5, 2021, we have reserved a total of 6,915,892 shares of common stock for issuance under our 2021 Equity Incentive Plan and up to 26,392,355 shares of common stock for issuance upon exercise of the warrants.

As of February 5, 2021, there were 26,392,355 warrants outstanding consisting of 22,052,077 public warrants, 3,940,278 placement warrants and 400,000 working capital warrants. Each of our warrants is exercisable for one share of common stock at an exercise price of $11.50 per share. The public warrants are freely tradeable and subject to redemption as described elsewhere herein. The placement warrants and the working capital warrants are subject to transfer descriptions described below under “Securities Act Restrictions on Resale of Securities—Lock-Up Agreements.”

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

Certain former stockholders of Advent Technologies Inc., who collectively owned 23,735,315 shares of our common stock as of February 5, 2021 have agreed with the Company, subject to certain exceptions, not to dispose of or hedge any of their shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date, (ii) the last trading day when the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (iii) such date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property.

Similarly, the Sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 5,513,019 shares of our common stock, agreed to a substantially identical lock-up in connection with the AMCI IPO (and its permitted transferees are subject to such lock-up with respect to the shares transferred to such permitted transferees). Additionally, the Sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 4,340,278 private placement warrants and working capital warrants, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Closing continuing through the date that is 30 days after the Closing.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our 2021 Equity Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of our common stock underlying the 2021 Equity Incentive Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of the Closing Date by:

●	each person known to us to be the beneficial owner of more than 5% of outstanding common stock;
●	each of our executive officers and directors; and
●	all executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 46,105,947 shares of common stock outstanding as of the Closing.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Executive Officers Post-Business Combination
Vassilios Gregoriou	5,465,506	11.9%
William Hunter	100,000	*
Christos Kaskavelis(1)	3,704,113	8.0%
Emory De Castro	2,124,999	4.6%
James F. Coffey	590,705	1.3%
Katherine E. Fleming	—	—
Anggelos Skutaris	—	—
Katrina Fritz	—	—
Lawrence M. Clark, Jr.	35,000	*
All directors and executive officers post-Business Combination as a group (nine individuals)(2)	12,020,323	26.1%
Five Percent Holders:
AMCI Sponsor LLC(3)(4)	4,844,148	9.99%
*	less than 1%
(1)
Christos Kaskavelis’ ownership includes 1,802,405 shares owned by Nemaland Ltd, an entity in which Mr. Kaskavelis and his wife each hold a 50% stake and for which Mr. Kaskavelis holds shared voting and dispositive power with his wife with regard to such shares of Company common stock. The business address of Mr. Kaskavelis is 200 Clarendon Street, Boston, MA 02116. The business address of Nemaland Ltd is 77 Strovolou, Office 204, 2018 Strovolos, 2018, Cyprus.

(2)	Unless otherwise indicated, the business address of each of the individuals is 200 Clarendon Street, Boston, MA 02116.
(3)
The number of shares includes 2,474,009 shares of Company common stock issued to the Sponsor upon conversion of its founder shares and 2,370,139 shares of Company common stock issued upon exercise of warrants owned by the Sponsor. Pursuant to the Merger Agreement, the Sponsor entered into a letter agreement with AMCI and Advent, which provided that the Sponsor would forfeit one-third (1/3rd) of the placement warrants that it owned as of the Closing. The business address of the Sponsor is c/o AMCI Acquisition Corp., 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.

(4)
In connection with a loan previously made by Orion Resource Partners (USA) LP to AMCI, the Sponsor transferred one-half of its founder shares and one-half of its remaining placement warrants after the forfeiture described above to permitted transferees of Sponsor and Orion Resource Partners (USA) LP at the closing of the Business Combination.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 23,210,601 shares of common stock (including 3,940,278 shares of common stock that may be issued upon exercise of the placement warrants and 400,000 shares of common stock that may be issued upon exercise of the working capital warrants) and 4,340,278 warrants. The Selling Securityholders may from time to time offer and sell any or all of the common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and warrants beneficially owned, the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock and warrants beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 46,105,947 shares of common stock outstanding as of February 5, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 200 Clarendon Street, Boston, MA 02116.

Selling Securityholders

Selling Securityholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering	Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering	Shares of Common Stock Offered	Placement Warrants or Working Capital Warrants Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Helikon Investments Limited(2)	2,000,000	—	2,000,000	—	—	—	—	—
BNP Paribas Funds Energy Transition(3)	1,800,000	—	1,800,000	—	—	—	—	—
D.E. Shaw Valence Portfolios, L.L.C.(4)	750,000	—	750,000	—	—	—	—	—
Apollo Asset Ltd.(5)	384,000	—	384,000	—	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.(6)	250,000	—	250,000	—	—	—	—	—
Delphi Global(7)	220,000	—	220,000	—	—	—	—	—
Glazer Capital LLC(8)	200,000	—	200,000	—	—	—	—	—
Songa Capital AS(9)	100,000	—	100,000	—	—	—	—	—
Klaveness Marine Finance AS(10)	100,000	—	100,000	—	—	—	—	—
VB Capital Management AG(11)	100,000	—	100,000	—	—	—	—	—
Investeringsfondet Viking AS(12)	95,000	—	95,000	—	—	—	—	—
Pala Investments Limited(13)	75,000	—	75,000	—	—	—	—	—
Istvan Zollei(14)(15)(16)	539,812	416,406	539,812	416,406	—	—	—	—
Dov Lader (15)(16)(17)	269,906	208,203	269,906	208,203	—	—	—	—
Daniel Zier(15)(16)(18)	107,962	83,281	107,962	83,281	—	—	—	—
2012 Lewnowski Family Trust UAD 12/19/2012(15)(16)(19)	1,636,330	1,262,249	1,636,330	1,262,249	—	—	—	—
AMCI Sponsor LLC(15)(16)(20)	2,474,009	2,370,139	2,474,009	2,370,139	—	—	—	—
William Hunter(15)(21)	100,000	—	100,000	—	—	—	—	—
Brian Beem(15)(22)	100,000	—	100,000	—	—	—	—	—
Nimesh Patel(15)(23)	100,000	—	100,000	—	—	—	—	—
Gary Uren(15)(24)	35,000	—	35,000	—	—	—	—	—
Lawrence M. Clark, Jr.(15)(25)	35,000	—	35,000	—	—	—	—	—
Jason Grant(15)(26)	35,000	—	35,000	—	—	—	—	—
Patrick Murphy(15)(27)	80,000	—	80,000
Vassilios Gregoriou(28)(29)	5,465,506	—	5,465,506	—	—	—	—	—
Christos Kaskavelis(29)(30)	3,704,113	—	3,704,113	—	—	—	—	—
Emory De Castro(29)(31)	2,124,999	—	2,124,999	—	—	—	—	—
James F. Coffey(29)(32)	590,705	—	590,705	—	—	—	—	—

*	Less than one percent.
(1)
The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116.

(2)	The address of Helikon Investments Limited is 105 Jermyn Street, London, SW1Y 6EE, UK.
(3)	The address of BNP Paribas Funds Energy Transition is c/o BNP Paribas Asset Management UK Limited, 5 Aldermanbury Square, London EC2V 7BP, UK.
(4)	The address of D.E. Shaw Valence Portfolios, L.L.C. is 1166 Avenue of the Americas, New York, New York 10036.
(5)	The address of Apollo Asset Ltd. is 34 Avenue De L’Annunciade, 98000 Monaco, MC.

(6)	The address of D.E. Shaw Oculus Portfolios, L.L.C. 1166 Avenue of the Americas, New York, New York 10036.
(7)	The address of Delphi Global is Professor Kohts VEI 9, PO Box 484, 1327 Lysaker, Norway.
(8)	The address of Glazer Capital LLC is 250 West 55th Street, Suite 30A, New York, New York 10019.
(9)	The address of Songa Capital AS is Haakon Vlls gt 7, 0251 Oslo, Norway.
(10)	The address of Klaveness Marine Finance AS is Harbizalleen 2A, 0275 PO Box 399 Skoyen, Norway.
(11)	The address of VB Capital Management AG is Lowenstrasse 2, Zurich CH 8001, Switzerland.
(12)	The address of Investeringsfondet Viking AS is Bogstadveien 6, 0355 Oslo, Norway.
(13)	The address of Pala Investments Limited is Gatthardstrasse 26, Zug, Switzerland.
(14)	Consists of securities held by Orion prior to the Business Combination. The address of Istvan Zollei is 425 West 53rd Street, TH# 409, New York, New York 10019.
(15)
These shares are subject to a contractual lock-up pursuant to a letter agreement as of November 15, 2018. Subject to certain limited exceptions, such securities cannot be transferred for one year following the Business Combination; provided that the lock-up will terminate if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination.

(16)
These warrants and the shares underlying the warrants are subject to a contractual lock-up pursuant to a letter agreement as of November 15, 2018. Subject to certain limited exceptions, such warrants and the shares underlying such warrants cannot be transferred for 30 days following the Business Combination.

(17)	Consists of securities held by Orion prior to the Business Combination. The address of Dov Lader is 598 Barnard Avenue, Woodmere, New York, 11598.
(18)	Consists of securities held by Orion prior to the Business Combination. The address of Daniel Zier is 1050 S Josephine Street, Denver, Colorado 80209.
(19)	Consists of securities held by Orion prior to the Business Combination. The address of the 2012 Lewnowski Family Trust UAD 12/19/2012 is 75 Stuyvesant Avenue, Rye, New York 10580.
(20)	Consists of securities held by Orion prior to the Business Combination. The address of AMCI Sponsor LLC is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(21)	The address of William Hunter is 200 Clarendon Street, Boston, MA 02116.
(22)	The address of Brian Beem is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(23)	The address of Nimesh Patel is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(24)	The address of Gary Uren is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(25)	The address of Lawrence M. Clark, Jr. is 200 Clarendon Street, Boston, MA 02116.
(26)	The address of Jason Grant is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650
(27)	The address of Patrick Murphy is 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.
(28)	The address of Vassilios Gregoriou is 200 Clarendon Street, Boston, MA 02116.
(29)
These securities are subject to a contractual lock-up pursuant to a letter agreement dated October 12, 2020. Subject to certain limited exceptions, such securities cannot be transferred for one year following the Business Combination; provided that the lock-up will terminate if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination.

(30)	The address of Christos Kaskavelis is 200 Clarendon Street, Boston, MA 02116.
(31)	The address of Emory De Castro is 200 Clarendon Street, Boston, MA 02116.
(32)	The address of James F. Coffey is 200 Clarendon Street, Boston, MA 02116.

Listing of Common Stock

Our common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AMCI

In June 2018, AMCI issued an aggregate of 5,750,000 founder shares to Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In October 2018, Sponsor transferred 35,000 founder shares to each of Messrs. Uren, Clark and Grant, AMCI’s independent directors, and 100,000 shares to each of Messrs. Hunter, Beem and Patel, our officers. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of AMCI’s IPO. On November 27, 2018, the underwriters in AMCI’s IPO elected to exercise a portion of the over-allotment option for 2,052,077 additional Units. As a result of such partial exercise, Sponsor forfeited 236,981 shares of Class B common stock. The founder shares (including the Class A common stock issuable upon exercise thereof and designated as common stock in connection with the Business Combination) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

In November 2018, Sponsor purchased an aggregate of 5,500,000 placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that occurred simultaneously with the closing of AMCI’s IPO. Each placement warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. The placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. As a result of the partial exercise of the underwriter’s over-allotment option, Sponsor purchased an additional 410,416 placement warrants for aggregate gross process of $410,416.

Commencing November 2018, AMCI paid AMCI Holdings, Inc., an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Since completion of the Business Combination, we have ceased paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, have been paid to the Sponsor, officers and directors, or any affiliate of the Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of a Business Combination (regardless of the type of transaction that it is). However, such individuals are entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on AMCI’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. AMCI did not have a policy that prohibits the Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on AMCI’s behalf.

Prior to the consummation of the AMCI IPO, the Sponsor loaned AMCI $218,610 under an unsecured promissory note, which were used for a portion of the expenses of our initial public offering. The loan was non-interest bearing and unsecured and was repaid in full on November 23, 2018 out of the offering proceeds that were allocated to the payment of offering expenses (other than underwriting commissions).

In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, the Sponsor agreed to loan AMCI up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which AMCI consummates its Business Combination or February 22, 2021. On November 20, 2020, AMCI borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.

In connection with a loan previously made by Orion Resource Partners (USA) LP to AMCI, the Sponsor has agreed to transfer one-half of its remaining founder shares and one-half of its remaining placement warrants to permitted transferees of Sponsor and Orion Resource Partners (USA) LP at the Closing of the Business Combination. The loan by Orion Resource Partners (USA) LP was paid by AMCI upon the Closing of the Business Combination.

We have entered into a registration rights agreement with respect to the founder shares, the placement warrants, the working capital warrants and the shares of common stock issuable upon exercise of the foregoing and upon conversion of the founder shares.

Advent

Employment and Consulting Arrangements and Transaction Bonus

Advent has entered into employment arrangements (including transaction bonuses) with each of its executive officers and a consulting arrangement with one of its current directors. For more information regarding these agreements with Advent’s executive officers and directors, please see “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Employment and Consulting Arrangements with Executive Officers and Directors” and “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers and Directors—Transaction Bonus Letter Agreements with Executive Officers” of this prospectus.

Longspur Agreement

On April 6, 2020, Advent entered into a letter agreement with Longspur Capital Limited (“Longspur” and such agreement, the “Longspur Engagement”), the company through which Advent’s interim chief financial officer provided services to Advent. The Longspur Engagement was entered into in connection with Advent’s contemplated listing on the AIM Market of the London Stock Exchange and provides for Longspur to prepare an IPO preparation program, including but not limited to preparing an investment story, identifying potential private investors, and preparing research and a revised company valuation. Pursuant to such agreement an annual fee of £30,000 (plus VAT at the prevailing rate if applicable) would be charged. An additional fee of at least 15% of any monetary fees charged by any broker or NOMAD engaged by the company during the engagement period would also be charged. The initial term of the Longspur Engagement is a period of one year from April 1, 2020. On July 29, 2020, Advent and Longspur entered into a section letter agreement regarding the provision of interim chief financial officer services to Advent (the “Longspur Interim CFO Agreement”). The Longspur Interim CFO Agreement provided for Nick Stamp to act as Interim Chief Financial Officer, while remaining an employee of Longspur for an initial term of six months. The Longspur Interim CFO Agreement contemplated a £10,000 monthly fee, a £60,000 fee upon successful completion of the IPO, an additional fee of 0.25% of the total market capitalization of Advent upon IPO (payable in cash and shares), and an additional fee of 0.25% of the implied market valuation of Advent at the point of any interim fundraise payable on completion of the IPO. In connection with Advent’s decision to pursue the Transactions with AMCI rather than an IPO on the London Stock Exchange, Advent and Longspur subsequently entered into a verbal agreement pursuant to which all fees and compensation owed under the Longspur Engagement and the Longspur Interim CFO Agreement were cancelled and Advent will instead pay Longspur $1.3 million total at the Closing of the Business Combination.

Related Person Transaction Policy

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

●	financial institutions or financial services entities;
●	broker-dealers;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the U.S.;
●	persons that actually or constructively own five percent or more of our voting shares;
●	insurance companies;
●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
●	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock or warrants who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia; or
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●
a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost for the common stock or warrant less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock or warrants originally acquired as part of an investment unit, the acquisition cost for the share of common stock and warrant that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock or warrants who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
●	a foreign corporation or
●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S.. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

●
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder); or

●
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to an aggregate of 22,052,077 shares of common stock that are issuable upon exercise of the public warrants, 3,940,278 shares of common stock that are issuable upon exercise of the placement warrants and 400,000 shares of common stock that are issuable upon exercise of the working capital warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 23,210,601 shares of common stock, par value $0.0001 per share and up to 4,340,278 placement warrants and working capital warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;
●
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
●
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;
●	the names of the selling securityholders;
●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
●	settlement of short sales entered into after the date of this prospectus;
●	the names of any participating agents, broker-dealers or underwriters; and
●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions on Resale of Securities—Lock-up Agreements.”

LEGAL MATTERS

Ropes & Gray LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company.

EXPERTS

The audited financial statements of AMCI Acquisition Corp. for the period from June 18, 2018 (inception) to December 31, 2018 and for the year ended December 31, 2019 included in this prospectus have been so included in reliance on a report of Marcum LLP, an independent registered public accounting firm, appearing elsewhere herein and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The consolidated financial statements of Advent Technologies Inc. as at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019 included in this prospectus have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

CHANGE IN AUDITOR

On February 9, 2021, the Audit Committee of the Board approved the engagement of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021.

EY served as independent registered public accounting firm of Advent prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), AMCI’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of its audit of AMCI’s financial statements for the fiscal year ended December 31, 2020, which consists only of the accountants of the pre-Business Combination special purpose acquisition company.

The reports of Marcum on AMCI’s financial statements as of and for the fiscal year ended December 31, 2019 and as of December 31, 2018 and for the period from June 18, 2018 (inception) to December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through February 4, 2021, there were no disagreements between AMCI and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AMCI, would have caused it to make reference to the subject matter of the disagreements in its reports on AMCI’s financial statements for such years.

During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through February 4, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter dated February 9, 2021 is filed as Exhibit 16.1 to the registration statement to which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Vassilios Gregoriou
Chief Executive Officer
200 Clarendon Street
Boston, MA 02116
(857) 264-7035
88

AMCI ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

AMCI Acquisition Corp. Audited Financial Statements	Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2019 and December 31, 2018	F-3
Statements of Operations for the Year Ended December 31, 2019 and for the period from June 18, 2018 (inception) through December 31, 2018	F-4
Statements of Changes in Stockholders’ Equity for the Year Ended December 31, 2019 and for the period from June 18, 2018 (inception) through December 31, 2018	F-5
Statements of Cash Flows for the Year Ended December 31, 2019 and for the period from June 18, 2018 (inception) through December 31, 2018	F-6
Notes to Financial Statements	F-7

AMCI Acquisition Corp. Condensed Unaudited Financial Statements
Balance Sheets as of September 30, 2020, and December 31, 2019	F-18
Statements of Operations for the nine months ended September 30, 2020 and September 30, 2019	F-19
Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2020 and September 30, 2019	F-20
Statements of Cash Flows for the nine months ended September 30, 2020 and the nine months ended September 30, 2019	F-21
Notes to Financial Statements	F-22

Advent Technologies Inc. Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-34
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-35
Consolidated Statements of Operations for the years ended December 31, 2019 and 2018	F-36
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2019 and 2018	F-37
Consolidated Statements of Changes of Stockholders’ Deficit for the years ended December 31, 2019 and 2018	F-38
Consolidated Statements of Cash Flows for the years ended December 31, 2019 and 2018	F-39
Notes to the Consolidated Financial Statements	F-40

Advent Technologies Inc. Unaudited Interim Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019 (audited)	F-59
Unaudited Interim Condensed Consolidated Statements of Operations for the nine-month periods ended September 30, 2020 and 2019	F-60
Unaudited Interim Condensed Consolidated Statements of Comprehensive Loss for the nine-month periods ended September 30, 2020 and 2019	F-61
Unaudited Interim Condensed Consolidated Statements of Changes of Stockholders’ Deficit for the nine-month periods ended September 30, 2020 and 2019	F-62
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2020 and 2019.	F-63
Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
AMCI Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AMCI Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from June 18, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from June 18, 2018 (inception) through December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph  - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018.

New York, NY
March 27, 2020

AMCI ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current Assets
Cash	$520,422	$886,279
Prepaid expenses and other current assets	57,109	129,825
Total Current Assets	577,531	1,016,104

Cash and cash equivalents held in Trust Account	225,433,349	221,060,045
Total Assets	$226,010,880	$222,076,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$25,496	$55,364
Accrued expenses	25,000	-
Accrued offering costs	-	25,000
Franchise tax payable	200,050	54,000
Income tax payable	1,033,660	113,000
Total Current Liabilities	1,284,206	247,364

Deferred underwriting fees	7,718,227	7,718,227
Total Liabilities	9,002,433	7,965,591

Commitments

Common stock subject to possible redemption, 20,846,454 and 20,869,316 shares at redemption value at December 31, 2019 and December 31, 2018, respectively	212,008,440	209,110,550

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,205,623 and 1,182,761 shares issued and outstanding (excluding 20,846,454 and 20,869,316 shares subject to possible redemption at December 31, 2019 and December 31, 2018, respectively)	121	118
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,513,019 shares issued and outstanding at December 31, 2019 and December 31, 2018	551	551
Additional paid-in capital	1,818,808	4,691,701
Retained earnings	3,180,527	307,638
Total Stockholders’ Equity	5,000,007	5,000,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,010,880	$222,076,149

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2019	For the period from June 18, 2018 (inception) through December 31, 2018
Operating expenses
Operating and formation costs	$439,017	$64,637
Franchise tax expense	257,540	54,000
Loss from operations	(696,557)	(118,637)

Other Income – dividends and interest	4,638,361	539,275
Income before provision for income tax	3,941,804	420,638
Provision for income tax	(1,068,915)	(113,000)
Net income	$2,872,889	$307,638

Weighted average number of common shares outstanding, basic and diluted (1)	6,695,864	5,338,303
Basic and diluted net loss per share (2)	$(0.05)	$(0.01)
_______________________

(1)	Excludes an aggregate of 20,846,454 and 20,869,316 shares subject to possible redemption as of December 31, 2019 and December 31, 2018, respectively.

(2)
Excludes income of $3,185,186 and $353,013 attributable to common stock subject to possible redemption for the Year Ended December 31, 2019 and the Period from June 18, 2018 (inception) through December 31, 2018, respectively (see Note 2).

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM JUNE 18, 2018
(INCEPTION)
THROUGH DECEMBER 31, 2018

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Earnings	Equity
Balance at January 1, 2019	1,182,761	$118	5,513,019	$551	$4,691,701	$307,638	$5,000,008
Reversal of offering costs	-	-	-	-	25,000	-	25,000
Change in common stock subject to possible redemption	22,862	3	-	-	(2,897,893)	-	(2,897,890)
Net income	-	-	-	-	-	2,872,889	2,872,889
Balance at December 31, 2019	1,205,623	$121	5,513,019	$551	$1,818,808	$3,180,527	$5,000,007

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	Equity
Balance at June 18, 2018 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock to Sponsor (1)	-	-	5,750,000	575	24,425	-	25,000
Sale of 22,052,077 units at $10 per unit	22,052,077	2,205	-	-	220,518,565	-	220,520,770
Underwriters’ discount and offering expenses	-	-	-	-	(12,653,266)	-	(12,653,266)
Proceeds from sale of warrants to Sponsors	-	-	-	-	5,910,416	-	5,910,416
Sponsors’ shares cancelled (over-allotment)	-	-	(236,981)	(24)	24	-	-
Change in shares subject to redemption	(20,869,316)	(2,087)	-	-	(209,108,463)	-	(209,110,550)
Net income	-	-	-	-	-	307,638	307,638
Balance at December 31, 2018	1,182,761	$118	5,513,019	$551	$4,691,701	$307,638	$5,000,008
_______________________

(1)	Included 750,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2019	For the Period from June 18, 2018 (inception) through December 31, 2018

Cash Flows from Operating Activities:
Net income	$2,872,889	$307,638
Adjustments to reconcile net income to net cash used in operating activities:
Other income – dividends and interest	(4,638,361)	(539,275)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	72,716	(129,825)
Accounts payable	(29,868)	55,364
Accrued expenses	25,000	-
Accrued offering costs	-	25,000
Franchise tax payable	146,050	54,000
Income tax payable	920,660	113,000
Net cash used in operating activities	(630,914)	(114,098)

Cash Flows from Investing Activities:
Trust Account deposit	-	(220,520,770)
Trust Account withdrawals for the payment of franchise taxes and income taxes	265,057	-
Net cash provided by and used in investing activities	265,057	(220,520,770)

Cash Flows from Financing Activities:
Payment of offering costs	-	(4,935,039)
Proceeds from issuance of common stock to Sponsor	-	25,000
Proceeds from sale of warrants	-	5,910,416
Proceeds from sale of Units	-	220,520,770
Proceeds from Promissory Note – related party	-	218,610
Repayment of Promissory Note – related party	-	(218,610)
Net cash provided by financing activities	-	221,521,147

Net Change in Cash	(365,857)	886,279
Cash – Beginning	886,279	-
Cash – Ending	$520,422	$886,279

Supplemental Disclosure for Cash Flow activities:
Cash paid for income taxes	$153,617	$-

Non-Cash investing and financing activities:
Initial classification of common stock subject to redemption	$-	$209,511,210
Initial classification of deferred underwriting fee payable	$-	$7,718,227
Change in value of common stock subject to possible redemption	$2,897,890	$400,660
Reversal of deferred offering costs over accrual	$25,000	-

The accompanying notes are an integral part of these financial statements.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Note 1 - Description of Organization and Business Operations

AMCI Acquisition Corp. (the “Company”) was incorporated in Delaware on June 18, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company’s sponsor is AMCI Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the global natural resource infrastructure, value chain and logistics-related sectors. These sectors include equipment, services and technology that is used in, or related to, the resource value chain, and we refer to Natural Resources and Mining Equipment, Technology and Services (“Natural Resources and METS”) sectors.

As of December 31, 2019, the Company had not commenced any operations. All activity through December 31, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and its search for a suitable Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating total gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,500,000 warrants (the “Placement Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor, generating total gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On November 27, 2018, the Company closed on the sale of 2,052,077 additional units at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $20,520,770, which were placed in the Trust Account and incurring additional offering costs of $410,416 in underwriting fees, which were paid via purchase by the Sponsor of an additional 410,416 Placement Warrants at a price of $1.00 per warrant. As a result of the partial exercise of the over-allotment option by the underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares (as defined in Note 5).

Transaction costs amounted to $12,628,266, consisting of $4,410,416 of underwriting fees, $7,718,227 of deferred underwriting fees and $499,623 of other costs. In addition, $520,422 of cash remained outside of the Trust Account and was available for working capital purposes as of December 31, 2019.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Warrants, although substantially all of the remaining net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion unless otherwise required by law or regulation. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed to vote their Founder Shares (as defined below in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company has entered a contingent forward purchase agreement with the Sponsor. This contingent forward purchase agreement allows the Sponsor to purchase up to 5,000,000 units (the “Forward Purchase Units”) for $10.00 each, in a private placement to occur concurrently with the closing of an initial Business Combination, for an aggregate purchase price of up to $50,000,000. The Forward Purchase Units and their component securities would be identical to the units being sold in this offering, except that the Forward Purchase Units and their component securities would be subject to transfer restrictions and certain registration rights, as described therein. The proceeds from the sale of Forward Purchase Units may be used as part of the consideration to the sellers in the initial Business Combination.

The Company’s initial stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has until May 20, 2020 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting fee (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at December 31, 2019, the Company had $520,422 in cash, working capital of $527,035, and $4,912,579 of interest available to pay its tax obligations.

The Company’s liquidity needs have been satisfied to date through the contribution of $25,000 from the sale of the Founder Shares, the loan from the Sponsor in an aggregate amount of $218,610 pursuant to a promissory note, and the net proceeds from the sale of the Units and Placement Warrants held outside the Trust Account.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and may require additional funds to meet its obligations and sustain its operations.

The Company may need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor or the Company’s officers and directors. The Company’s Sponsor, an affiliate of the Sponsor or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of an initial business combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of balance sheet in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents held in Trust Account

At December 31, 2019, the assets held in the Trust Account were invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.  The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash equivalents totaling $225,433,349 and $221,060,045 held in the Trust Account as of December 31, 2019 and December 31, 2018, respectively.  During the year ended December 31, 2019, the Company withdrew $265,057 from interest accrued in the Trust Account for the payment of franchise taxes and income taxes.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. An aggregate of 20,846,454 and 20,869,316 shares of common stock subject to possible redemption at December 31, 2019 and December 31, 2018, respectively, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 27,962,493 shares of common stock, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the income of the Trust Account and not the income or losses of the Company.  Accordingly, basic and diluted loss per common share is calculated as follows:

	For the Year Ended December 31, 2019	For the period from June 18, 2018 (inception) through December 31, 2018
Net income	$2,872,889	$307,638
Less: Income attributable to common stock subject to possible redemption	(3,185,186)	(353,013)
Adjusted net loss	$(312,297)	$(45,375)
Weighted average shares outstanding, basic and diluted	6,695,864	5,338,303
Basic and diluted net loss per common share	$(0.05)	$(0.01)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,052,077 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 - Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant for an aggregate purchase price of $5,500,000. Simultaneously with the exercise of the over-allotment, the Sponsor purchased an aggregate of 410,416 Placement Warrants at a price of $1.00 per Placement Warrant for an aggregate purchase price of $410,416. Each Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Placement Warrants were added to the proceeds from the sale of the Units in the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Placement Warrants will expire worthless. The Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon liquidation.

The Sponsor, and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 5 - Related Party Transactions

Founder Shares

On June 25, 2018, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7.  In October 2018, the Sponsor transferred 35,000 Founder Shares to each of Messrs. Uren, Clark and Grant, the Company’s independent director nominees, and 100,000 each to Messrs. Hunter, Beem and Patel, the Company’s officers.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
As a result of the partial exercise of the over-allotment option by the Underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement with an affiliate of the Sponsor whereby, commencing on November 16, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the affiliate $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2019, the Company recorded $120,000 in fees in connection with such services in general and administrative expenses in the accompanying statements of operations. There were no fees payable and outstanding as of December 31, 2019 and December 31, 2018.

Related Party Loans

On June 25, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2018 or the completion of the Initial Public Offering. $218,610 was outstanding under the Promissory Note as of November 20, 2018. The Company repaid the outstanding balance of the Promissory Note in the amount of $218,610 to the Sponsor on November 23, 2018.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Placement Warrants.

Note 6 – Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants), Forward Purchase Units (and any shares of Class A common stock issuable upon the exercise of the Forward Purchase Units and the Shares of Class A common stock underlying the warrants underlying the Forward Purchase Units) and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Other Agreements

In May 2018, the Company entered into an agreement with a legal firm to assist the Company with a potential business combination and related securities and corporate work. The Company has agreed to pay a portion of the invoices and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

In November 2018, the Company entered into an agreement with a transfer agent and trust company. The Company has paid a portion of the initial fees and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

As of December 31, 2019, the aggregate amount deferred for such legal firm and transfer agent and trust company was $26,706. The deferred amount is an unrecognized contingent liability, as closing of the Business Combination was not considered probable as of December 31, 2019.

Note 7 - Stockholders’ Equity

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A common stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019 and December 31, 2018, there were 1,205,623 and 1,182,761 shares of Class A common stock issued and outstanding, excluding 20,846,454 and 20,869,316 shares of common stock subject to possible redemption, respectively.

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2019 and December 31, 2018, there were 5,513,019 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
Warrants - Each warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share.

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption;
●
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8 - Income Taxes

The income tax provision consists of the following:

	Year ended December 31, 2019	Period from June 18, 2018 (inception) through December 31, 2018
Federal
Current	$853,534	$113,000
Deferred	-	-

State
Current	215,381	-
Deferred	-	-
Income tax provision	$1,068,915	$113,000

As of December 31, 2019 and 2018, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”).

	December 31, 2019	December 31, 2018
Deferred tax assets:
Startup Costs	$131,532	$-
Total deferred income tax assets	$131,532	$-

Net deferred income tax assets	$131,532	$-
Valuation allowance	(131,532)	-
Deferred tax asset, net of allowance	$-	$-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

AMCI ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 and December 31, 2018 is as follows:

	December 31, 2019	December 31, 2018
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	3.10%	-%
Return to provision	(0.30)%	-%
Other	-%	3.00%
Change in valuation allowance	3.30%	-%
Income tax provision	27.10%	24.00%

The Company files income tax returns in the U.S. federal jurisdiction and Pennsylvania and is subject to examination for the years ended December 31, 2018 and December 31, 2019.

Note 9 - Fair Value Measurements

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Observable inputs such as quoted prices in active markets;

●	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The following table presents information about the Company’s assets that are measured on a recurring basis at December 31, 2019 and December 31, 2018, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account	$225,433,349

December 31, 2018

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account	$221,060,045

Note 10 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

AMCI ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets
Cash	$109,940	$520,422
Prepaid expenses and other current assets	25,722	57,109
Total Currents Assets	135,662	577,531

Cash and cash equivalents held in Trust Account	153,781,268	225,433,349
Total Assets	$153,916,930	$226,010,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$57,810	$25,496
Accrued expenses	10,903	25,000
Franchise tax payable	30,050	200,050
Income tax payable	18,225	1,033,660
Promissory note	2,330,304	-
Total Current Liabilities	2,447,292	1,284,206

Deferred underwriting fees	7,718,227	7,718,227
Total Liabilities	10,165,519	9,002,433

Commitments

Common stock subject to possible redemption, 13,471,011 and 20,846,454 shares at redemption value at September 30, 2020 and December 31, 2019, respectively	138,751,410	212,008,440

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,454,178 and 1,205,623 issued and outstanding (excluding 13,471,011 and 20,846,454 shares subject to possible redemption at September 30, 2020 and December 31, 2019, respectively)	146	121
Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,513,019 shares issued and outstanding at September 30, 2020 and December 31, 2019	551	551
Additional paid-in capital	2,490,372	1,818,808
Retained earnings	2,508,932	3,180,527
Total Stockholders’ Equity	5,000,001	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,916,930	$226,010,880

The accompanying notes are an integral part of these unaudited condensed financial statements.

AMCI ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
Operating expenses
Operating costs	$414,612	$924,742	$114,179	$351,396
Franchise tax expense	50,000	158,794	50,000	207,540
Loss from operations	(464,612)	(1,083,536)	(164,179)	(558,936)

Other Income – dividends and interest	39,434	832,809	1,179,253	3,710,334
(Loss) income before provision for income tax	(425,178)	(250,727)	1,015,074	3,151,398
Provision for income tax	192,727	420,868	199,916	703,055
Net (loss) income	$(617,905)	$(671,595)	$815,158	$2,448,343

Weighted average number of common shares outstanding, basic and diluted (1)	6,816,278	6,753,460	6,699,373	6,695,791
Basic and diluted net loss per share (2)	$(0.09)	$(0.13)	$(0.01)	$(0.04)

(1)	Excludes an aggregate of 13,471,011 and 20,866,262 shares subject to possible redemption as of September 30, 2020 and 2019, respectively.

(2)
Excludes income of $0, $228,483, $879,363, and $2,703,586 attributable to common stock subject to possible redemption for the Three and Nine Months Ended September 30, 2020 and 2019, respectively (see Note 2).

The accompanying notes are an integral part of these unaudited condensed financial statements.

AMCI ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019
(Unaudited)

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Earnings	Equity
Balance at January 1, 2020	1,205,623	$121	5,513,019	$551	$1,818,808	$3,180,527	$5,000,007
Change in common stock subject to possible redemption	5,072	-	-	-	(365,240)	-	(365,240)
Net income	-	-	-	-	-	365,235	365,235
Balance at March 31, 2020	1,210,695	$121	5,513,019	$551	$1,453,568	$3,545,762	$5,000,002

Change in common stock subject to possible redemption	90,906	10	-	-	418,919	-	418,929
Net loss	-	-	-	-	-	(418,925)	(418,925)
Balance at September 30, 2020	1,301,601	$131	5,513,019	$551	$1,872,487	$3,126,837	$5,000,006

Change in common stock subject to possible redemption	152,577	15	-	-	617,885	-	617,900
Net loss	-	-	-	-	-	(617,905)	(617,905)
Balance at September 30, 2020	1,454,178	$146	5,513,019	$551	$2,490,372	$2,508,932	$5,000,001

	Shares of Class A Common Stock		Shares of Class B Common stock		Additional paid-in	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	capital	Earnings	Equity
Balance at January 1, 2019	1,182,761	$118	5,513,019	$551	$4,691,701	$307,638	$5,000,008
Change in common stock subject to possible redemption	4,424	1	-	-	(790,261)	-	(790,260)
Net income	-	-	-	-	-	790,254	790,254
Balance at March 31, 2019	1,187,185	$119	5,513,019	$551	$3,901,440	$1,097,892	$5,000,002

Change in common stock subject to possible redemption	(825)	-	-	-	(842,930)	-	(842,930)
Net income	-	-	-	-	-	842,931	842,931
Balance at September 30, 2019	1,186,360	$119	5,513,019	$551	$3,058,510	$1,940,823	$5,000,003

Reversal of offering costs	-	-	-	-	25,000	-	25,000
Change in common stock subject to possible redemption	(545)	-	-	-	(840,160)	-	(840,160)
Net income	-	-	-	-	-	815,158	815,158
Balance at September 30, 2019	1,185,815	$119	5,513,019	$551	$2,243,350	$2,755,981	$5,000,001

The accompanying notes are an integral part of these unaudited condensed financial statements.

AMCI ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2020	2019

Cash Flows from Operating Activities:
Net (loss) income	$(671,595)	$2,448,343
Adjustments to reconcile net income to net cash used in operating activities:
Dividends and interest on Trust Account	(832,809)	(3,710,334)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	31,387	88,342
Accounts payable	32,314	(39,696)
Accrued expenses	(14,097)	-
Franchise tax payable	(170,000)	96,050
Income tax payable	(1,015,435)	565,278
Net cash used in operating activities	(2,640,235)	(552,017)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(1,865,649)	-
Trust Account withdrawal for redemption of common stock	72,585,441	-
Trust Account withdrawals for the payment of franchise and income taxes	1,765,098	254,579
Net cash provided by investing activities	72,484,890	254,579

Cash Flows from Financing Activities:
Payment for redemption of common stock	(72,585,441)	-
Proceeds from promissory note	2,330,304	-
Net cash used by financing activities	(70,255,137)	-

Net Change in Cash	(410,482)	(297,438)
Cash – Beginning	520,422	886,279
Cash – Ending	$109,940	$588,841

Supplemental Disclosure for Cash Flow activities:
Cash paid for income taxes	$1,436,303	$143,139

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(671,589)	$2,473,350
Reversal of deferred offering costs	$-	$25,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)

Note 1 - Description of Organization and Business Operations

AMCI Acquisition Corp. (the “Company”) was incorporated in Delaware on June 18, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company’s sponsor is AMCI Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the global natural resource infrastructure, value chain and logistics-related sectors. These sectors include equipment, services and technology that is used in, or related to, the resource value chain, and we refer to Natural Resources and Mining Equipment, Technology and Services (“Natural Resources and METS”) sectors.

As of September 30, 2020, the Company had not commenced any operations. All activity through September 30, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and its search for a suitable Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 20,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating total gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor, generating total gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and was subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

On November 27, 2018, the Company closed on the sale of 2,052,077 additional units at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $20,520,770, which were placed in the Trust Account and incurring additional offering costs of $410,416 in underwriting fees, which were paid via purchase by the Sponsor of an additional 410,416 Private Placement Warrants at a price of $1.00 per warrant. As a result of the partial exercise of the over-allotment option by the Underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares (as defined below in Note 5).

Transaction costs amounted to $12,628,266, consisting of $4,410,416 of underwriting fees, $7,718,227 of deferred underwriting fees and $499,623 of other costs. In addition, $109,940 of cash remained outside of the Trust Account and was available for working capital purposes as of September 30, 2020.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the remaining net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion unless otherwise required by law or regulation. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed to vote their Founder Shares, and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company has entered a contingent forward purchase agreement with the Sponsor. This contingent forward purchase agreement allows the Sponsor to purchase up to 5,000,000 units (the “Forward Purchase Units”) for $10.00 each, in a private placement to occur concurrently with the closing of an initial Business Combination, for an aggregate purchase price of up to $50,000,000. The Forward Purchase Units and their component securities would be identical to the units being sold in this offering, except that the Forward Purchase Units and their component securities would be subject to transfer restrictions and certain registration rights, as described therein. The proceeds from the sale of Forward Purchase Units may be used as part of the consideration to the sellers in the initial Business Combination.

The Company’s initial stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
The Company has until February 22, 2021 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On May 15, 2020, the Company held a special meeting of stockholders to seek stockholder approval to extend the Combination Period from May 20, 2020 to October 20, 2020. The stockholders voted in favor to extend the deadline to complete a Business Combination to October 20, 2020.  In addition, stockholders holding 7,126,888 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account.  As a result, approximately $72.6 million (approximately $10.18 per share) was removed from the Trust Account to pay such holders. Approximately $373,000 (equal to $0.025 for each share of Class A common stock that was not redeemed at the special meeting) will be deposited into the Trust Account for each calendar month, or portion thereof, that is needed by the Company to complete an initial business combination.  As of September 30, 2020, an additional $1,865,649 was deposited into the Trust Account.

On October 16, 2020, the Company held a special meeting of stockholders to seek stockholder approval to extend the Combination Period from October 20, 2020 to February 22, 2021. The stockholders voted in favor of the extension of the deadline to complete a Business Combination to February 22, 2021.  In addition, stockholders holding 5,864,053 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account.  As a result, approximately $60.4 million (approximately $10.30 per share) was removed from the Trust Account to pay such holders.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting fee (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.00 per share.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Marcum LLP, our independent registered public accounting firm, and the underwriters of the Initial Public Offering will not execute agreements with us waiving such claims to the monies held in the Trust Account.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
The Company has principally financed its operations from inception using proceeds from the sale of its equity  securities to its stockholders prior to the Initial Public Offering and such amount of proceeds from the sale of the  Private Placement Warrants and the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of September 30, 2020, the Company had $109,940 in its operating bank account, $153,781,268 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of $(2,263,355), which excludes approximately $48,000 of franchise taxes and income tax payable that may be paid from interest earned on the Trust Account. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or February 22, 2021, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. Operating results for the three and nine months ended September 30, 2020 is not necessarily indicative of the results that may be expected for the year ended December 31, 2020.  In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 27, 2020.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents held in Trust Account

At September 30, 2020, the assets held in the Trust Account were invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.  The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash equivalents totaling $153,781,268 and $225,433,349 held in Trust Account as of September 30, 2020 and December 31, 2019, respectively.  During the nine months ended September 30, 2020, the Company withdrew $1,765,098 from interest accrued on the Trust Account for the payment of franchise taxes and income taxes. On May 21, 2020, the Company withdrew $72,585,441 for payment to the stockholders who redeemed their shares.  On October 20, 2020, the Company withdrew $40,000 from interest accrued on the Trust Account for the payment of franchise taxes.  On October 20, 2020, the Company withdrew an additional $60,404,995 for payment to the stockholders who redeemed their shares.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. An aggregate of 13,471,011 and 20,866,262 shares of common stock subject to possible redemption at September 30, 2020 and September 30, 2019, respectively, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 27,962,493 shares of common stock, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
Reconciliation of net loss per common share

The Company’s net loss/income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the income of the Trust Account and not the income or losses of the Company.  Accordingly, basic and diluted loss per common share is calculated as follows:

	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2019
Net (loss) income	$(617,905)	$(671,595)	$815,158	$2,448,343
Less: Income attributable to common stock subject to possible redemption	-	(228,483)	(879,363)	(2,703,586)
Adjusted net loss	$(617,905)	$(900,078)	$(64,205)	$(255,243)
Weighted average shares outstanding, basic and diluted	6,816,278	6,753,460	6,699,373	6,695,791
Basic and diluted net loss per common share	$(0.09)	$(0.13)	$(0.01)	$(0.04)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL”) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

Note 3 – Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,052,077 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). On May 20, 2020, 7,126,888 shares were redeemed.  On October 20, 2020, 5,864,053 shares were redeemed.

Note 4 - Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant for an aggregate purchase price of $5,500,000. Simultaneously with the exercise of the over-allotment, the Sponsor purchased an aggregate of 410,416 Private Placement Warrants at a price of $1.00 per Private Placement Warrant for an aggregate purchase price of $410,416. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the sale of the Units in the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The warrants will expire five years after the completion of the Company’s Business Combination or earlier upon liquidation.

The Sponsor, and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Note 5 - Related Party Transactions

Founder Shares

On June 25, 2018, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 7.  In October 2018, the Sponsor transferred 35,000 Founder Shares to each of Messrs. Uren, Clark and Grant, the Company’s independent director nominees, and 100,000 each to Messrs. Hunter, Beem and Patel, the Company’s officers.

As a result of the partial exercise of the over-allotment option by the Underwriters and the expiration of the remaining portion of the over-allotment option, the Sponsor forfeited 236,981 Founder Shares.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
Administrative Services Agreement

The Company entered into an agreement with an affiliate of the Sponsor whereby, commencing on November 16, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company agreed to pay the affiliate $10,000 per month for office space, utilities and secretarial and administrative support. For the nine months ended September 30, 2020 and 2019, the Company recorded $90,000 in fees in connection with such services in general and administrative expenses in the accompanying statements of operations. There were no fees payable and outstanding as of September 30, 2020 and 2019 and December 31, 2019.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

Note 6 – Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares (and any shares of Class A common stock issuable upon conversion of the Founder Shares), Private Placement Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants), Forward Purchase Units (and any shares of Class A common stock issuable upon the exercise of the Forward Purchase Units and the Shares of Class A common stock underlying the warrants underlying the Forward Purchase Units) and securities that may be issued upon conversion of Working Capital Loans are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Other Agreements

In May 2018, the Company entered into an agreement with a legal firm to assist the Company with a potential business combination and related securities and corporate work. The Company has agreed to pay a portion of the invoices and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

In November 2018, the Company entered into an agreement with a transfer agent and trust company. The Company has paid a portion of the initial fees and the payment of the remaining amount will be deferred until the consummation of the Business Combination.

As of September 30, 2020, the aggregate amount deferred for such legal firm and transfer agent and trust company was $234,948. The deferred amount is an unrecognized contingent liability, as closing of a potential Business Combination was not considered probable as of September 30, 2020.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
On May 20, 2020, the Company issued a promissory note (the “Note”) in the principal amount of up to $2,365,649 to an affiliate of a business combination target (the “Lender”), pursuant to which Lender agreed, among other things, to loan the Company the necessary funds to deposit in the Company’s Trust Account for each share of the Company’s Class A common stock (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from May 20, 2020 until October 20, 2020. The Note provides that, commencing May 20, 2020, Lender shall advance to the Company monthly payments of approximately $373,000, up to a maximum amount of approximately $1.9 million. The Company will deposit these advances into the Company’s Trust Account and such amounts will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination. Lender will also advance the Company up to $500,000 to pay fees and expenses incurred by the Company in completing its initial business combination. The Note bears no interest unless the Company enters into a definitive agreement for an initial business combination with a party that is not affiliated with Lender (“Third Party Business Combination”), in which case the Note will bear interest at 1% per annum. The Note is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination or (ii) February 22, 2021, pursuant to the Amendment to Promissory Note dated October 12, 2020. The Company’s obligations under the Note are subject to a limited recourse guarantee by the Sponsor and are secured by a portion of the Founder Shares and private placement warrants (the “Pledged Securities”) of the Company owned by Sponsor. Following the occurrence of a Third Party Business Combination, no amounts will be due under the Note if Lender elects to realize under the Pledged Securities.  As of September 30, 2020, the outstanding amount is $2,330,304. On November 5, 2020, the Company borrowed an additional $35,344.

Note 7 - Stockholders’ Equity

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A common stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 1,454,178 and 1,205,623 shares of Class A common stock issued and outstanding, excluding 13,471,011 and 20,846,454 shares of common stock subject to possible redemption, respectively.

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 5,513,019 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent securities issued, or to be issued, to any seller in a Business Combination, any private placement equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants - Each warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share.

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

–	in whole and not in part;

–	at a price of $0.01 per warrant;

–	upon not less than 30 days’ prior written notice of redemption; and

–
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

–	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8 - Fair Value Measurements

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Observable inputs such as quoted prices in active markets;

●	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The following table presents information about the Company’s assets that are measured on a recurring basis at September 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

September 30, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account	$153,781,268	-	-

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and cash equivalents held in Trust Account	$225,433,349	-	-

AMCI ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2020
(Unaudited)
Note 9 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than described in these condensed financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On October 12, 2020, and as amended on October 19, 2020 and amended again on December 31, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), AMCI Sponsor LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity the Purchaser Representative, Advent Technologies Inc., a Delaware corporation (“Advent”), and Vassilios Gregoriou, solely in his capacity Seller Representative providing for, among other things, the combination of the Company and Advent pursuant to the merger of Merger Sub with and into Advent with Advent continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, all shares of Advent’s common stock, par value $0.001 per share and all of Advent’s convertible preferred shares, par value $0.001 per share, on an as converted basis, issued and outstanding immediately prior to the effective time, will be converted into the right to receive Company common stock, par value $0.0001 per share, representing a pro rata share of $250 million in the aggregate, minus net debt adjustment, with each stockholder of Advent being entitled to receive its pro rata share of the total consideration.

On February 4, 2021 (the “Closing Date”), the Company consummated the Merger. The transaction is accounted for as a reverse recapitalization with Advent being the accounting acquirer. In connection with the Merger, the Company changed its name to Advent Technologies Holdings, Inc.

On the Closing Date, the stockholders of Advent received 25,033,398 shares of Company common stock, par value $0.0001.

On November 20, 2020, the Sponsor agreed to loan the Company up to $1,000,000 as a Working Capital Loan. This loan is non-interest bearing and is due at the earlier of the date on which the Company consummates its Business Combination or February 22, 2021.  On November 20, 2020, the Company borrowed $400,000 on the Working Capital Loan.

On December 17, 2020, a purported shareholder class action complaint was filed by Dillon Frey against the Company in the Supreme Court of the State of New York, County of New York, alleging that the proposed Business Combination with Advent is both procedurally and substantively unfair and seeking to maintain the action as a class action and enjoin the Business Combination, among other things, without stating a specific amount of damages.  The complaint does not provide detail as to how the proposed Business Combination is unfair, either procedurally or substantively, and the Company believes it has no merit. Due to the preliminary nature of the proceeding, the Company is unable to estimate the possible loss or range of loss, if any, associated with the claims.

On December 22, 2020, the Company entered into subscription agreements with the investors named in the agreements, pursuant to which the investors agreed to purchase, and the Company agreed to sell to the investors, an aggregate of 6,500,000 shares of the Company’s Class A common stock for gross proceeds to the Company of $65,000,000 in a private placement (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Merger.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Advent Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Advent Technologies Inc. (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, changes of stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

We have served as the Company’s auditor since 2020.

Athens, Greece
November 9, 2020

Advent Technologies Inc.
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(All amounts are in USD)

		December 31,
	Notes	2019	2018
ASSETS
Current assets
Cash and cash equivalents		$1,199,015	$147,398
Accounts receivable, net	2.8	316,438	99,255
Contract assets	2.15	51,936	-
Inventories	4	32,440	28,352
Prepaid expenses		2,642	31,879
Other current assets	5	219,003	271,631
Total current assets		$1,821,474	$578,515
Non-current assets
Property and equipment, net	6	84,977	67,510
Other non-current assets		125	127
Total non-current assets		$85,102	$67,637
Total Assets		$1,906,576	$646,152

LIABILITIES
Current liabilities
Convertible Promissory Notes	10	$-	$791,003
Convertible Promissory Notes-Related parties	3, 10	500,000	2,638,135
Trade and other payables	7	307,822	302,739
Due to related parties	3	1,243,424	1,003,201
Deferred income from grants, current	2.20	79,591	108,375
Deferred revenue		-	128,400
Contract liabilities	2.15,13	38,728	-
Other current liabilities	8	167,480	239,862
Income tax payable	12	194,000	106,982
Total current liabilities		$2,531,045	$5,318,697
Non-current liabilities
Liability for Staff Leaving Indemnity	9	$28,853	$25,996
Deferred income from grants, non-current	2.20	180,480	61,311
Total non-current liabilities		$209,333	$87,307
Total liabilities		$2,740,378	$5,406,004
Commitments and contingent liabilities	16	-	-

STOCKHOLDERS’ DEFICIT
Common stock ($0.001 par value per share; Shares authorized: 6,591,595 at December 31, 2019; Issued and outstanding: 888,184 at December 31, 2019)	11	$888	$-
Common Stock A ($0.001 par value per share; Shares authorized: 1,600,000 at December 31, 2018; Issued and outstanding: 67,982 at December 31, 2018)	11	-	68
Common Stock B ($0.001 par value per share; Shares authorized: 1,000,000 at December 31, 2018; Issued and outstanding: 668,354 at December 31, 2018)	11	-	668
Preferred stock Series A ($0.001 par value per share; Shares authorized: 1,300,000 at December 31, 2019; Issued and outstanding: 314,505 at December 31, 2019)	11	315	-
Preferred stock Series seed ($0.001 par value per share; Shares authorized: 2,108,405 at December 31, 2019; Issued and outstanding: 2,108,405 at December 31, 2019)	11	2,108	-
Additional Paid in Capital	11	8,811,647	4,520,138
Accumulated other comprehensive income		118,859	128,639
Accumulated Deficit		$(9,767,619)	$(9,409,365)
Total stockholders’ deficit		$(833,802)	$(4,759,852)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$1,906,576	$646,152

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

DECEMBER 31, 2019 AND 2018

(All amounts are in USD)

		Years ended December 31,
	Note	2019	2018
Revenue, net	13	$620,168	$373,741
Cost of revenues		(397,393)	(200,495)
Gross profit		$222,775	$173,246

Income from grants	2.20	601,945	471,509
Research and development expenses		(124,728)	(99,974)
Administrative and selling expenses		(863,573)	(859,819)
Other operating expenses		(10,156)	(35,968)
Operating Loss		$(173,737)	$(351,006)

Finance costs	14	$(72,117)	$(25,405)
Finance costs-Relates parties		(34,541)	(85,291)
Foreign exchange differences, net		11,883	1,623
Other income		568	1,780
Other expenses		(2,483)	(6,507)
Loss before tax		$(270,427)	$(464,806)
Income tax expense	12	(87,827)	(100,577)
Net loss		$(358,254)	$(565,383)

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(All amounts are in USD)

		Years ended December 31,
	Note	2019	2018
Net loss		$(358,254)	$(565,383)
Other comprehensive income (loss):
Net foreign currency translation adjustments	2.4	(9,780)	42,805
Other comprehensive income (loss)		(9,780)	42,805
Comprehensive loss		$(368,033)	$(522,578)

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.

CONSOLIDATED STATEMENT OF CHANGES OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(All amounts are in USD)
	No. of shares	Common Stock	No. of shares	Common Stock Class A	No. of shares	Common Stock Class B	No. of shares	Preferred stock series A	No. of shares	Preferred stock series seed	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit
As at January 1, 2018	—	$—	67,982	$68	668,354	$668	—	$—	—	$—	$4,520,138	$(8,843,982)	$85,835	$(4,237,273)
Net loss	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$(565,383)	$—	$(565,383)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	42,804	42,804
At December 31, 2018	—	$—	67,982	$68	668,354	$668	—	$—	—	$—	$4,520,138	$(9,409,365)	$128,639	$(4,759,852)
Net loss for the year	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$(358,254)	$—	$(358,254)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(9,780)	(9,780)
Conversion of Convertible Promissory Notes (Note 10)	—	—	—	—	—	—	—	—	1,681,453	1,681	2,767,888	—	—	2,769,569
Exchange of common stock A & B to common stock	736,336	736	(67,982)	(68)	(668,354)	(668)	—	—	—	—	—	—	—	—
Exercise of stock options (Note 11)	151,848	152	—	—	—	—	—	—	—	—	1,366	—	—	1,518
Issuance of preferred stock (Note 11)	—	—	—	—	—	—	314,505	315	426,952	427	1,348,361	—	—	1,349,103
Extinguishment of Convertible Promissory Notes–Related parties	—	—	—	—	—	—	—	—	—	—	173,894	—	—	173,894
At December 31, 2019	888,184	$888	—	$—	—	$—	314,505	$315	2,108,405	$2,108	$8,811,647	$(9,767,619)	$118,859	$(833,802)

The accompanying notes are an integral part of these consolidated financial statements.

Advent Technologies Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED

DECEMBER 31, 2019 AND 2018

(All amounts are in USD)

		Years ended December 31,
	Notes	2019	2018
Net loss		$(358,254)		$(565,383)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment		16,804		22,112
Non cash interest and service cost	9	3,337		2,777
Income tax expense		87,827		100,577
Accrued Interest – Convertible Promissory Notes		—		(61,781)

Decrease (Increase) in:
Accounts receivable, net		(217,183)		17,867
Contract assets		(51,936)		—
Inventories		(4,088)		(28,352)
Prepaid expenses		29,237		(31,880)
Other current assets		52,628		(79,984)
Trade and other payables		39,658		(47,342)
Due to related parties		240,223		227,250
Deferred income from grants, current and deferred revenue		(38,012)		162,954
Contract liabilities		38,728		—
Other current liabilities		(72,382)		240,147
Income tax payable		951		—
Net Cash used in Operating Activities		$(232,462)		$(41,038)

Cash Flows from Investing Activities:
Purchases of property and equipment	6	(34,935)		—
Net Cash used in Investing Activities		$(34,935)	$

Cash Flows from Financing Activities:
Proceeds of issuance of preferred stock	11	1,349,102		—
Proceeds from exercise of stock options	11	1,518		—
Net Cash provided by Financing Activities		$1,350,620	$

Net increase (decrease) in cash and cash equivalents		1,083,223		(41,038)
Effect of exchange rate changes on cash and cash equivalents		(31,606)		9,676
Cash and cash equivalents at the beginning of the year		147,398		178,760
Cash and cash equivalents at the end of the year		$1,199,015		$147,398

Supplemental Cash Flow Information
Cash paid during the period for:
Interest paid		—		—
Tax paid		—		—

Non cash Financing Activities:
Extinguishment of Convertible Promissory Notes–Related parties	10	173,894		—
Conversion of Convertible Promissory Notes & issuance of preferred shares	10 & 11	2,769,569		—

The accompanying notes are an integral part of these consolidated financial statements.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.	COMPANY INFORMATION:

Advent Technologies Inc. (the “Parent”) was incorporated under the laws of the State of Delaware on October 12, 2012. Following that date, the stockholders of Advanced Energy Technologies S.A., under a share exchange agreement, effected a share exchange with the Advent Technologies Inc. resulting in identical common ownership between the two companies which was accounted for similar to a business combination between entities under common control.

The Parent is headquartered in Cambridge, Massachusetts and its wholly owned subsidiary, Advanced Energy Technologies S.A. (the “Subsidiary”) is headquartered in Patras, Greece. The Parent and the Subsidiary (collectively, “the Company”) is principally engaged in the manufacturing of membranes and fuel cells that convert methanol, natural gas, and hydrogen to electricity.

As an early stage growth company, the Company is incurring operational losses and its ability to access capital is critical. As of December 31, 2019, the Company reported a working capital deficit of $0.7 million. In addition, the Company incurred losses in 2019 and 2018 of $0.4 million and $0.6 million, respectively, and has historically incurred losses resulting in stockholders’ deficit as of December 31, 2019 of $0.9 million. The Company historically, has funded its operations primarily through the issuance of debt and equity securities. Subsequent to December 31, 2019, the Company repaid $0.5 million outstanding debt of its interest bearing Convertible Promissory Notes (Note 10) and raised additional funding from the issuance of preferred stock of $1.43 million (Note 17), resulting in no outstanding debt, and positive working capital as of June 30, 2020.

The Company currently is exploring opportunities for raising additional funds to implement its growth plan. On October 12, 2020, the Company entered into a merger agreement with AMCI Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of AMCI Acquisition Corp. (“AMCI”), a Special Purpose Acquisition Company, listed on the NASDAQ Stock Market. Completion of the transaction is subject to a number of conditions set forth in the merger agreement including, among others, stockholders’ approval. (Note 17).

The Company believes that it will be in a position to cover its liquidity needs for the next twelve months after the date of these consolidated financial statements, through cash on hand, cash from operations, raising additional capital, or a combination thereof.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Accordingly, they do not include any adjustments that might result in the event the Company is unable to continue as a going concern.

2.	Summary of Significant Accounting Policies:

2.1	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

2.2	Principles of consolidation

The consolidated financial statements include the accounts of the Parent and its Subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

2.3	Use of Estimates

The preparation of consolidated financial statements in conformity U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates (Notes 2.8 and 12).

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

2.4	Foreign Currency Translation

The Company’s reporting currency is U.S. dollar. The functional currency of the Subsidiary is the Euro, and the assets and liabilities of this Subsidiary are translated into U.S. Dollars at the exchange rates in effect at the balance sheet dates, and revenue and expense amounts are translated at average exchange rates in effect during the period, and equity accounts are translated at historical rates. The gain or loss resulting from the translation of foreign currency financial statements into U.S. dollars is reported in the consolidated statements of comprehensive loss.

The functional currency of the Company is the U.S. dollar. Transactions denominated in foreign currencies are converted into U.S. dollars at the exchange rate in effect at the time of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Any resulting foreign exchange differences are included in the consolidated statements of operations.

2.5	Comprehensive Loss

Comprehensive loss is comprised of net loss and other comprehensive income (loss), net of tax. The Company’s other comprehensive income (loss), net of tax, consists of foreign currency translation adjustments that result from consolidation of its Subsidiary.

2.6	Segment Information

Under ASC 280, Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is also the CODM, makes decisions and manages the Company’s operations as a single operating segment for purposes of allocating resources and evaluating financial performance. For the above reasons, the Company has determined that it operates in one reportable segment.

2.7	Cash and cash equivalents

Cash and cash equivalents include bank deposits. Time deposits and all highly liquid investments with an original maturity of three months or less are cash equivalents. As at December 31, 2019 and 2018, the Company has no cash and cash equivalents which are restricted as to withdrawal or usage or as a compensating balance requirement.

2.8	Accounts Receivable, net

Accounts receivable are recorded at the amount billed to customers less an estimated allowance for uncollectible accounts. The allowance is estimated from historical performance, current circumstances, and projections of trends. At each balance sheet date, all potentially uncollectible accounts are assessed individually for purposes of determining the appropriate provision for doubtful accounts. As of December 31, 2019 and 2018, there was no allowance for doubtful accounts as the Company considers all of the accounts receivable fully collectible.

2.9	Inventories

Inventories include raw materials used in the production process and are stated at the lower of average cost or net realizable value. Net realizable value is defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Cost is determined by the first in, first out method.

2.10	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimate useful life of the assets. The Company uses an estimated useful life of 10 years for machinery and 5 to 7 years for furniture and other equipment.

The Company enters into leasehold improvements mainly in its office premises in Patras. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the improvement. The amounts of leasehold improvements as at December 31, 2019 and 2018 are $2,667 and $2,931 respectively. Repair and maintenance costs which do not improve or extend asset lives are expensed as incurred. Gains or losses from disposals are included in income.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

2.11	Leases

The Company leases office and manufacturing space in Patras, Greece and office premises in Cambridge, Massachusetts. These leases are classified as operating leases in accordance with ASC 840, Leases. Rent expense, including any contractual rent increases, is recorded on a straight-line basis over the life of the lease. Building improvements made with the lease incentives or tenant allowances are capitalized as leasehold improvements and included in property and equipment in the balance sheet.

2.12	Convertible Promissory Notes

The Company evaluates terms in Convertible Promissory Notes and embedded features under ASC 470-20 Debt with Conversion and Other Options, ASC 480, Distinguishing liabilities from equity and ASC 815, Derivatives and embedded derivatives.

The Company follows the provisions of ASC 470-50, Modifications and Extinguishments, to account for all modifications or extinguishments of debt instruments, except debt that is extinguished through a troubled debt restructuring. Under ASC 470-50, modifications or exchanges are considered extinguishments with gains or losses recognized in current earnings if the terms of the new debt and original instrument are substantially different. If the original and new debt instruments are substantially different, the original debt is derecognized and the new debt should be initially recorded at fair value, with the difference recognized as an extinguishment gain or loss or additional paid in capital if the restructuring is in essence a capital transaction, as per ASC 470-50-40-2.

2.13	Value added taxes

The Company collects value added taxes directly on its customers. The Company then remits such taxes on behalf of its customers to the governmental authorities. The Company excludes from net operating revenues the tax amounts imposed on revenue-producing transactions that were collected from its customers to be remitted to governmental authorities. Accordingly, such tax amounts are recorded in the line item trade accounts receivable in the consolidated balance sheets when collection of taxes from the customer has not yet occurred and are recorded in the line item trade and other payable in the Company’s consolidated balance sheets until they are remitted to the applicable governmental authorities.

2.14	Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. For the years ended December 31, 2019 or 2018, income tax provisions of $87,827 and $100,577, respectively, have been recorded in the consolidated statements of operations, including provisions for accrued interest and penalties. The Company is currently not aware of any issues under review that could result in significant accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

The Company may be subject to potential examination by U.S. federal, state and city, and the Subsidiary may be subject to potential examination by the Greek taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with the U.S. federal, state and city and Greek tax laws. The Company has recorded no deferred tax assets or liabilities as of December 31, 2019 and 2018. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced from 35% to 21%, among other changes, for which the Company’s management does not believe that have a material effect on the Company’s consolidated financial statements.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

2.15	Revenue Recognition

The Company’s revenues derive from product sales. The Company sells electrochemistry materials, i.e. high-temperature plastic membranes, electrodes, and their combination-resulting MEAs (Membrane-Electrode Assemblies), as well as MEAs consumables. The Company recognizes revenue as follows:

Revenue recognition up to December 31, 2018

Up to December 31, 2018, revenue was recognized in accordance with ASC 605, Revenue Recognition. For product sales, revenue was recognized when product was shipped from the Company’s facilities and risk of loss and title had passed to the customer, which was in accordance with customer contracts and the stated shipping terms. In general, customers do not have any rights of return, except for quality/specification disputes and the Company offers limited time warranty, up to 45 days as per its policy. With significant and recurring customers, the Company negotiates written master agreements as framework agreements (general terms and conditions of trading), following individually purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Contracts with customers and sales in general are short-term.

The Company based on historical performance, current circumstances, and projections of trends estimated that no allowance for returns as per warranty policy should have been recognized.

Revenue recognition from January 1, 2019

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The Company adopted ASU No. 2014-09 on January 1, 2019, using the modified retrospective approach to all contracts not completed at the date of initial application. The prior period comparative information has not been restated and continues to be reported under the accounting guidance in effect for that period.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its arrangements:

●          identify the contract with a customer,

●          identify the performance obligations in the contract,

●          determine the transaction price,

●          allocate the transaction price to performance obligations in the contract, and

●          recognize revenue as the performance obligation is satisfied.

With significant and recurring customers, the Company negotiates written master agreements as framework agreements (general terms and conditions of trading), following individually purchase orders. For customers with no master agreements, the approved purchase orders form the contract. Effectively, contracts under the revenue standard have been assessed to be the purchase orders agreed with customers.

The Company has assessed that each product sold is a single performance obligation because the promised goods are distinct on their own and within the context of contract. In cases where the agreement includes customization services for the contracted products, the Company is providing integrated services; therefore, the goods are not separately identifiable, but are inputs to produce and deliver a combined output and form a single performance obligation within the context of the contract. Furthermore, the Company assessed whether it acts as a principal or agent in each of its revenue arrangements and has concluded that in all sales transactions it acts as a principal. Additionally, the Company taking into consideration the guidance and indicative factors provided by ASC 606 concluded that it provides assurance type warranties (warranty period is up to 45 days) as it does not provide a service to the customer beyond fixing defects that existed at the time of sale. The Company based on historical performance, current circumstances, and projections of trends estimated that no allowance for returns as per warranty policy should be recognized at the time of sale, accounted for under ASC 460, Guarantees.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

Under ASC 606, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term, rather than when fees become fixed or determinable. In other words, where contracts with customers include variable consideration (i.e. volume rebates), the Company estimates at contract inception the variable consideration and adjusts the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Furthermore, no material rights or significant financing components have been identified in the Company’s contracts. Payment terms generally include advance payment requirements. The time between a customer’s payment and the receipt of funds is less than one year. Payment terms are in the majority fixed and do not include variable considerations, except from volume rebates.

Revenue from satisfaction of performance obligations is recognized based on identified transaction price. The transaction price reflects the amount to which the Company has rights under the present contract. It is allocated to the distinct performance obligations based on standalone selling prices of the services promised in the contract. In cases of more than one performance obligation, the Company allocates transaction price to the distinct performance obligations in proportion to their observable stand-alone selling prices and recognizes revenue as those performance obligations are satisfied.

In the majority of cases of product sales, revenue is recognized at a point in time when customer obtains control of the respective goods that is, when the products are shipped from the Company’s facilities as control passes to the customer in accordance with agreed contracts and the stated shipping terms. In cases where the contract includes customization services, which one performance obligation is identified, revenue is recognized over time as the Company’s performance does not create an asset with alternative use and the Company has an enforceable right to payment for performance completed to date. The Company uses the input method (i.e. cost-to cost method) to measure progress towards complete satisfaction of the performance obligation.

Contract Assets and Contract Liabilities

A contract asset results when goods or services have been transferred to the customer, but payment is contingent upon a future event, other than the passage of time. As at December 31, 2019, the Company recognized contract asset of $51,936, in the consolidated balance sheets.

The Company recognizes contract liabilities when the Company receives customer payments in advance of the performance obligations being satisfied on the Company’s contracts. The Company generally invoices its customers in advance of services being provided. As at December 31, 2019, the Company recognized contract liabilities of amount $38,728, in the consolidated balance sheets.

For more information regarding the impact of adopting the revenue standard in terms of contract assets and liabilities refer to Note 13.

Contract costs

Customer contracts are less than one year and the Company has elected the practical expedient in ASC 340-40-25-4 to expense any contract costs as incurred. During the years ended December 31, 2019 and 2018, no contract costs were recognized in the consolidated statements of operations.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

2.16	Cost of Revenues

Cost of revenues include consumables and product materials, labor and employee compensation, third party services and fees, and other direct costs such as depreciation, travel costs and rent expenses, that relate to the manufacturing of Company’s products. The Company recognizes cost of revenues in the period that revenues are recognized.

2.17	Research and Development Expenses

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses include employee compensation, materials, depreciation and other indirect costs related to the development of the Company’s products.

2.18	Administrative and Selling Expenses

Administrative expenses include employee compensation, benefits and travel expenses, consulting and legal fees, and other general overhead costs including depreciation to support our operations. Selling expenses include allocated depreciation, personnel remuneration, advertising expenses and other allocated amounts.

2.19	Patent Costs

The Company expenses patent renewal costs and related legal costs as they are incurred and classifies such costs as other operating expenses, in the accompanying consolidated statements of operations. The Company recorded patent expenses of $10,156 and $35,968 for the years ended December 31, 2019 and 2018.

2.20	Income from grants and related deferred income

Grants include cash subsidies received from various institutions and organizations. Grants are recognized as other income. Such amounts are recognized in the consolidated statements of operations when all conditions attached to the grants are fulfilled.

Condition to the grants would not be fulfilled unless related costs have been characterized as eligible by the grantors, are actually incurred and there is certainty that costs are allowable. These grants are recognized as deferred income when received and recorded in income when the eligible and allowable related costs and expenses are incurred. Under all grant programs, a coordinator is specified. The coordinator, among other, receives the funding from the grantor and proceeds to its distribution to the parties agreed in the process specified in the program. The Company assessed whether it acts as a principal or agent in its role as a coordinator for specific grants and has concluded that in all related transactions it acts as an agent. During the years ended December 31, 2019 and 2018, the Company recognized income for grants of $601,945 and $471,509, respectively, in connection with amounts received for fuel cell research and development. Deferred income from grants as at December 31, 2019 and December 31, 2018 in the consolidated balance sheets is $260,071 and $169,686, respectively, and is split between current and non-current portion based on the estimated time of realization of eligible costs and expenses.

2.21	Share based payments

The Company recognizes cost for common shares vested and non-vested, under stock options and stock awards granted to its employees and directors for their services, (i) immediately at the grant date if no vesting conditions are present, or (ii) using the accelerated method over the requisite service period based on the grant-date fair value of the awards. The Company accounts for forfeitures as they occur. For the years ended December 31, 2019 and 2018, no amortization of compensation cost was recorded, since there were no unvested shares outstanding during these years.

2.22	Liability for Staff Leaving Indemnity

Under Greek labor law, employees are entitled to staff leaving indemnity in the event of dismissal or retirement with the amount of payment varying in relation to the employee’s compensation, length of service and manner of termination (dismissed or retired). Employees who resign or are dismissed with cause are not entitled to staff leaving indemnity. Staff retirement obligations are calculated at the present value of the future retirement benefits deemed to have accrued at year-end, based on the employees earning retirement benefit rights accumulated throughout the working period in accordance with the Greek Labor Law 2112/1920.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

The reserve for retirement obligations is classified as defined benefit plan under ASC 715-30 and is based on an actuarial valuation. Net costs for the period are separately reflected in the accompanying consolidated statements of comprehensive loss consist of the present value of benefits earned in the year, interest cost on the benefit obligation, past service cost and gains or losses on curtailment. Past service costs are recognized in the consolidated statements of operations on the earlier of the date of plan amendment and the date that the Company recognizes restructuring or termination costs. Actuarial gains or losses are recognized immediately in the consolidated balance sheets with a corresponding debit or credit to retained earnings through other comprehensive income (loss) in the period in which they occur. Re-measurements are not reclassified to profit and loss in subsequent periods.

2.23	Fair Value Measurement

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

●          Level 1: Quoted prices in active markets for identical assets or liabilities.

●          Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

●          Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value, if any, are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

2.24	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash is placed with high-credit-quality financial institutions. The Company limits its concentration of risk in accounts receivable from product sales as it transacts with different customers. The Company has not experienced any credit loss relating to its cash equivalents or accounts receivable. The Company performs periodic credit evaluations of its customers and generally does not require collateral.

Revenue, net for years ended December 31, 2019 and 2018 included revenues derived from significant customers as follows (in percentages of total revenue, net):

Customer	2019	2018
A	19%
B	11%
C		12%
D		11%
E		11%

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies - continued:

2.25	Commitment and contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties, environmental and remediation obligations and other sources are recorded when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

2.26	Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, ASU 2019-01, Codification Improvements to Topic 842, Leases and ASU 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), provided additional clarifications for implementing ASU 2016.02. The new lease standard was originally effective for the private entities on January 1, 2021, with early adoption permitted. Following the issuance of ASU 2020-05, Effective Dates for Certain Entities (Topic 842), the effective date of Leases was deferred for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments, ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements. In October 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 provides that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. This is consistent with how indirect interests held through related parties under common control are considered for determining whether a reporting entity must consolidate a VIE. The Amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

In August 2018, FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement”. This update modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, and earlier adoption is permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
3.	Related party disclosures:

The amounts included in the accompanying consolidated balance sheets and consolidated statements of operations are as follows:

Consolidated Balance Sheets
	December 31, 2019			December 31, 2018
Convertible Promissory Notes – Related parties	Total	Notes	Interest	Total	Notes	Interest
Convertible Promissory Notes - Vassilios Gregoriou	$–	$–	$–	$28,982	$20,000	$8,982
Convertible Promissory Notes -Advanced Energy Innovation Inc.	–	–	–	1,449,096	1,000,000	449,096
Convertible Promissory Notes - System Sunlight SA	–	–	–	369,967	256,758	113,209
Convertible Promissory Notes - Christos Kaskavelis	–	–	–	130,521	99,955	30,566
Convertible Promissory Notes - Piraeus-Taneo Capital Fund	500,000	500,000	–	659,569	441,600	217,969
Total	$500,000	$500,000	$–	$2,638,135	$1,818,313	$819,822

	December 31,
	2019	2018
Due to related parties	Unpaid compensation cost	Unpaid compensation cost
Vassilios Gregoriou	$648,394	$554,894
Christos Kaskavelis	68,908	–
Emory Sayre De Castro	526,122	448,307
Total	$1,243,424	$1,003,201

Consolidated statements of operations

	December 31,
	2019	2018
Finance costs – Related parties	Interest	Interest
Convertible Promissory Notes – Vassilios Gregoriou	$	$710
Convertible Promissory Notes – Advanced Energy Innovation Inc.	-	35,507
Convertible Promissory Notes – System Sunlight SA	-	9,117
Convertible Promissory Notes – Christos Kaskavelis	-	3,549
Convertible Promissory Notes – Piraeus-Taneo Capital Fund (“PTCF”)	34,541	$36,408
Total	$34,541	$85,291

Vassilios Gregoriou: Vassilios Gregoriou is the Company’s Chairman and CEO and one of the major stockholders of the Company, owning 15% and 2% of the Company’s common stock as of December 31, 2019 and December 31, 2018, respectively. As further discussed in Note 10, Vassilios Gregoriou holds convertible notes converted to Company’s preferred shares in 2019. The Company has entered into a consultancy agreement with the CEO for his services, with an annual remuneration of $170,000. The table above presents unpaid compensation costs as at December 31, 2019 and 2018.

Advanced Energy Innovation Inc.: Vassilios Gregoriou, the Company’s Chairman and CEO and major stockholder and Christos Kaskavelis, Company’s Director, owns 40% and 40% of Advanced Energy Innovation Inc., respectively. As further discussed in Note 10, Advanced Energy Innovation Inc. holds convertible notes converted to Company’s preferred shares in 2019.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	Related party disclosures - continued:

Christos Kaskavelis: Christos Kaskavelis serves as the Company’s Director and minor stockholder. The Company pays Christos Kaskavelis for professional services rendered, through Mamaya IKE, a Greek company owed by him and his wife. The table above presents unpaid compensation costs as at December 31, 2019 and 2018.

System Sunlight SA: System Sunlight SA is one of the major stockholders of the Company, owning 13% and 19% of the Company’s common stock as of December 31, 2019 and December 31, 2018, respectively. As further discussed in Note 10, System Sunlight SA holds convertible notes converted to Company’s preferred shares in 2019.

Piraeus-Taneo Capital Fund (“PTCF”): PTCF is a venture capital mutual fund represented by Piraeus Capital Management SA, a member of Piraeus Bank SA group, owning 3% and 43% of the Company’s common stock as of December 31, 2019 and December 31, 2018, respectively. As further discussed in Note 10, PTCF is holder of convertible notes, which have been settled in cash subsequent to December 31, 2019. According to the terms of the respective notes, PTCF was entitled with representation in the Board and in this respect one representative of the fund was appointed as Director. Subsequent to December 31, 2019 and following the settlement of the respective notes, the representative of PTCF resigned his position in Board.

Emory Sayre De Castro: Emory Sayre De Castro, is the Company’s Director, CTO and minor stockholder. The Company has entered into a consultancy agreement with the CTO for his services, with an annual remuneration of $150,000. The table above presents unpaid compensation costs at December 31, 2019 and 2018.

4.	Inventories:

Inventories consist of the following:

	December 31,
	2019	2018
Raw materials and supplies	$32,440	$28,352
Total	$32,440	$28,352

5.	Other current assets:

Other current assets are analyzed as follows:

	December 31,
	2019	2018
VAT receivable	$171,057	$135,835
Grants receivable	43,779	130,244
Other current receivables	4,167	5,552
Total	$219,003	$271,631

VAT receivable related to sales of the Subsidiary.

Grants receivable as of December 31, 2018 consist of grants accrued of amount $ 93,747 (not invoiced) and grants invoiced of amount $36,497. As of December 31, 2019 the amount of $ 43,779 relates wholly to grants accrued amounts.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	Property and equipment:

Property and equipment as of December 31, 2019 and 2018, are composed of the following:

	Property and Equipment	Accumulated Depreciation	Exchange Differences	Net Book Value
Balance January 1, 2018	$550,932	$(459,152)	$–	$91,780
Depreciation for the year	–	(22,112)	–	(22,112)
Reversal of fully depreciated asset	(343,986)	343,986	–	–
Exchange differences	–	–	(2,158)	(2,158)
Balance December 31, 2018	$206,946	$(137,278)	$(2,158)	$67,510
Additions	34,935	–	–	34,935
Depreciation for the year	–	(16,804)	–	(16,804)
Reversal of fully depreciated asset	(6,672)	6,672	–	–
Exchange differences	–	–	(664)	(664)
Balance December 31, 2019	$235,209	$(147,410)	$(2,822)	$84,977

There were $34,935 of additions to office and other equipment in the year ended December 31, 2019 and $nil in the year ended December 31, 2018. Depreciation expense for the years ended December 31, 2019 and 2018 was $22,112 and $16,804, respectively. Also, property and equipment include leasehold improvements of amount $2,667 and $2,931 as at December 31, 2019 and 2018, respectively. There are no collaterals or other commitments on the Company’s property and equipment.

7.	Trade and other payables:

	December 31,
	2019	2018
Trade payables	$267,706	$269,036
Other payables	40,116	33,703
Total	$307,822	$302,739

8.	Other current liabilities:

Other current liabilities of the Company are analyzed as follows:

	December 31,
	2019	2018
Accrued expenses for legal and consulting fees	$76,555	$147,718
Other accruals and short-term payables	79,767	78,522
Provision for unused vacation	11,158	13,622
Total	$167,480	$239,862

Amounts of $54,174 and $55,219 classified in other current liabilities as of December 31, 2019 and December 31, 2018, respectively, relate to amounts received from grantor to the Company in its role as a coordinator to this grant and the Company is obliged to transfer these amounts to one of its stockholders, which is also part in the respective grant program.

9.	Liability for Staff Leaving Indemnity:

The movements in the net liability in the accompanying consolidated balance sheets has as follows:

	December 31,
	2019	2018
Liability at the beginning of the period	$25,996	$24,405
Interest cost	292	276
Service cost	3,045	2,501
Cost recognized in loss for the year	3,337	2,777
Exchange differences	(480)	(1,186)
Net liability at the end of the period	$28,853	$25,996

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Liability for Staff Leaving Indemnity - continued:

The main actuarial assumptions used were as follows:

	December 31,
	2019	2018
	%	%
Discount rate	1.15	1.15
Future salary increases	1.50	1.50
Inflation	1.50	1.50

10.	Convertible Promissory Notes:

Convertible Promissory Notes and Convertible Promissory Notes – Related parties are analyzed as follows:

	Interest	December 31,
	rate	2019	2018
	%
Senior secured Convertible Promissory Notes – (“Advent Notes”)	8%	$—	$1,961,690
Senior secured Convertible Promissory Notes – (“PTCF Note”)	8%	500,000	441,600
Total Convertible Promissory Notes Face Amount		500,000	2,403,290
Interest accrues to redemption or conversion – Advent Notes		—	807,879
Interest accrues to redemption or conversion - PTCF Note		—	217,969
Total Convertible Promissory Notes Interest accrued		—	1,025,848
Advent Notes		—	2,769,569
PTCF Note		500,000	659,569
Total Notes		500,000	3,429,138
Related Party Convertible Promissory Notes
Advent Notes		—	1,978,566
PTCF Note		500,000	659,569
Total Related Party Convertible Promissory Notes		500,000	2,638,135
Convertible Promissory Notes
Advent Notes		—	791,003
Total Convertible Promissory Notes		$—	$791,003

Senior Secured Promissory Notes – Advent Notes

On October 12, 2012, the Parent issued $1,961,690 of Senior Secured Convertible Promissory Notes (“Advent Notes”), according to an agreement between the Parent, its Subsidiary and several investors, including related parties. Under this agreement, as amended, the investors (except for PTCF, which had entered into a separate agreement with the Subsidiary, as discussed below) entered into separate agreements with the Parent for the issuance of the Advent Notes. The Advent Notes are issued in their face value, interest of 8% is accrued on the principal until repayment or conversion, and their maturity dates were December 31, 2017. The Advent Notes are contingently convertible into a variable number of preferred shares or other equity securities. At June 11, 2018, the Required Holders, majority of Advent Notes’ holders as defined by the agreement (the “Required Holders”), exercised their option according to which all notes are convertible in preferred shares, with conversion price equal to 65% or 50% as per terms of each separate agreement with each investor, multiplied by $2.61, being the price per common share established by an independent valuator appointed by the Company and the Required Holders. The aggregate of this outstanding principal balance and the accrued and unpaid interest of $807,879 at that date was $2,769,569. It was further agreed that the Parent will authorize and issue preferred stock to effect the conversion. As at December 31, 2018 the authorization of preferred stock was not effected and Advent Notes were classified as a current liability. On May 28, 2019, the Company amended its certificate of incorporation and 2,500,000 preferred shares were authorized. On the same date, 1,681,453 Series Seed Preferred Shares, par value $0.001 per share were issued to the investors, of which 1,176,539 were issued to related parties (Note 11).

In October 2012, upon the issuance of initial Advent Notes, and in each additional issuance of Advent Notes up to December 31, 2017, warrants were issued to the investors. The warrants had an exercise price of $0.01 and matured on the fifth anniversary from their issuance or conversion if earlier, with their exercise contingent on a liquidity event. Most of the warrants have matured by December 31, 2017. No value was assigned to the remaining warrants. On June 11, 2018, any unexpired warrants held by Advent Notes holders, were terminated.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	Convertible Promissory Notes - continued:

Interest expense was $nil and $69,652 for the years ended December 31, 2019 and 2018, respectively (Note 14), of which $48,883 is included in Finance costs − Related parties and the remaining in Finance costs, in the consolidated statements of operations for the year ended December 31, 2018.

Senior secured convertible promissory notes – PTCF Note

Pursuant to the agreement with the Parent and several investors described above, Advanced Energy Technologies S.A., entered into a senior secured convertible promissory note agreement with PTCF and Piraeus Bank S.A. with a nominal value of Euro 385,743 ($499,846), with the Parent as guarantor and security provider (the “PTCF Note”). The PTCF Note was issued in its face value, bears interest of 8% per annum and its maturity date, as amended, was December 31, 2017. Under the terms of the note, the notes are contingently convertible into Subsidiary’s common stock at a conversion ratio of ten euro per share, and able to be further converted to Parent’s preferred stock at a variable price, at the option of the holders, and subject to condition imposed by Advent Notes. The Company’s assessment of the conversion features resulted to no bifurcation of embedded derivatives or beneficial conversion features, and the debt was classified as a current liability as at December 31, 2018.

On December 31, 2019, Advanced Energy Technologies S.A. and PTCF agreed the full repayment of the PTCF Note up to January 20, 2020, pursuant to which Euro 452,285 ($500,000) was agreed to be paid in full settlement of the PTCF Note with a principal balance of Euro 385,743 and accrued interest payable of Euro 221,342.50 at that date. The Company determined that the modified repayment terms met the criteria for debt extinguishment per ASC 470-50, Debt - Modifications and Extinguishments and resulted in a gain on debt extinguishment. The difference between the settlement amount of Euro 452,285 ($500,000) and the carrying amount of Euro 607,085.50 ($673,894 principal and interest), of Euro 154,801 ($173,894) was recognized in additional paid in capital as a capital transaction in accordance to ASC 470-50-40-2, since PTCF is a related party (Note 3).

On January 20, 2020, the Company repaid in full the amount of $500,000 as originally agreed with PTCF (Note 17).

Interest expense was $34,541 and $36,408 for the years ended December 31, 2019 and 2018, respectively (Note 14) and is classified in Finance costs − Related parties in consolidated statements of comprehensive operations.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	Stockholders’ Deficit:

The Company upon its incorporation had authorized 2,600,000 shares of common stock, with par value of $0.001 per share, consisting of 1,600,000 shares of Class A Voting Common Stock and 1,000,000 shares of Class B Non-Voting Common Stock.

On May 28, 2019, the Company amended and restated its certificate of incorporation to authorize 10,000,000 shares, consisting of 7,500,000 shares of Common Stock (one class of voting common stock), with par value of $0.001 per share, and 2,500,000 shares of Preferred Stock, with par value of $0.001 per share. The Preferred Stock was designated as Series Seed Preferred Stock.

On May 28, 2019, the Company exchanged the outstanding at that time Class A and Class B Common Stock, of 67,982 and 668,354, respectively, for shares in the newly authorized Common Stock amounting to 736,336 common shares.

On May 31, 2019, 151,848 common shares were issued in connection with the stock option plans discussed below, and as of December 31, 2019, the Company’s issued and outstanding common shares was 888,184.

As discussed in Note 10 above, upon the authorization of Series Seed Preferred Stock, the total outstanding balance of Advent Notes amounting to $2,769,569 was converted to 1,681,453 Series Seed Preferred Stock.

In December 2019, the Company entered into private placement agreements pursuant to which the Company issued 426,952 Series Seed Preferred Shares for net proceeds of $499,937.

On October 11, 2019, the Company further amended and restated its certificate of incorporation to issue up to 6,591,595 shares of common stock, par value of $0.001 per share, and up to 3,408,405 shares of Preferred stock, with par value of $0.001 per share. Such Preferred stock is comprised of 2,108,405 Series Seed Preferred Stock and 1,300,000 Series A Preferred Stock. Terms of Series Seed Preferred Stock and Series A Preferred Stock were similar to the May 28, 2019, certificate of incorporation.

Upon authorization of the Series A Preferred Stock, the Company issued 314,505 Series A Preferred Shares for net proceeds of $849,165 in connection with private placement agreement with several investors.

As per the second amended and restated certificate of incorporation each share of Series Seed Preferred Stock and Series A Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, participate on an as-converted basis in dividends declared and paid on the Company’s common shares and have a liquidation preference equal to the greater of $2.61 or $4.0046 for Series Seed Preferred Stock and Series A Preferred Stock, respectively, or the liquidation amount per share on an as converted basis.

The Series Seed Preferred Stock and Series A Preferred Stock are convertible at any time, at the option of the holder, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock. All of the Series Seed Preferred Stock and Series A Preferred Stock will automatically convert into common shares, upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $6.0684 per share or (b) upon request of holders of more than 50% of the preferred stock acting as a single class in an as converted basis, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock.

The conversion price is subject to customary anti-dilution and other adjustments such as issuance of common shares as a dividend or the subdivision, combination, or reclassification of common shares into a greater or lesser number of common shares.

If a deemed liquidation occurs (such as merger or consolidation of the Company or its Subsidiary and sale of all or substantially all of the Company’s and its subsidiary’s assets, unless holders of at least majority of the outstanding shares of preferred stock voting together as a single class and on an as-converted basis elect otherwise) and the Company does not effect the dissolution in 90 days, holders of the preferred stock can request, subject to the approval by majority holders of the preferred stock acting as a single class on an as converted basis, the redemption of the preferred stock at a price equal to the liquidation amount.

The Series Seed Preferred Stock and Series A Preferred Stock did not meet the criteria for mandatorily redeemable financial instruments.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	Stockholders’ Deficit - continued:

Additionally, the Company determined that the nature of both classes of preferred stock were more akin to an equity instrument and that the economic characteristics and risks of the embedded conversion options were clearly and closely related to both classes of preferred stock. As such, the conversion options were not required to be bifurcated from the equity host under ASC 815, Derivatives and Hedging. The Company assessed that no beneficial conversion feature should be assigned. The Company also determined that the contingent redemption call option did not meet the definition of a derivative, since the Company’s shares are not readily convertible into cash, and thus net settlement criterion for an instrument to be characterized as a derivative under ASC 815, is not met. The Company assessed that equity classification was appropriate for both series of preferred stock.

The Series Seed Preferred Stock and Series A Preferred Stock rank pari passu with each other and senior to the Company’s common stock with respect to dividend distributions and distributions upon any liquidation event.

In 2017, the Company awarded options for 151,848 fully vested common shares to Company’s employees and directors, for their services with an exercise price of $0.01 under the stock plans of 2012-2016 and 2017. In 2019, all the grantees exercised their option and 151,848 common shares par value $0.001 were issued, for $1,518.

12.	Income Tax (Current and Deferred):

The Company’s consolidated financial statements include total net loss before taxes of $270,427 and $464,806 for the years ended December 31, 2019 and 2018. The income tax provision consists of the following:

	December 31,
	2019	2018
Federal:
Current	$–	$–
Deferred	–	–
State and Local:
Current	–	–
Deferred	–	–
Non-U.S.:
Current	87,827	100,577
Deferred	–	–
Income tax provision	$87,827	$100,577

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Income Tax (Current and Deferred) - continued:

Reconciliations of the differences between the provision for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:

	2019
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$(56,790)	21.00%
Effect of state tax	(33,856)	12.52%
Effect of valuation allowance	32,489	(12.01)%
Non-U.S. change in tax rate	38,128	(14.10)%
Effect of non-U.S. income tax rates	1,957	(0.72)%
Effect of non-deductible expenses	34,579	(12.79)%
Change in tax reserves	71,320	(26.37)%
Total Income Tax Provision	$87,827	(32.48)%

	2018
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$(97,609)	21.00%
Effect of state tax	(19,848)	4.27%
Effect of valuation allowance	80,489	(17.32)%
Effect of non-U.S. income tax rates	6,522	(1.40)%
Effect of non-deductible expenses	37,251	(8.01)%
Change in tax reserves	93,772	(20.17)%
Total Income Tax Provision	$100,577	(21.64)%

Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities at the applicable tax rates in effect. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2019	2018
Deferred Tax Assets:
Net Operating Loss Carryforwards	$814,849	$589,852
Accounts receivable	36,838	33,444
Capitalized costs	404,325	527,760
Deferred revenue	62,417	85,006
Other current assets	–	40,947
Other current liabilities	28,599	30,111
Other	48,706	15,681
Gross Deferred Tax Assets	$1,395,734	$1,322,801
Less: Valuation Allowance	(1,384,230)	(1,313,741)
Total Deferred Tax Assets	$11,504	$9,060
Deferred Tax Liabilities:
Depreciation	$(11,504)	$(9,060)
Total Deferred Tax Liabilities	$(11,504)	$(9,060)
Net Deferred Tax Assets/(Liabilities)	$–	$–

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Income Tax (Current and Deferred) - continued:

A valuation allowance for deferred tax assets is recorded when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. The Company provides a valuation allowance to offset deferred tax assets for net operating losses incurred during the year and for other deferred tax assets where, in the Company’s opinion, it is more likely than not that the financial statement benefit of these losses will not be realized. The Company’s valuation allowance increased by $70,489 in 2019 mainly due to increase in carried forward losses and by $80,489 in 2018 due to the same reason.

As of December 31, 2019, the Company had U.S. federal and state net operating loss carryforwards of $2,827,555 and $1,052,680, respectively, which may be used to offset future taxable income, if any. As of December 31, 2018, the Company had U.S. federal and state net operating loss carryforwards of $2,291,848 and $516,973, respectively, which may be used to offset future taxable income, if any. The Company’s U.S. federal and state net operating loss carryforwards begin to expire in 2033 and the U.S. federal net operating losses generated in 2018 and 2019 can be carried forward indefinitely. Ownership changes, as defined under Section 382 of the Internal Revenue Code of 1986, may limit the amount of net operating losses that can be utilized to offset future taxable income or tax liability. The Company has not yet completed an analysis of whether its net operating loss carryforwards may be limited.

As of December 31, 2019, the Company had $134,595 of gross unrecognized tax benefits, which would impact the effective tax rate, if recognized. As of December 31, 2018, the Company had $63,276 of gross unrecognized tax benefits, which would impact the effective tax rate, if recognized. A reconciliation of unrecognized tax benefits is as follows:

	December 31,
	2019	2018
Balance at beginning of period	$63,276	$5,280
Increase in tax positions for current year	71,319	57,996
Decrease in tax positions for prior year	–	–
Lapse in statute of limitations	–	–
Balance at end of period	$134,595	$63,276

The Company’s policy is to classify interest and penalties, if any, as components of the income tax provision in the consolidated statement of operations. The Company has not recorded any interest or penalty in the year ended December 31, 2019, whereas it has recorded an increase of $36,230 in the year ended December 31, 2018. Both as of December 31, 2019 and 2018, the amount of accrued interest and penalties totaled $38,919. The Company expects its unrecognized tax benefits to increase within the next twelve months but the range cannot be estimated at this time.

The Company files income tax returns in the U.S. federal and Massachusetts jurisdictions. The statute of limitations for assessment by the Internal Revenue Service and Massachusetts tax authorities is closed for tax years prior to 2017, although carryforward attributes that were generated prior to tax year 2017 may still be adjusted upon examination by the Internal Revenue Service or Massachusetts tax authorities if they either have been, or will be, utilized in a future period.

The Subsidiary files income tax returns in Greece and is subject to examination by the taxing authorities. The Subsidiary’s income tax returns are open for audit for tax years 2015 and forward.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Revenue, net:

Revenue, net is analyzed as follows:

	2019	2018
Sales of goods	$620,168	$374,524
Discounts on sales	–	(783)
Total revenue from contracts with customers	$620,168	$373,741

The timing of revenue recognition is analyzed as follows:

Timing of revenue recognitionTiming of revenue recognition	2019	2018
Goods and services transferred at a point in time	$493,087	$373,741
Goods and services transferred over time	127,081	–
Total revenue from contracts with customers	$620,168	$373,741

The adoption of ASC 606 did not have an impact in revenue recognition in the Company’s consolidated financial statements for the prior annual period, except for the recognition of contract assets and contract liabilities, which under the previous standard are classified as accrued income or deferred revenue. In particular, as the Company’s revenue stream is the sale of products, the revenue recognition process has been assessed and has not changed.

No contract assets were recognized as at January 1, 2019. As at December 31, 2019 contract assets are $51,936. Also, the Company has recognized contract liabilities at an amount of $128,400 as at January 1, 2019 and $38,728 as at December 31, 2019. Within 2019, the Company fully transferred goods to the customers in respect of the open balance of $128,400.

14.	Finance costs:

Finance costs are analyzed as follows:

	2019	2018
Interest on bank loans and bonds	$–	$20,769
Interest cost on benefit obligation	292	276
Bank fees	4,237	4,360
Other financing costs	67,588	–
Total finance costs	72,117	25,405
Finance costs – related parties	$34,541	$85,291
Total finance costs – related parties	$34,541	$85,291

15.	Fair value measurement:

The carrying amounts reflected in the consolidated balance sheets of cash and cash equivalents, accounts receivables, net, other current assets, trade and other payables, due to related parties, other current liabilities, income tax payable and convertible promissory notes, approximate their respective fair values due to the short maturity of these instruments.

16.	Commitments and contingencies:

16.1	Litigations

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. There is no material pending or threatened litigation against the Company that remains outstanding as of December 31, 2019 and 2018.

16.2	Lease Agreements

The Company leases office and manufacturing premises in Patras, Greece and office premises in Cambridge, Massachusetts. In detail, for the office and manufacturing areas leased in Patras, there is a single lease agreement in force with a lease term up to 2028, while the lease in Cambridge is negotiated yearly. The cost of each lease, including any contractual rent increases, is recognized over the life of the lease agreement using the straight-line method.

ADVENT TECHNOLOGIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	Commitments and contingencies - continued:

Rent expense for the above leases for the year ended December 31, 2019 and 2018, was $19,097 and $12,845 respectively. The future minimum lease payments are as follows:
Time period	Amount ($)
Within 1 year	24,619
From 2 to 5 years	63,122
Thereafter	143,460

17.	Subsequent Events:

a)	On January 20, 2020, the Company settled the outstanding PTCF Notes, according to the settlement agreement dated December 31, 2019 (Note 10).

b)
During the six-month period ended June 30, 2020 the Company has repurchased 44,829 number of common shares from existing minority stockholders for $118,199, out of which $83,363 remain payable. The respective shares have been cancelled.

c)	During the six-month period ended June 30, 2020, the Company has issued 529,532 Series A Preferred Shares, upon various private placements with investors. Proceeds from the issuances are $1,430,005.
d)
On October 12, 2020 and as amended on October 19, 2020 the Company entered into a merger agreement with AMCI, under which all shares of Company’s common stock, par value $0.001 per share and all Company’s convertible preferred shares, par value $0.001 per share, on an as converted basis, issued and outstanding immediately prior to the effective time, will be converted into the right to receive AMCI Class A common stock, par value $0.0001 per share, representing a pro rata share of $250 million in the aggregate, minus net debt adjustment, with each stockholder of the Company being entitled to receive its pro rata share of the total consideration.

e)
In March and September 2020, the Company’s Board of Directors and stockholders approved the issuance of an aggregate of 2,173,702 shares of common stock, pursuant to restricted stock award agreements to reward certain employees, directors, and consultants of the Company.

f)
With the recent and rapid development of the Coronavirus disease (COVID-19) outbreak the world economy entered a period of unprecedented health care crisis that has already caused considerable global disruption in business activities and everyday life, many countries have adopted extraordinary and economically costly containment measures while certain countries have required companies to limit or even suspend normal business operations, Governments, including Greek and U.S. Government, have implemented restrictions on travelling as well as strict quarantine measures.  The financial effect of the current crisis on the global economy and overall business activities cannot be estimated with reasonable certainty at this stage, due to the pace at which the outbreak expands and the high level of uncertainties arising from the inability to reliably predict the outcome, The event is considered as a non-adjusting event and is therefore not reflected in the recognition and measurement of the assets and liabilities in the consolidated financial statements as at December 31, 2019.  Management has considered the unique circumstances and the risk exposures of the Company and has concluded that the event is not expected to have an immediate material impact on the business operations, Management will continue to monitor the situation closely in case the period of disruption becomes prolonged.

Advent Technologies Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2020 (unaudited) and December 31, 2019 (audited)
(All amounts are in USD)

	Notes	September 30, 2020 (unaudited)	December 31, 2019 (audited)
ASSETS
Current assets
Cash and cash equivalents		$929,283	$1,199,015
Accounts receivable, net		209,845	316,438
Contract assets	12	128,608	51,936
Inventories	4	107,350	32,440
Prepaid expenses		2,106	2,642
Other current assets	5	298,922	219,003
Total current assets		$1,676,114	$1,821,474

Non-current assets
Property and equipment, net	6	162,899	84,977
Other non-current assets		130	125
Total non-current assets		$163,029	$85,102
Total Assets		$1,839,143	$1,906,576

LIABILITIES
Current liabilities
Convertible Promissory Notes-Related parties	3,9	$-	$500,000
Trade and other payables	7	363,261	307,822
Due to related parties	3	1,038,148	1,243,424
Deferred income from grants, current		177,221	79,591
Contract liabilities	12	11,102	38,728
Other current liabilities	8	423,258	167,480
Income tax payable		196,122	194,000
Total current liabilities		$2,209,112	$2,531,045

Non-current liabilities
Provision for staff leaving indemnities		32,967	28,853
Deferred income from grants, non-current		131,370	180,480
Other long term liabilities		18,733	-
Total non-current liabilities		$183,070	$209,333
Total liabilities		$2,392,182	$2,740,378

Commitments and contingent liabilities		-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock ($0.001 par value per share; Shares authorized: 6,591,595 at September 30, 2020 and December 31, 2019; Issued and outstanding: 3,017,057 at September 30, 2020 and 888,184 at December 31,2019)	10	$3,017	$888
Preferred stock Series A ($0.001 par value per share; Shares authorized: 1,300,000 at September 30, 2020 and December 31, 2019; Issued and outstanding: 844,037 at September 30, 2020 and 314,505 at December 31, 2019)	10	844	315
Preferred stock Series seed ($0.001 par value per share; Shares authorized: 2,095,592 at September 30, 2020 and December 31, 2019; Issued and outstanding: 2,095,592 at September 30, 2020 and December 31, 2019)	10	2,096	2,108
Additional Paid in Capital	10	10,534,202	8,811,647
Accumulated other comprehensive income		105,315	118,859
Accumulated Deficit		(11,198,513)	(9,767,619)
Total stockholders’ deficit		$(553,039)	$(833,802)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		$1,839,143	$1,906,576

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Advent Technologies Inc.
Unaudited Interim Condensed Consolidated Statements of Operations
For the nine-month periods ended September 30, 2020 and 2019
(All amounts are in USD)

		Nine-month periods ended September 30
	Notes	2020	2019

Revenue, net	12	$526,032	$392,264
Cost of revenues		(374,430)	(216,237)
Gross profit		$151,602	$176,027

Income from grants		159,182	490,477
Research and development expenses		(81,273)	(125,786)
Administrative and selling expenses	13	(1,636,449)	(662,297)
Other operating expenses		(4,614)	(1,986)
Operating Loss		$(1,411,552)	$(123,565)

Finance costs	14	(4,749)	(2,766)
Finance costs - Related parties	14	-	(26,031)
Foreign exchange differences, net		(26,584)	(9,891)
Other income		25,545	5
Other expenses		(697)	(2,554)
Loss before tax		$(1,418,037)	$(164,802)

Income tax expense		-	-
Net Loss		$(1,418,037)	$(164,802)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Advent Technologies Inc.
Unaudited Interim Condensed Consolidated Statements of Comprehensive Loss
For the nine-month periods ended September 30, 2020 and 2019
(All amounts are in USD)

		Nine-month periods ended September 30
	Notes	2020	2019

Net loss		$(1,418,037)	$(164,802)

Other comprehensive income (loss):
Net foreign currency translation adjustments		(13,544)	48,331
Other comprehensive income (loss)		(13,544)	48,331
Comprehensive loss		$(1,431,581)	$(116,471)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Advent Technologies Inc.
Unaudited Interim Condensed Consolidated Statement of Changes of Stockholders’ Deficit
For the nine-month periods ended September 30, 2020 and 2019
(All amounts are in USD)

	No. of shares	Common Stock	No. of shares	Common Stock Class A	No. of shares	Common Stock Class B	No. of shares	Preferred stock series A	No. of shares	Preferred stock series seed	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit

As at January 1, 2019	-	$-	67,982	$68	668,354	$668	-	$-	-	$-	$4,520,138	$(9,409,365)	$128,639	$(4,759,852)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(164,801)	-	(164,801)
Other comprehensive income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	48,331	48,331
Conversion of Convertible Promissory Notes (Note 9)	-	-	-	-	-	-	-	-	1,681,453	1,681	2,767,888	-	-	2,769,569
Exchange of common stock A & B to common stock (Note 10)	736,336	736	(67,982)	(68)	(668,354)	(668)	-	-	-	-	-	-	-	-
Exercise of stock options (Note 10)	151,848	152	-	-	-	-	-	-	-	-	1,366	-	-	1,518
At September 30, 2019	888,184	$888	-	$-	-	$-	-	$-	1,681,453	$1,681	$7,289,392	$(9,574,166)	$176,970	$(2,105,235)
As at January 1, 2020	888,184	$888	-	$-	-	$-	314,505	$315	2,108,405	$2,108	$8,811,647	$(9,767,619)	$118,859	$(833,802)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,418,037)	-	(1,418,037)
Other comprehensive income (loss)	-	-	-	-	-	-	-	-	-	-		-	(13,544)	(13,544)
Issuance of preferred stock (Note 10)	-	-	-	-	-	-	529,532	529	-	-	1,429,475	-	-	1,430,005
Issuance of non-vested stock awards(Note 10 and 11)	2,173,702	2,174	-	-	-	-	-	-	-	-	19,562	-	-	21,736
Repurchase of shares (Note 10)	(44,829)	(45)	-	-	-	-	-	-	(12,813)	(12)	(139,878)	(12,857)	-	(152,792)
Recognition of stock grant plans (Note 11)	-	-	-	-	-	-	-	-	-	-	413,396	-	-	413,396
At September 30, 2020	3,017,057	$3,017	-	$-	-	$-	844,037	$844	2,095,592	$2,096	$10,534,202	$(11,198,513)	$105,315	$(553,039)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Advent Technologies Inc.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
For the nine-month periods ended September 30, 2020 and 2019
(All amounts are in USD)

		Nine-month periods ended September 30
	Notes	2020	2019
Net Cash used in Operating Activities		$(1,045,004)	$(62,610)

Cash Flows from Investing Activities:
Purchases of property and equipment		(89,123)	(34,698)
Net Cash used in Investing Activities		$(89,123)	$(34,698)

Cash Flows from Financing Activities:
Proceeds of issuance of preferred stock	10	1,430,005	-
Proceeds from issuance of non-vested stock awards	10, 11	21,736	1,518
Repurchase of shares	10	(69,430)	-
Proceeds from preferred series A shares		-	549,223
Repayment of Convertible Promissory Notes	9	(500,000)	-
Net Cash provided by Financing Activities		$882,311	$550,741
Net increase (decrease) in cash and cash equivalents		(251,815)	453,433
Effect of exchange rate changes on cash and cash equivalents		(17,918)	12,603
Cash and cash equivalents at the beginning of the period		1,199,015	147,398
Cash and cash equivalents at the end of the period		$929,283	$613,434
Supplemental Cash Flow Information
Non-cash Operating Activities:
Recognition of stock grant plans	11	$413,396	$-
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

1.	Company Information:

Advent Technologies Inc. (the “Parent”) was incorporated under the laws of the State of Delaware on October 12, 2012. Following that date, the shareholders of Advanced Energy Technologies S.A., under a share exchange agreement, effected a share exchange with the Advent Technologies Inc. resulting in identical common ownership between the two companies which was accounted for similar to a business combination between entities under common control.

The Parent is headquartered in Cambridge, Massachusetts and its wholly owned subsidiary, Advanced Energy Technologies S.A. (the “Subsidiary”) is headquartered in Patras, Greece. The Parent and the Subsidiary (collectively, “the Company”) is principally engaged in the manufacturing of membranes and fuel cells that convert methanol, natural gas, and hydrogen to electricity.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“U.S. GAAP”). Accordingly, they do not include all the information and notes required by U.S. GAAP for complete financial statements. These unaudited interim condensed consolidated financial statements and the accompanying notes have been prepared on the same basis and should be read in conjunction with the Company’s annual financial statements for the fiscal year ended December 31, 2019, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. Operating results for the nine-month period ended September 30, 2020 are not necessarily indicative of the results that might be expected for the fiscal year ending December 31, 2020.

As of September 30, 2020, the Company reported a working capital deficit of $0.53 million. The Company has historically funded its operations primarily through the issuance of debt and equity securities.  The Company believes that it will be in a position to cover its liquidity needs for the next twelve months after the date of these unaudited interim condensed consolidated financial statements, through cash on hand and cash from operations.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

2.	Summary of Significant Accounting Policies:

A discussion of the Company’s significant accounting policies can be found in the Company’s audited annual consolidated financial statements for the years ended December 31, 2019 and 2018. There have been no material changes to these policies in the nine-month period ended September 30, 2020, except from the adoption of the standard discussed below:

When stock is retired or purchased for constructive retirement, any excess purchase price over par value may be allocated between Additional Paid In Capital (“APIC”) and retained earnings or may be charged directly to retained earnings. For the repurchased shares during the nine-month period ended September 30, 2020, the Company decreased its common stock and APIC respectively-in other words any excess par value over the purchase price was credited to capital surplus.

Recent Accounting Pronouncements

a)
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, ASU 2019-01, Codification Improvements to Topic 842, Leases and ASU 2020-02, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), provided additional clarifications for implementing ASU 2016.02.  The new lease standard was originally effective for the private entities on January 1, 2021, with early adoption permitted. Following the issuance of ASU 2020-05, Effective Dates for Certain Entities (Topic 842), the effective date of Leases was deferred for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted which means that an entity may choose to implement Leases before those deferred effective dates. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

b)
In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. Furthermore, amendments, ASU 2019-10 and ASU 2019-11 provided additional clarification for implementing ASU 2016-13. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the consolidated financial statements.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

2.	Summary of Significant Accounting Policies - continued:

c)
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

3.	Related party disclosures

The amounts included in the accompanying interim condensed consolidated balance sheets as of September 30, 2020 (unaudited) and as of December 31, 2019 (audited) and unaudited interim condensed consolidated statements of operations for the nine-month periods ended September 30, 2020 and 2019 are as follows:

Consolidated Balance Sheets

	September 30,			December 31,
	2020 (unaudited)			2019 (audited)
	Total	Notes	Interest	Total	Notes	Interest
Convertible Promissory Notes – Piraeus-Taneo Capital Fund	$-	$-	$-	$500,000	$500,000	$-
Total	$-	$-	$-	$500,000	$500,000	$-

	September 30,	December 31,
	2020 (unaudited)	2019 (audited)
Due to related parties	Unpaid compensation cost	Unpaid compensation cost
Vassilios Gregoriou	$592,638	$648,394
Charalampos Antoniou	1,666	-
James Coffey	10,818	-
Christos Kaskavelis	45,000	68,908
Emory Sayre De Castro	388,026	526,122
Total	$1,038,148	$1,243,424

Consolidated statements of operations

	Nine-month periods ended September 30,
	2020	2019
Finance costs – Related parties	Interest	Interest
Convertible Promissory Notes – Piraeus-Taneo Capital Fund	$-	$26,031
Total	$-	$26,031

Vassilios Gregoriou: Vassilios Gregoriou is the Company’s CEO (“Chief Executive Officer”) and one of the major shareholders of the Company. The Company has entered into a consultancy agreement with the CEO for his services, with an annual remuneration of $170,000. The table above presents unpaid compensation costs as at September 30, 2020 and December 31, 2019, amounted to $592,638 and $648,394, respectively. Also, during the nine-month period ended September 30, 2020 he was awarded 809,914 common shares from the stock grant plans (Note 11).

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

3.	Related party disclosures – continued:

Piraeus-Taneo Capital Fund (“PTCF”): PTCF is a venture capital mutual fund represented by Piraeus Capital Management SA, a member of Piraeus Bank SA group. PTCF was the holder of convertible notes and shareholder of 3% as of December 31, 2019, until the repayment of the convertible notes in January 2020 (Note 9). Upon the repayment of the notes PTCF sold its ownership interest to other existing minority shareholders of the Company.

Emory Sayre De Castro: Emory Sayre De Castro is the Company’s Director, CTO and shareholder. The Company has entered into a consultancy agreement with the CTO for his services, with an annual remuneration of $150,000. The table above presents unpaid compensation costs as at September 30, 2020 and December 31, 2019, amounted to $388,026 and $526,122, respectively. Also, during the nine-month period ended September 30, 2020 he was awarded 434,741 common shares from the stock grant plans (Note 11).

Christos Kaskavelis: Christos Kaskavelis is the Company’s Director and shareholder. Also, during the nine-month period ended September 30, 2020 he was awarded 434,741 common shares from the stock grant plans (Note 11). The Company on May 16, 2020 has entered into a consultancy agreement with the CMO (“Chief Marketing Officer”) for his services, with an annual remuneration of $120,000. The table above presents unpaid compensation costs as at September 30, 2020 and December 31, 2019, amounted to $45,000 and $68,908 respectively.

Charalampos Antoniou: Charalampos Antoniou is the Company’s Director and shareholder, and during the nine-month period ended September 30, 2020 was awarded 235,727 common shares from the stock grant plans (Note 11). The Company on May 16, 2020 has entered into a board member agreement for his services, with an annual remuneration of $40,000. The table above presents unpaid compensation costs as at September 30, 2020 and December 31, 2019, amounted to $1,666 and $nil respectively.

James Coffey: James Coffey is Company’s Director and shareholder and during the nine-month period ended September 30, 2020 was awarded 140,558 common shares from the stock grant plans (Note 11). The Company on March 11, 2020 has entered into a consultancy agreement for his services as a general counsel, with an annual remuneration of $100,000. The table above presents unpaid compensation costs as at September 30, 2020 and December 31, 2019, amounted to $10,818 and $nil, respectively.

4.	Inventories:

Inventories are analyzed as of follows:

	September 30,	December 31,
	2020	2019
Raw materials and supplies	$107,350	$32,440
Total	$107,350	$32,440

5.	Other current assets:

Other current assets are analyzed as follows:

	September 30,	December 31,
	2020	2019
VAT receivable	$226,993	$171,057
Grants receivable	67,784	43,779
Other current receivables	4,145	4,167
Total	$298,922	$219,003

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

6.	Property and equipment, net:

During the nine-month period ended September 30, 2020, $89,123 additions to property and equipment concerns machinery, office and other equipment. There are no collaterals or other commitments on the Company’s property and equipment.

7.	Trade and other payables:

Trade and other payables are analyzed as follows:

	September 30,	December 31,
	2020	2019
Trade payables	$318,642	$267,706
Other payables	44,619	40,116
Total	$363,261	$307,822

8.	Other current liabilities:

Other current liabilities of the Company are analyzed as follows:

	September 30,	December 31,
	2020	2019
Accrued expenses for legal and consulting fees	$327,649	$76,555
Other accruals and short-term payables	82,086	79,767
Provision for unused vacation	13,523	11,158
Total	$423,258	$167,480

Amounts of $56,463 and $54,174 classified in Other accruals and short-term payables as of September 30, 2020 and December 31, 2019, respectively, relate to amounts received from grantor to the Company in its role as a coordinator to this grant and the Company is obliged to transfer these amounts to one of its shareholders, which is also part in the respective grant program.

9.	Convertible Promissory Notes:

Convertible Promissory Notes and Convertible Promissory Notes – Related parties are analyzed as follows:

Senior Secured Promissory Notes – Advent Notes

On May 28, 2019, the Company issued 1,681,453 Series Seed preferred shares, of par value $0.001 per share, to settle the then outstanding balance of Advent Notes amounted to $2,769,569 (principal and interest).

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

9.	Convertible Promissory Notes – continued:

Senior secured convertible debenture loan – PTCF Note

On December 31, 2019, Advanced Energy Technologies S.A. and PTCF agreed to fully repay the PTCF Note by January 20, 2020, pursuant to which Euro 452,285 ($500,000) was agreed to be paid in full settlement of the PTCF Note with a principal balance of Euro 385,743 and accrued interest payable amounted of Euro 221,342.50 at that date. The Company determined that the modified repayment terms met the criteria for debt extinguishment per ASC 470-50, Debt - Modifications and Extinguishments and resulted in a gain on debt extinguishment. The difference between the settlement amount of Euro 452,285 ($500,000) and the carrying amount of Euro 607,085.50 ($673,894 principal and interest), of Euro 154,801 ($173,894) was recognized in additional paid in capital as a capital transaction in accordance to ASC 470-50-40-2, since PTCF was a related party (Note 3). On January 20, 2020, the Company repaid the amount of $500,000 as originally agreed.

10.	Stockholders’ Deficit:

The Company upon its incorporation had authorized 2,600,000 shares of common stock, with par value of $0.001, consisting of 1,600,000 shares of Class A Voting Common Stock and 1,000,000 shares of Class B Non-Voting Common Stock.

On May 28, 2019, the Company amended and restated its certificate of incorporation to authorize 10,000,000 shares, consisting of 7,500,000 shares of Common Stock (one class of voting common stock), with par value of $0.001 per share, and 2,500,000 shares of Preferred Stock, with par value of $0.001 per share. The Preferred Stock was designated as Series Seed Preferred Stock.

On May 28, 2019, the Company exchanged the outstanding at that time Class A and Class B Common Stock of 67,982 and 668,345, respectively for shares in the newly authorized Common Stock amounting to 736,336 common shares.

On May 28, 2019, the total outstanding balance of Advent Notes amounting to $2,769,569 was converted to 1,681,453 Series Seed Preferred Stock.

On May 31, 2019, 151,848 common shares were issued in connection with the stock option plans discussed below, and as of December 31, 2019, the Company’s issued and outstanding common shares was 888,184.

In December 2019, the Company entered into private placement agreements pursuant to which the Company issued 426,952 Series Seed Preferred Shares for net proceeds of $499,937.

On October 11, 2019, the Company further amended and restated its certificate of incorporation to issue up to 6,591,595 common stock, with par value of $0.001 per share, and up to 3,408,405 Preferred stock, with par value of $0.001 per share. Such Preferred stock is comprised of 2,108,405 Series Seed Preferred Stock and 1,300,000 of Series A Preferred Stock. Terms of Series Seed Preferred Stock and Series A Preferred Stock were similar to the May 28, 2019 certificate of incorporation.

Upon authorization of the Series A Preferred Stock, the Company issued 314,505 shares in Series A Preferred Stock for net proceeds of $849,165 in connection with private placement agreement with several investors.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

10.	Stockholders’ Deficit - continued:

As per the second amended and restated certificate of incorporation each share of Series Seed Preferred Stock and Series A Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, participate on an as-converted basis in dividends declared and paid on the Company’s common shares and have a liquidation preference equal to the greater of $2.61 or $4.0046 for Series Seed Preferred Stock and Series A Preferred Stock, respectively, or the liquidation amount per share on an as converted basis.

The Series Seed Preferred Stock and Series A Preferred Stock are convertible at any time, at the option of the holder, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock. All of the Series Seed Preferred Stock and Series A Preferred Stock will automatically convert into common shares, upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $6.0684 per share or (b) upon request of holders of more than 50% of the preferred shares acting as a single class in an as converted basis, at a conversion rate of one common share per Series Seed Preferred Stock or Series A Preferred Stock.

The conversion price is subject to customary anti-dilution and other adjustments such as issuance of common shares as a dividend or the subdivision, combination, or reclassification of common shares into a greater or lesser number of common shares.

If a deemed liquidation occurs (such as merger or consolidation of the Company or its subsidiaries and sale of all or substantially all of the Company’s and its subsidiary’s assets, unless holders of at least majority of the outstanding shares of preferred stock voting together as a single class and on an as-converted basis elect otherwise) and the Company does not effect the dissolution in 90 days, holders of the preferred stock can request, subject to the approval by majority holders of the preferred shares acting as a single class on an as converted basis, the redemption of the preferred stock at a price equal to the liquidation amount.

The Series Seed Preferred Stock and Series A Preferred Stock did not meet the criteria for mandatorily redeemable financial instruments.

Additionally, the Company determined that the nature of both classes of preferred shares were more akin to an equity instrument and that the economic characteristics and risks of the embedded conversion options were clearly and closely related to both classes of preferred shares. As such, the conversion options were not required to be bifurcated from the equity host under ASC 815, Derivatives and Hedging. The Company assessed that no beneficial conversion feature should be assigned. The Company also determined that the contingent redemption call option did not meet the definition of a derivative, since the Company’s shares are not readily convertible into cash, and thus net settlement criterion for an instrument to be characterized as a derivative under ASC 815, is not met. The Company assessed that equity classification was appropriate for both series of preferred stock.

The Series Seed Preferred Stock and Series A Preferred Stock rank pari passu with each other and senior to the Company’s common shares with respect to dividend distributions and distributions upon any liquidation event.

During the nine-month period ended September 30, 2020, the Company entered into private placement agreements with certain investors pursuant to which the Company issued 529,532 Series A Preferred Shares for net proceeds of $1,430,005.

During the nine-month period ended September 30, 2020, 2,173,702 common shares were issued in connection with the stock grant plans discussed below.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

10.	Stockholders’ Deficit - continued:

In addition, during the nine-month period ended September 30, 2020, 44,829 common shares and 12,813 Series Seed Preferred Stock were repurchased by the Company, from existing minority shareholders, for an amount of  $118,199 and $34,594, respectively. The respective shares have been cancelled.

11.	Stock grant plans:

On March 26, 2020, the Company’s Board of Directors and shareholders approved the 2018-2020 Stock Grant Plan (the “2018-2020 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that may be issued under this plan is 1,280,199 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 1,280,199 shares of common stock were granted with purchase price $0.01 per share. Under the Plan, if the employee ceases to be employed with the Company for any reason prior to December 31, 2020, the Company has a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. If the Company does not exercise such repurchase option and unless the Company declines in writing to exercise the repurchase option prior to such time, the repurchase option is automatically deemed exercised at the end of the repurchase window.  This limited repurchase right will lapse upon the occurrence of a liquidation event. The repurchase feature is deemed equivalent to a forfeiture (vesting) provision. The shares shall vest over a period ending December 31, 2020. The stock-based compensation is being recognized to administrative and selling expenses over the vesting period and based on the fair value of the shares on the grant date.

As of September 9, 2020, the Company’s Board of Directors and shareholders approved the 2020-2023 Stock Grant Plan (the “2020-2023 Plan”) to reward certain employees and directors of the Company. The maximum aggregate number of shares that may be issued under this plan is 893,503 common shares. The Company entered into separate Restricted Stock Award Agreements with each participant according to which awards for 893,503 shares of common stock were granted with purchase price $0.01 per share. If the Company does not exercise such repurchase option and unless the Company declines in writing to exercise the repurchase option prior to such time, the repurchase option is automatically deemed exercised at the end of the repurchase window. This limited repurchase right will lapse upon the occurrence of a liquidation event. The repurchase feature is deemed equivalent to a forfeiture (vesting) provision. The shares shall vest over a period ending December 31, 2020. The stock-based compensation is being recognized to administrative and selling expenses over the vesting period and based on the fair value of the shares on the grant date.

A summary of the status of the Company’s non-vested shares as of January 1, 2020 and the movement for the nine-month periods ended September 30, 2020, is presented below. There were no shares forfeited during the nine-month periods ended September 30, 2020 and 2019.

	Number of non-vested shares	Grant date fair value per non- vested shares
Balance January 1, 2020	$-	$-
Granted	2,173,702	0.40
Vested	-	-
Balance September 30, 2020	$2,173,702	$0.40

The total of 2,173,702 granted and non-vested shares from both Plans, are legally outstanding.

As of January 1, 2019, 2020 there was $nil total unrecognized compensation cost related to non-vested share-based compensation arrangements. As of September 30, 2019 and 2020, there was $nil and $167,656 total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2018-2020 Plan. As of September 30, 2019 and 2020, there was $nil and $288,429 total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2020-2023 Plan.  The amount of $456,085, in aggregate from both plans, is expected to be recognized through December 31, 2020.

The amounts of $nil and $413,396, represent the stock based compensation expense for both plans for the nine-month periods ended September 30, 2019 and 2020, respectively and are recorded in “Administrative and selling expenses”, in the accompanying unaudited interim condensed consolidated statements of operations.

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

12.	Revenue, net:

Revenue, net for the nine-month periods ended September 30, 2020 and 2019 (unaudited), is analyzed as follows:

	Nine-month periods ended September 30,
Type of goods or service	2020	2019
Sales of goods	$526,032	$392,264
Total revenue from contracts with customers	$526,032	$392,264

The timing of revenue recognition is analyzed as follows:

	Nine-month periods ended September 30,
Timing of revenue recognition	2020	2019
Goods and services transferred at a point in time	$443,183	$392,264
Goods and services transferred over time	82,849	-
Total revenue from contracts with customers	$526,032	$392,264

As at September 30, 2020 and December 31, 2019 contract assets are $ 128,608 and $51,936, respectively. Also, the Company has recognized contract liabilities at an amount of $ 11,102 and $38,728 as at September 30, 2020 and December 31, 2019, respectively.

Revenue, net for the nine-month periods ended September 30, 2020 and 2019 (unaudited), included revenues derived from significant customers as follows (in percentages of total revenue, net):

	Nine-month periods ended September 30,
Customer	2020	2019
A	34%	16%
B	34%	18%
C	16%	21%
D	-	20%

13.	Administrative and selling expenses:

Administrative and selling expenses for the nine-month periods ended September 30, 2020 and 2019 (unaudited), respectively, are analyzed as follows:

	Nine-month periods ended September 30,
	2020	2019
Administrative expenses	$1,509,205	$552,838
Selling and distribution expenses	127,244	109,459
Total administrative and selling expenses	$1,636,449	$662,297

Administrative expenses	Nine-month periods ended September 30,
	2020	2019
Staff remuneration and expenses	$743,423	$481,621
Third party fees and expenses	300,327	1,472
Compensation expenses for stock grant plans	413,396	-
Various expenses	44,319	63,972
Depreciation of PPE	7,740	5,773
Total administrative expenses	$1,509,205	$552,838

Selling and distribution expenses	Nine-month periods ended September 30,
	2020	2019
Staff remuneration and expenses	$67,814	$61,204
Rentals	20,318	9,286
Various expenses	39,112	38,969
Total selling and distribution expenses	$127,244	$109,459

14.	Finance costs:

Finance costs for the nine-month periods ended September 30, 2020 and 2019 (unaudited), respectively, are analyzed as follows:

	Nine-month periods ended September 30,
	2020	2019
Bank fees	4,722	2,550
Other finance costs	27	216
Total finance costs	4,749	2,766

Finance costs - related parties	$-	$26,031
Total finance costs – related parties	$-	$26,031

Advent Technologies Inc.
Notes to the Unaudited Interim Condensed Consolidated Financial Statements
(All amounts are in USD, unless otherwise stated)

15.	Fair value measurement:

The carrying amounts reflected in the condensed consolidated balance sheets of cash and cash equivalents, accounts receivables, net, other current assets, trade and other payables, due to related parties, other current liabilities, income tax payable and convertible promissory notes, approximate their respective fair values due to the short maturity of these instruments.

16.	Commitments and contingencies:

Litigations

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. There is no material pending or threatened litigation against the Company that remains outstanding as of September 30, 2020 and December 31, 2019.

17.	Subsequent Events

a)
On October 12, 2020 and as amended on October 19, 2020 the Company entered into a merger agreement with AMCI, under which all shares of Company’s common stock, par value  $0.001 per share and all Company’s convertible preferred shares, par value $0.001 per share, on an as converted basis, issued and outstanding immediately prior to the effective time, will be converted into the right to receive AMCI Class A common stock, par value $0.0001 per share, representing a pro rata share of $250 million in the aggregate, subject to a post-closing working capital adjustment, with each stockholder of the Company being entitled to receive its pro rata share of the total consideration.

b)
With the recent and rapid development of the Coronavirus disease (COVID-19) outbreak the world economy entered a period of unprecedented health care crisis that has already caused considerable global disruption in business activities and everyday life. Many countries have adopted extraordinary and economically costly containment measures while certain countries have required companies to limit or even suspend normal business operations, governments, including Greek and US Government, have implemented restrictions on travelling as well as strict quarantine measures. The situation is rapidly evolving and, as such, it is difficult to predict the ultimate severity and long-term impact of the pandemic on the industry and the Company at this time. Management has considered the unique circumstances and the risk exposures of the Company and has concluded that the event is not expected to have an immediate material impact on the business operations. Management will continue to monitor the situation closely in case the period of disruption becomes prolonged.

ADVENT TECHNOLOGIES HOLDINGS, INC.

Primary Offering Of
26,392,355 Shares of Common Stock

Secondary Offering of
23,210,601 Shares of Common Stock
4,340,278 Warrants to
Purchase Common Stock

PROSPECTUS
     , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee		$76,822
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*
*	Estimates not currently known
Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s second amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, effective upon the consummation of the Business Combination, the Company has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15.	Recent Sales of Unregistered Securities.

Founder Shares and Placement Warrants in Connection with the IPO

In June 2018, AMCI issued an aggregate of 5,750,000 founder shares to Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. In October 2018, Sponsor transferred 35,000 founder shares to each of Messrs. Uren, Clark and Grant, AMCI’s independent directors, and 100,000 shares to each of Messrs. Hunter, Beem and Patel, our officers. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of AMCI’s IPO. On November 27, 2018, the underwriters in AMCI’s IPO elected to exercise a portion of the over-allotment option for 2,052,077 additional Units. As a result of such partial exercise, Sponsor forfeited 236,981 shares of Class B common stock.

In November 2018, Sponsor purchased an aggregate of 5,500,000 placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that occurred simultaneously with the closing of AMCI’s IPO. Each placement warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. The placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. As a result of the partial exercise of the underwriter’s over-allotment option, Sponsor purchased an additional 410,416 placement warrants for aggregate gross process of $410,416.

PIPE

On December 22, 2020 AMCI entered into subscription agreements, pursuant to which certain investors agreed to purchase, and AMCI agreed to sell to the investors, an aggregate of 6,500,000 shares of AMCI Class A common stock for gross proceeds to AMCI of $65,000,000 (the “PIPE Investment”). The PIPE Investment closed substantially immediately prior to the Closing of the Business Combination.

Working Capital Warrants

In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, the Sponsor agreed to loan AMCI up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which AMCI consummates its Business Combination or February 22, 2021. On November 20, 2020, AMCI borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

Item 16.	Exhibits and Financial Statements.

(a) Exhibits. The following exhibits are being followed herewith:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 12, 2020 by and among AMCI, Sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.1 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

2.2
First Amendment to Agreement and Plan of Merger, dated as of October 19, 2020, by and among AMCI, Sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.2 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

2.3
Second Amendment to Agreement and Plan of Merger, dated as of December 31, 2020, by and among AMCI, Sponsor, in its capacity as Purchaser Representative thereunder, Advent and Vassilios Gregoriou in his capacity as Seller Representative thereunder (incorporated by reference to Exhibit 2.3 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

3.1
Second Amended and Restated Certificate of Incorporation of Advent Technologies Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021)

3.2	Amended and Restated Bylaws of Advent Technologies Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021)
4.1
Warrant Agreement, dated November 15, 2018 by and between AMCI Acquisition Corp. and Continental Stock Transfer & Trust company, as warrant agent (incorporated by reference to Exhibit 4.1 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

4.2	Specimen Common Stock Certificate (incorporated by reference to AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).
4.3	Specimen Warrant Certificate (incorporated by reference to AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).
5.1*	Opinion of Ropes & Gray LLP
10.1
Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.13 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

10.2
Securities Subscription Agreement, dated June 25, 2018, between AMCI and the Sponsor (incorporated by reference to AMCI Acquisition Corp.’s Registration Statement on Form S-1/A (Reg. No. 333-227994), filed with the SEC on November 9, 2018).

10.3
Warrants Purchase Agreement, dated November 15, 2018, between AMCI and the Sponsor (incorporated by reference to AMCI Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on November 20, 2018).

10.4
Registration Rights Agreement, dated November 15, 2018, by and among AMCI, the Sponsor and the holders party thereto (incorporated by reference to Exhibit 10.4 of AMCI Acquisition Corp’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).

10.5
Lease Agreement, dated as of September 2, 2019, by and between Advent Technologies S.A. and Patras Science Park S.A. (English summary of Greek original) (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.6
Lease Agreement, dated as of September 25, 2019, by and between Advent Technologies S.A. and Patras Science Park S.A. (English summary of Greek original) (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

Exhibit No.	Description
10.7
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies SA and Vassilios Gregoriou (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.8
Employment Agreement, dated as of January 12, 2021, by and between Advent Technologies SA and William Hunter (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.9
Employment Agreement, dated as of December 31, 2020, by and between Advent Technologies SA and Christos Kaskavelis (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.10
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies SA and Emory De Castro (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.11
Employment Agreement, dated as of October 12, 2020, by and between Advent Technologies SA and James F. Coffey (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).

10.12	2021 Equity Incentive Plan (incorporated by reference to 10.9 of AMCI Acquisition Corp.’s Registration Statement on Form S-4 (Reg. No. 333-250946), filed with the SEC on January 14, 2021).
10.13	Form of Indemnification Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
10.14	Form of Director Offer Letters (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
10.15
Lease Agreement, dated as of February 5, 2021 by and between Advent Technologies, Inc. and BP Hancock LLC. (incorporated by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on February 9, 2021).

16.1	Letter from Marcum LLP to the SEC, dated February 9, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
21.1	List of Subsidiaries (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021)
23.1*	Consent of Marcum LLP, indepdent registered accounting firm for AMCI Acquisition Corp.
23.2*	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered accounting firm for Advent Technologies Inc.
24.1	Power of Attorney (included in the signature page to this registration statement).
101
The following materials from this registration statement, formatted in Inline Extensible Business Reporting Language (iXBRL): (i) AMCI Acquisition Corp. Audited Financial Statements and (ii) AMCI Acquisition Corp. Condensed Unaudited Financial Statements.

*	Filed herewith

(b) Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 16 day of February, 2021.

Advent Technologies Holdings, Inc.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Vassilios Gregoriou and William Hunter his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 16 day of February, 2021.

Name	Position	Date
/s/ Vassilios Gregoriou	Chief Executive Officer and Chairman of the Board	February 16, 2021
Vassilios Gregoriou

/s/ William Hunter	President, Chief Financial Officer and Director	February 16, 2021
William Hunter

/s/ Emory De Castro	Chief Technology Officer and Director	February 16, 2021
Emory De Castro

/s/ Lawrence M. Clark, Jr.	Director	February 16, 2021
Lawrence M. Clark, Jr.

/s/ Katherine E. Fleming	Director	February 16, 2021
Katherine E. Fleming

/s/ Anggelos Skutaris	Director	February 16, 2021
Anggelos Skutaris

/s/ Katrina Fritz	Director	February 16, 2021
Katrina Fritz